March 21, 2014
Via Overnight Courier
Euramax International, Inc.
Euramax Holdings, Inc.
Amerimax Richmond Company
303 Research Drive, Suite 400
Norcross, Georgia 30092
Attention: Mary S. Cullin

RE:	Fifth Amendment to Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement (this "Amendment")
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement dated March 18, 2011 (as at any time amended, modified, restated, or supplemented, the "Credit Agreement"), by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation ("Borrower"), EURAMAX HOLDINGS, INC., a Delaware corporation ("Holdings"), AMERIMAX RICHMOND COMPANY, an Indiana corporation ("Richmond"; Holdings and Richmond are collectively referred to herein as "Guarantors" and individually as a "Guarantor"; Borrower and Guarantors are collectively referred to herein as "Credit Parties" and individually as a "Credit Party"), REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent (together with its successors in such capacity, "Agent") for various financial institutions (together with their respective successors and permitted assigns, "Lenders") party from time to time to the Credit Agreement, and Lenders. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
Credit Parties have requested that Agent and Lenders agree to enter into this Amendment. Subject to the terms and conditions set forth herein, Agent and Lenders are willing to enter into this Amendment.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    The Credit Agreement, including each appendix thereto but excluding all exhibits thereto and schedules thereto, is hereby amended to read in its entirety as set forth on Annex A.

(b)    Credit Parties, Agent and Lenders agree that the exhibits and schedules to the Credit Agreement shall remain in existence as in effect immediately prior to giving effect to this Amendment.

2.    Conditions Precedent. The effectiveness of the amendments contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(a)    Agent shall have received an original signed counterpart to this Amendment from each Credit Party and each Lender;

(b)    Agent shall have received an original signed counterpart to an amended and restated fee letter from Borrower;

(c)    Agent shall have received an original signed counterpart to an assignment agreement from Wells Fargo Bank, National Association;

(d)    Agent shall have received an original signed second amended and restated revolving loan note by Borrower in favor of Regions Bank; and

(e)    Agent shall have received the Amendment Fee (as defined below).

3.    Ratification and Reaffirmation; Acknowledgement; and Representations and Warranties.
(a)    Each Credit Party hereby ratifies and reaffirms the Obligations, each of the Credit Documents and all of such Credit Party's covenants, duties, indebtedness and liabilities under the Credit Documents. Each Credit Party acknowledges and stipulates that the Credit Agreement and the other Credit Documents executed by such Credit Party are legal, valid and binding obligations of such Credit Party that are enforceable against such Credit Party in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Credit Party); and the security interests and Liens granted by such Credit Party in favor of Agent are duly perfected, first priority security interests and liens with respect to the ABL Priority Collateral.
(b)    Each Credit Party represents and warrants to Agent and the Lenders, to induce Agent and the Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Credit Party and this Amendment has been duly executed and delivered by such Credit Party; and all of the representations and warranties made by such Credit Party in the Credit Agreement are true and correct on and as of the date hereof.
4.    Amendment Fee; Expenses of Agent. In consideration of Agent's and Lenders' willingness to enter into this Amendment as set forth herein, Credit Parties agree to jointly and severally pay to Agent, for Regions Bank, as Lender, an amendment fee in the amount of $87,500 in immediately available funds on the date hereof (the "Amendment Fee"). Additionally, Credit Parties agree to pay, on demand, all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Credit Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable and documented costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

5.    Miscellaneous. Except as expressly set forth in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect. Each Credit Party agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
[Remainder of page intentionally left blank.]

This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties acknowledge that this Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto (but such party shall promptly deliver to Agent an original signature by overnight delivery). To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
Very truly yours,
REGIONS BANK, as Agent
("Agent")

By:/s/ Linda Harris
Linda Harris, Senior Vice President

REGIONS BANK
("Lender")

By:/s/ Linda Harris
Linda Harris, Senior Vice President
[Signature pages continue on following page.]

Fifth Amendment to Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement (Euramax)

EURAMAX INTERNATIONAL, INC.
EURAMAX HOLDINGS, INC.
AMERIMAX RICHMOND COMPANY

By:/s/ Mary S. Cullin
Mary S. Cullin, Chief Financial Officer

Fifth Amendment to Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement (Euramax)

ANNEX A
Loan Agreement
(See attached.)

AMENDED AND RESTATED SENIOR SECURED
REVOLVING CREDIT AND GUARANTY AGREEMENT

dated March 18, 2011

among

EURAMAX INTERNATIONAL, INC.
as a Borrower

EURAMAX HOLDINGS, INC.
and
AMERIMAX RICHMOND COMPANY,
as Guarantors,

VARIOUS LENDERS,

REGIONS BANK,
as Collateral and Administrative Agent,

and

REGIONS BUSINESS CAPITAL,
as Sole Lead Arranger and Bookrunner
________________________________________________________

$70,000,000 Senior Secured Credit Facilities
________________________________________________________

TABLE OF CONTENTS
Page
SECTION 1.DEFINITIONS AND INTERPRETATION    2
1.1.Definitions    2
1.2.Accounting Terms    44
1.3.Interpretation, etc    45
SECTION 2.CREDIT FACILITIES    45
2.1.Commitments    45
2.2.Revolving Commitments.    45
2.3.LC Facility.    47
(b)Participations.    49
2.4.Bank Products    52
2.5.Interest.    52
2.6.Fees    54
2.7.Reimbursement Obligations    56
2.8.Bank Charges    57
2.9.Illegality    57
2.10.Increased Costs    57
2.11.Capital Adequacy    59
2.12.Mitigation    59
2.13.Funding Losses    59
2.14.Maximum Interest    60
2.15.Loan Administration.    60
2.16.Defaulting Lender    63
2.17.Special Provisions Governing LIBOR Loans.    63
2.18.Borrower Agent    64
2.19.Loans to Constitute One General Obligation    64
2.20.Payments.    64
2.21.Payments Set Aside    67
2.22.Allocation of Payments.    67
2.23.Application of Payments and Collateral Proceeds    68
2.24.Loan Accounts; the Register; Account Stated.    68
2.25.Gross Up for Taxes    69
2.26.Withholding Tax Exemption    69
2.27.Nature and Extent of Each Borrower's Liability.    70
2.28.Term and Termination of Commitments    72
SECTION 3.CONDITIONS PRECEDENT    73
3.1.Closing Date    73
3.2.Conditions to Each Credit Extension    76
SECTION 4.REPRESENTATIONS AND WARRANTIES    77
4.1.Organization; Requisite Power and Authority; Qualification    77
4.2.Capital Stock and Ownership    77
4.3.Due Authorization    78

i

4.4.No Conflict    78
4.5.Governmental Consents    78
4.6.Binding Obligation    78
4.7.Historical Financial Statements    79
4.8.Projections    79
4.9.No Material Adverse Change    79
4.10.Adverse Proceedings, etc    79
4.11.Payment of Taxes    79
4.12.Properties    79
4.13.Environmental Matters    80
4.14.No Defaults    80
4.15.Material Contracts    81
4.16.Governmental Regulation    81
4.17.Margin Stock    81
4.18.Employee Matters    81
4.19.Employee Benefit Plans.    81
4.20.Certain Fees    82
4.21.Solvency    82
4.22.Transactions.    82
4.23.Compliance with Statutes, etc    83
4.24.Disclosure    83
4.25.PATRIOT Act    83
SECTION 5.AFFIRMATIVE COVENANTS    83
5.1.Financial Statements and Other Reports    83
5.2.Existence    87
5.3.Payment of Taxes and Claims    88
5.4.Maintenance of Properties    88
5.5.Insurance    88
5.6.Inspections; Access to Management and Information.    88
5.7.Reserved    89
5.8.Compliance with Laws    89
5.9.Environmental.    89
5.10.Subsidiaries    91
5.11.Reserved.    91
5.12.Reserved    91
5.13.Further Assurances    91
5.14.Post-Closing Covenant    92
5.15.Update Calls    92
5.16.Maintenance of Dominion Accounts and Collections of Receivables    92
SECTION 6.NEGATIVE COVENANTS    93
6.1.Indebtedness    93
6.2.Liens    95
6.3.Reserved.    97
6.4.No Further Negative Pledges    97
6.5.Restricted Junior Payments    98

- ii -

6.6.Restrictions on Subsidiary Distributions    99
6.7.Investments    100
6.8.Financial Covenants.    101
6.9.Fundamental Changes; Disposition of Assets; Acquisitions    102
6.10.Disposal of Subsidiary Interests    103
6.11.Sales and Lease Backs    103
6.12.Transactions with Shareholders and Affiliates    103
6.13.Conduct of Business    104
6.14.Permitted Activities of Holding Companies    104
6.15.Reserved.    104
6.16.Amendments or Waivers of the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Documents or Subordinated Indebtedness.    104
6.17.Fiscal Year    104
6.18.Deposit Accounts and Securities Accounts    104
SECTION 7.GUARANTY    104
7.1.Guaranty of the Obligations    104
7.2.Contribution by Guarantors    105
7.3.Payment by Guarantors    105
7.4.Liability of Guarantors Absolute    106
7.5.Waivers by Guarantors    107
7.6.Guarantors' Rights of Subrogation, Contribution, etc    108
7.7.Subordination of Other Obligations    108
7.8.Continuing Guaranty    108
7.9.Authority of Guarantors or Borrowers    109
7.10.Financial Condition of Borrowers    109
7.11.Bankruptcy, etc    109
7.12.Discharge of Guaranty Upon Sale of Guarantor    110
7.13.Reserved    110
SECTION 8.EVENTS OF DEFAULT    110
8.1.Events of Default    110
SECTION 9.AGENT    113
9.1.Appointment of Agent    113
9.2.Powers and Duties    113
9.3.General Immunity    114
9.4.Agent Entitled to Act as Lender    115
9.5.Lenders' Representations, Warranties and Acknowledgment.    115
9.6.Right to Indemnity    116
9.7.Successor Agent.    116
9.8.Collateral Documents and Guaranty; Examination Reports.    116
9.9.Ratable Sharing    118
9.10.Remittance of Payments and Collections.    118
9.11.Agent Titles    119
SECTION 10.[RESERVED.]    119
SECTION 11.MISCELLANEOUS    119
11.1.Notices    119

- iii -

11.2.Performance of Borrowers' Obligations    119
11.3.Indemnity.    119
11.4.Set Off    120
11.5.Amendments and Waivers.    120
11.6.Successors and Assigns; Participations.    122
11.7.Replacement of Certain Lenders    124
11.8.Independence of Covenants    125
11.9.Survival of Representations, Warranties and Agreements    125
11.10.No Waiver; Remedies Cumulative    126
11.11.Marshalling; Payments Set Aside    126
11.12.Severability    126
11.13.Obligations Several; Independent Nature of Lenders' Rights    126
11.14.Headings    126
11.15.APPLICABLE LAW    126
11.16.CONSENT TO JURISDICTION    126
11.17.WAIVER OF JURY TRIAL    127
11.18.Confidentiality    127
11.19.Certification Regarding Senior Secured Notes Indenture    128
11.20.Counterparts    128
11.21.Effectiveness    128
11.22.PATRIOT Act    128
11.23.Electronic Transmissions    129
11.24.Public Disclosures    129
11.25.Intercreditor Agreement    129
11.26.Amendment and Restatement.    129

- iv -

APPENDICES:    A     Revolving Commitments
B     Notice Addresses

SCHEDULES:        1.1A     Permitted Restructuring
4.1     Jurisdictions of Organization and Qualification
4.2     Capital Stock and Ownership
4.5     Governmental Consents
4.7     Audit Qualifications
4.9     Material Adverse Change
4.13     Environmental Matters
4.15     Material Contracts
6.1     Certain Indebtedness
6.2     Certain Liens
6.7     Certain Investments
6.12     Certain Affiliate Transactions

EXHIBITS:        A-1     Funding Notice
A-2    Conversion/Continuation Notice
A-3    LC Request
B    Revolving Loan Note
C    Compliance Certificate
D    Assignment Agreement
E    Counterpart Agreement
F     Closing Date Certificate
G     Pledge and Security Agreement
H    General Intercreditor Agreement
I    Borrowing Base Certificate
J    Landlord Personal Property Collateral Access Agreement
K    Corporate Credit Rating Certificate

v

AMENDED AND RESTATED SENIOR SECURED
REVOLVING CREDIT AND GUARANTY AGREEMENT
THIS AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated March 18, 2011, is entered into by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 2.18, "Euramax"); and the other "Borrowers" from time to time parties hereto (Euramax and such other "Borrowers" being referred to collectively as "Borrowers," and individually as a "Borrower"); EURAMAX HOLDINGS, INC., a Delaware corporation ("Holdings"); and AMERIMAX RICHMOND COMPANY, an Indiana corporation ("Richmond"; Holdings, Richmond and the other subsidiaries of Euramax party hereto from time to time as "Guarantors" being referred to collectively as "Guarantors," and individually as a "Guarantor"); the various financial institutions listed on the signature pages hereof (together with their respective successors and permitted assigns, the "Lenders"); REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Agent"); and REGIONS BUSINESS CAPITAL, a division of Regions Bank, as Sole Lead Arranger and Bookrunner.
RECITALS:
Euramax and certain other parties (collectively, "Existing Borrowers"), Richmond and certain other parties (collectively, "Existing Guarantors"), certain financial institutions (collectively, "Existing Lenders") and Agent are parties to that certain Senior Secured Revolving Credit and Guaranty Agreement dated as of June 29, 2009 (as at any time amended, modified, supplemented or restated, the "Existing Credit Agreement"), pursuant to which Existing Lenders made certain revolving credit loans, letters of credit and other financial accommodations available to Existing Borrowers, the repayment of which was guaranteed by Existing Guarantors.

In connection with the Existing Credit Agreement, Existing Borrowers and Existing Guarantors executed and delivered that certain Pledge and Security Agreement dated as of June 29, 2009, in favor of Agent (as at any time amended, modified, supplemented or restated, the "Existing Security Agreement"), pursuant to which Existing Borrowers and Existing Guarantors granted Agent, for the benefit of the Secured Parties, a security interest in all of the collateral described therein as security for all of the "Secured Obligations" (as defined therein).

Borrowers and Guarantors have requested that the Existing Credit Agreement be amended and restated in its entirety, to become effective and binding on Borrowers and Guarantors pursuant to the terms hereof, and Lenders (including Existing Lenders that are parties hereto) have agreed, subject to the terms of this Agreement, to amend and restate the Existing Credit Agreement in its entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which Existing Lenders that are parties hereto extended to Existing Borrowers under the Existing Credit Agreement and the commitments of new Lenders that become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement, and (b) the loans and other obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein.

Borrowers and Guarantors have also requested that the Existing Security Agreement be amended and restated in its entirety to become effective and binding on Borrowers and Guarantors pursuant to the terms of the Pledge and Security Agreement (as defined below), pursuant to which all security interests previously granted by Existing Borrowers and Existing Guarantors pursuant to the Existing Security Agreement that remain as security for the Secured Obligations (as defined therein) are renewed and continued

pursuant to the terms of the Pledge and Security Agreement, and all such security interests shall remain in full force and effect as security for the Secured Obligations (as defined therein), except as otherwise provided in the Pledge and Security Agreement and this Agreement.

Each Borrower has agreed to be jointly and severally liable for loans and all other obligations outstanding under this Agreement and to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Credit Documents.

The proceeds under the above described facility will be used to repay in full the Existing Indebtedness and to provide financing for working capital and general corporate needs.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.DEFINITIONS AND INTERPRETATION
1.1.    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
"$125,000,000 Unsecured Debt" means the Indebtedness under the $125,000,000 Unsecured Debt Agreement, the aggregate principal amount of which shall not exceed $125,000,000 (less, as of any date of determination, the amount of all principal payments made on such Indebtedness other than any principal payment made in connection with any refinancing thereof to the extent such refinancing is permitted by Section 6.1(o) of this Agreement), plus accrued interest and fees that are paid-in-kind by adding such accrued interest and fees to the principal amount thereof and costs and expenses actually incurred in connection with the enforcement or collection of the $125,000,000 Unsecured Debt, in each case, owing pursuant to the $125,000,000 Unsecured Debt Documents.
"$125,000,000 Unsecured Debt Agreement" means that certain Credit and Guaranty Agreement dated as of March 3, 2011, among Euramax, as borrower, the guarantors party thereto, the $125,000,000 Unsecured Debt Agent, and the $125,000,000 Unsecured Debt Lenders.
"$125,000,000 Unsecured Debt Documents" means collectively, the $125,000,000 Unsecured Debt Agreement and all other instruments, agreements and other documents evidencing or governing the $125,000,000 Unsecured Debt or providing for any guarantee or other right in respect thereof.
"$125,000,000 Unsecured Debt Agent" means a Person acting as administrative agent in respect of the $125,000,000 Unsecured Debt or under any amendment, restatement, supplement, replacement or refinancing thereof.
"$125,000,000 Unsecured Debt Lender" means each holder of $125,000,000 Unsecured Debt party from time to time to the $125,000,000 Unsecured Debt Agreement.
"ABL Priority Collateral" as defined in the Intercreditor Agreement.
"Account Debtor" means a Person who is or becomes obligated under or on account of an Account, Chattel Paper or General Intangible.
"Accounts Payable Report" means a report listing (A) all of Borrowers' accounts payable, (B) the number of days which have elapsed since the original date of invoice of such accounts payable, (C) the name and address of each Person to whom such accounts payable are owed, and (D) such other detail as Agent or Co-Collateral Agent may request.
"Accounts Receivable Report" means a report in form and substance satisfactory to Agent listing (A) all Accounts of Borrowers as of the last Business Day of the applicable month (or such other date as required by Agent) (B) the amount and age of each Account on an original invoice (if available) and due date aging basis, (C) the name and mailing address of each Account Debtor, (D) all Accounts that do not constitute Eligible Accounts, and (E) such other information as Agent may require.
"Adverse Proceeding" means any claim, litigation, demand, action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Euramax, any Borrower or any of their Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or by any other Person, whether pending or, to the knowledge of any Borrower or any of their Subsidiaries, threatened against or affecting any Borrower or any of their Subsidiaries or any property of any Borrower or any of their Subsidiaries.
"Affected Lender" as defined in Section 11.7.
"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
"Agent" means each of Agent and its sub-agents.
"Agent Indemnitees" as defined in Section 9.6.
"Aggregate Payments" as defined in Section 7.2.
"Agreement" means this Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement dated as of the date hereof, as it may be amended, supplemented or otherwise modified from time to time.
"Applicable Margin" means an amount determined as follows:
(a)    For the period commencing on March __, 2014, and ending on (and including) June 27, 2014, as to any Revolving Loan, or portion thereof, that is a LIBOR Loan or an LIR Loan, 2.25%, and as to any Revolving Loan, or portion thereof, that is a Base Rate Loan, 1.25%; and
(b)    Thereafter, an amount determined from time to time on each Determination Date (as defined below and commencing with the first Determination Date occurring after June 27, 2014) by reference to the following table and corresponding to the Average Excess Availability Percentage for the most recently ended fiscal quarter:

		For Revolving Loans
	Average Excess Availability Percentage	LIR	LIBOR	Base Rate
Level I	> 67%	1.75%	1.75%	1.00%
Level II	> 33% but < 67%	2.00%	2.00%	1.00%
Level III	< 33%	2.25%	2.25%	1.25%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis as of each Determination Date (as defined below), according to the Average Excess Availability Percentage as determined by Agent based on the Borrowing Base Certificates delivered by Borrowers and accepted by Agent pursuant to Section 5.1(s). Except as otherwise provided in this paragraph, any increase or reduction in the Applicable Margin provided for herein shall be effective on each Determination Date. Without limiting Agent's or the Requisite Lenders' rights to invoke the Default Rate set forth in Section 2.5(e), if (i) the applicable Borrowing Base Certificate to calculate the Average Excess Availability Percentage is not received by Agent by the date required pursuant to Section 5.1, or (ii) an Event of Default occurs and Agent or the Requisite Lenders so elect, then, in each case, the Applicable Margin shall be at Level III until such time as such Borrowing Base Certificate is received and any Event of Default (whether resulting from a failure to timely deliver such Borrowing Base Certificate or otherwise) is waived in writing by Agent. As used herein, "Determination Date" means the first day of the first fiscal month after the date on which Borrowers provide the applicable Borrowing Base Certificate, for March, June, September, and December of each year.
In the event that any Borrowing Base Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Agent a correct certificate for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be determined by reference to such certificate, and (iii) Borrowers shall promptly pay Agent for the ratable benefit of Lenders, ON DEMAND, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent in accordance with the terms hereof.
"Applicable Seasonal Overadvance Amount" means, (a) on any date during a Seasonal Overadvance Period, (i) if the Seasonal Overadvance (Type A) Amount is greater than $0, the Seasonal Overadvance (Type A) Amount, (ii) if the Seasonal Overadvance (Type A) Amount is equal to $0 but the Seasonal Overadvance (Type B) Amount is greater than $0, the Seasonal Overadvance (Type B) Amount, (iii) if the Seasonal Overadvance (Type A) Amount and the Seasonal Overadvance (Type B) Amount are both equal to $0 but the Seasonal Overadvance (Type C) Amount is greater than $0, the Seasonal Overadvance (Type C) Amount, and (b) on any date that is not during a Seasonal Overadvance Period, or as of which the Seasonal Overadvance (Type A) Amount, Seasonal Overadvance (Type B) Amount and Seasonal Overadvance (Type C) Amount are all equal to $0, an amount equal to $0; provided, that, notwithstanding anything to the contrary contained in this Agreement, Borrower Agent may periodically reduce the Seasonal Overadvance (Type A) Amount, the Seasonal Overadvance (Type B) Amount, the Seasonal Overadvance (Type C) Amount, or any of them, to $0 by expressly requesting such a reduction in writing, and any such amount shall remain equal to $0 until Borrower Agent has delivered a new Seasonal Overadvance Notice to Agent.
"Applicable Seasonal Overadvance Conditions" means (a) with respect to the Seasonal Overadvance (Type A) Amount, the Seasonal Overadvance (Type A) Conditions, (b) with respect to the Seasonal Overadvance (Type B) Amount, the Seasonal Overadvance (Type B) Conditions, and (c) with respect to the Seasonal Overadvance (Type C) Amount, the Seasonal Overadvance (Type C) Conditions.
"Asset Sale" means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than, (1) by any Borrower to any Guarantor, (2) among Foreign Subsidiaries and Excluded Domestic Subsidiaries, (3) by any Foreign Subsidiary or any Excluded Domestic Subsidiary to any Borrower or any Guarantor, and (4) by any Guarantor to any Borrower, but to the extent that such transfers referenced in clause (1) above are not made in the Ordinary Course of Business, subject to Agent's receipt prior to the date of such transfer of an updated Borrowing Base Certificate that reflects that no Out-of-Formula Condition exists or would exist after giving effect to such transfer), in one transaction or a series of transactions, of all or any part of any Borrower's or any of their Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Euramax's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the Ordinary Course of Business (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) any issuance of Capital Stock by any Subsidiary of Euramax to Euramax or another Credit Party, (iii) sales or other dispositions of cash or Cash Equivalents, (iv) the licensing or sub-licensing of intellectual property in the Ordinary Course of Business or consistent with past practice, (v) sales of other assets for aggregate consideration of less than $100,000 with respect to any transaction or series of related transactions, (vi) sales of accounts receivable, or participations therein, by a Foreign Subsidiary, and any related assets, pursuant to a Permitted Receivables Financing, and (vii) the settlement or discount of past-due accounts receivable that do not constitute Eligible Accounts in the Ordinary Course of Business.

"Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Agent.
"Assignment Effective Date" as defined in Section 11.6(b).
"Authorized Officer" means, as applied to any Person, any individual holding the position of director, managing director, chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.
"Average Excess Availability" means, for any period, (a) the sum of the amount of Excess Availability for each day of such period, divided by (b) the number of days in such period; provided, that, in determining Average Excess Availability, clause (c) of the definition of "Borrowing Base" shall not be included for purposes of calculating Excess Availability under this definition.
"Average Excess Availability Percentage" means, for any period, the Average Excess Availability for such period, divided by the Average Working Capital Obligations for such period.
"Average Working Capital Obligations" means, for any period, (a) the sum of the amount of the Working Capital Obligations for each day of such period, divided by (b) the number of days in such period.
"Bank Products" means all bank, banking, financial, and other similar or related products and services, including, without limitation, (a) merchant card services, credit or stored value cards, and corporate purchasing cards; (b) cash management or related services, including, without limitation, the automated clearinghouse transfers of funds and any other ACH services, remote deposit capture services, account reconciliation services, lockbox services, depository and checking services, Deposit Accounts, securities accounts, controlled disbursement services, and wire transfer services; (c) bankers' acceptances, drafts, letters of credit (and the issuance, amendment, renewal, or extension thereof), documentary services, foreign currency exchange services; and (d) Hedge Agreements.
"Banking Relationship Debt" means Indebtedness or other obligations of a Credit Party to Regions (or any Affiliate of Regions) or any other Lender or any Affiliate of any other Lender arising out of or relating to Bank Products, including Secured Hedging Obligations.
"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greatest of (a) the Federal Funds Rate in effect on such day plus ½ of 1%; (b) the Prime Rate in effect on such day; and (c) LIBOR for an interest period of one-month plus 1%, as determined on such day or, if such day is not a Business Day, on the immediately preceding Business Day.  If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable, after due inquiry, to ascertain the Federal Funds Rate for any reason, including the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively, automatically and without notice to any Person.
"Base Rate Loan" means a Loan denominated in Dollars bearing interest at a rate determined by reference to the Base Rate.
"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
"Beneficiary" means each Agent, Issuer, Lender and Lender Counterparty.
"Borrower Agent" shall have the meaning set forth in Section 2.18 of this Agreement.
"Borrowers" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.
"Borrowing Base" means, on any date of determination, an amount equal to:
(a)    85% of the total amount of Eligible Accounts, plus
(b)    the least of (i) 70% (or such lesser percentage as Agent or Agent and Co-Collateral Agent collectively may determine from time to time in their Credit Judgment) of the total amount of Eligible Inventory, (ii) 85% of the NOLV of Eligible Inventory, and (iii) except when the Applicable Seasonal Overadvance Amount is being determined based upon the Seasonal Overadvance (Type B) Amount or the Seasonal Overadvance (Type C) Amount, the amount that is equal to one and one-half (1.5) multiplied by the amount of availability created under clause (a) of this definition of Borrowing Base; plus
(c)    during any Seasonal Overadvance Period and subject to the satisfaction of the Applicable Seasonal Overadvance Conditions, the Applicable Seasonal Overadvance Amount; minus
(d)    any Reserves.
"Borrowing Base Certificate" means a completed borrowing base certificate in the form of Exhibit I, attached hereto and made a part hereof, which shall be certified by Borrowers' chief financial officer, president or treasurer to be accurate and complete and in compliance with the terms of the Credit Documents, and to which Borrowers shall attach an Accounts Receivables Report, an Inventory Report, an Accounts Payable Report, and each other report as Agent in its sole discretion (or Agent and Co-Collateral Agent collectively in their sole discretion) may from time to time require, each of which is prepared with respect to such periods and with respect to such information and reporting as Agent (or Agent and Co-Collateral Agent collectively) may request.

"Business Day" means any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Alabama and the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.
"Capital Expenditures" means, with respect to any Person, expenditures made or liabilities incurred by such Person for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.
"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.
"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
"Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.
"Cash" means money, currency or a credit balance in any demand or Deposit Account.
"Cash Collateral" means cash, and any interest or other income earned thereon, that is deposited with Agent in accordance with this Agreement for the Pro Rata benefit of Lenders to Cash Collateralize any LC Obligations or other Obligations.
"Cash Collateral Account" means a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent's name and subject to Agent's Liens.
"Cash Collateralize" means, with respect to LC Obligations arising from Letters of Credit outstanding on any date or Banking Relationship Debt on such date, the deposit with Agent of immediately available funds into the Cash Collateral Account in an amount equal to 105% of the sum of the aggregate Undrawn Amounts of such Letters of Credit, all other LC Obligations, and all related fees and other amounts due or to become due in connection with such LC Obligations and 100% of all Banking Relationship Debt.
"Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed by the United States government or (b) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A‑1 from S&P or at least P‑1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A‑1 from S&P or at least P‑1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances (or, in the case of Foreign Subsidiaries, the foreign equivalent) maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the law of the relevant jurisdiction or any political subdivision thereof that has combined capital and surplus and undivided profits in excess of the Foreign Currency Equivalent of $100,000,000); (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) or (ii) above and entered into with any commercial bank satisfying the requirements of clause (iv) above; provided, that in the case of any Investment by a Foreign Subsidiary, "Cash Equivalents" shall also include: (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (B) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (C) shares of money market mutual or similar funds that invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).
"Cash Interest Expense" means, for any period, Interest Expense for such period, excluding any amount not payable in Cash.
"Cash Management Agreements" means any agreement entered into from time to time between any Borrower or any of its Subsidiaries, on the one hand, and Regions or any Affiliate of Regions or any Lender or any Affiliate of any Lender, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.
"Change of Control" means the occurrence of any of the following:
(i)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings, Euramax, and Euramax's Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;
(ii)    any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act, except that in no event shall the parties to the Stockholders Agreement be deemed a "group" solely by virtue of being parties to the Stockholders Agreement as in effect on the date hereof), other than Holdings, one or more Permitted Holders, or a Permitted Group (A) has become the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the voting stock of Holdings or (B) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings or Euramax;
(iii)    the first day on which a majority of the members of the board of directors of Holdings or are not Continuing Directors;

(iv)    a "Change of Control" shall have occurred under the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Agreement, the Second Lien Documents (if any), or the Subordinated Lien Documents (if any);
(v)    Holdings shall cease to Beneficially Own and control 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of Euramax; or
(vi)    Euramax shall cease to Beneficially Own and control directly or indirectly (through a wholly-owned Subsidiary of Euramax that is a Guarantor) 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of each other Borrower;
provided, however, that a transaction in which Holdings becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (a) the shareholders of Holdings immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of Holdings, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than such other Person (but including the holders of the Capital Stock of such other Person), Beneficially Owns, directly or indirectly through one or more intermediaries, more than 35% of the voting power of the outstanding voting stock of Holdings; and provided, further, however, that any transaction in which Euramax remains a wholly-owned Subsidiary of Holdings, but one or more intermediate holding companies between Holdings and Euramax are added, liquidated, merged or consolidated out of existence, shall not constitute a Change of Control so long as any such intermediate holding companies added agree to be bound by the provisions of Section 6.14 of this Agreement. A person or group shall not be deemed to have Beneficial Ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.
"Closing Date" means the date on which the initial Loans are made under this Agreement.
"Closing Date Certificate" means a Closing Date Certificate substantially in the form of Exhibit F.
"Co-Collateral Agent" means a co-collateral agent, if any, approved by Agent after the Closing Date.
"Collateral" means, collectively, all of the personal property in which Liens are purported to be granted pursuant to the Pledge and Security Agreement as security for all or part of the Obligations.
"Collateral Documents" means the Pledge and Security Agreement, the Third Party Agreements, the Control Agreements, the Intercreditor Agreement, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Agent, for the benefit of Lenders, a Lien on any personal property of that Credit Party that constitutes Collateral as security for all or part of the Obligations.
"Collections Account" means any Dominion Account maintained by Borrowers with Regions to which (a) all monies from time to time deposited to any other Dominion Accounts shall be transferred daily and (b) collections, deposits, and other payments on or with respect to Collateral may be made pursuant to the terms hereof.
"Commitment" means any Revolving Commitment.

"Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Agent.
"Consolidated Adjusted EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(a)    provision for taxes based on income or profits or capital gains of such Person and its Subsidiaries for such period, including without limitation state, franchise and similar taxes and foreign withholding taxes of such Person and its Subsidiaries paid or accrued during such period, to the extent that such provision for taxes or payment was deducted in computing such Consolidated Net Income; plus
(b)    the Consolidated Interest Expense of such Person and its Subsidiaries for such period (including, without limitation (x) non-cash losses attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, and (y) costs of surety bonds in connection with financing activities), to the extent that any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus
(c)    depreciation and amortization of such Person and its Subsidiaries for such period to the extent that such depreciation or amortization was deducted in computing such Consolidated Net Income; plus
(d)    any other non-cash expenses or charges, including any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); plus
(e)    the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; minus
(f)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business (including, without limitation, non-cash gains attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), plus
(g)    any extraordinary gain or loss, and any unusual or non-recurring charges (including severance, relocation costs and one-time compensation charges and including restructuring charges or reserves including costs related to closure of facilities) during any period in which such items are included in calculations of the Consolidated Net Income in an aggregate amount not to exceed 5.0% (or, solely for purposes of determining compliance with Sections 6.8(a) and 6.8(b), 10.0%) of the amount of Consolidated Adjusted EBITDA for such period prior to the adjustment provided for in this clause (g) as determined in such period, in each case, on a consolidated basis and determined in accordance with GAAP,
"Consolidated Borrowers" means the Borrowers, consolidated in accordance with GAAP.
"Consolidated Capital Expenditures" means, with respect to any Person for any period, the aggregate of all Capital Expenditures of such Person and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of such Person and its Subsidiaries other than expenses in connection with Permitted Acquisitions.

"Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent deducted (and not added back) in computing Consolidated Net Income, including, without limitation or duplication, the sum of the following:

(a)     amortization of original issue discount,

(b)     non-cash interest payments (but excluding any non-cash gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP),

(c)     the interest component of any deferred payment obligations,

(d)     the interest component of all payments associated with Capital Lease Obligations,

(e)     imputed interest with respect to the present value of net rental payments during the remaining term of the lease included in a sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended,

(f)     commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and

(g) net of the effect of all payments made or received pursuant to interest rate Hedging Obligations, but in each case excluding (v) accretion of accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment or other financing fees.

"Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(a)    the Net Income of any Person, other than the specified Person, that is not a Subsidiary of the specified Person or that is accounted for by the equity method of accounting shall not be included, except that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are paid in cash (or to the extent converted into cash) or Cash Equivalents (as defined in the Security Agreement) to the specified Person or a Subsidiary thereof during such period;
(b)    the income of any Subsidiary of such Person, to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, shall, in each case, be excluded;
(c)    any amortization of fees or expenses that have been capitalized shall be excluded;
(d)    non-cash components of expense or income relating to employee benefit or management compensation plans of Borrowers or any Subsidiary thereof or any non-cash pension expenses or non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards for the benefit of the members of the Board of Directors of Holdings, any direct or indirect parent of

Euramax, or Euramax or officers or employees of Holdings, any direct or indirect parent of Euramax, or Euramax and its Subsidiaries shall be excluded;
(e)    any non-cash restructuring charges shall be excluded;
(f)    any non-cash gain or non-cash loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of such Person or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or (c) the extinguishment of any Indebtedness or Hedging Obligations or other derivative instruments of such Person or any of its Restricted Subsidiaries, shall, in each case, be excluded;
(g)    any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall, in each case, be excluded;
(h)    non-recurring fees, costs and expenses incurred by Euramax or any of its Subsidiaries during any period and to the extent reducing Consolidated Net Income for such period in connection with a Permitted Acquisition, which fees, costs and expenses are incurred and are required to be paid or accounted for within 90 days of the consummation of the Permitted Acquisition and shall not exceed 2% of the total consideration paid in connection with such Permitted Acquisition for such period plus the amount of any extinguishment premiums paid in connection with the repayment or retirement of existing Indebtedness of the acquired Person in connection with such Permitted Acquisition, shall, in each case, be excluded;
(i)    any non-recurring expenses or charges incurred in connection with any issuance of Indebtedness, equity securities or any refinancing transaction (including those expenses or charges incurred in connection with the Transactions), shall be excluded;
(j)    any gain or loss realized upon the termination of any employee benefit plan together with any related provision for taxes (or the tax effect of any such termination) shall be excluded;
(k)    gains or losses resulting from the translation into U.S. dollars of long term intercompany obligations shall, in each case, be excluded;
(l)    the amortization of any premiums, fees or expenses incurred in connection with any Permitted Acquisition by Euramax or any of its Subsidiaries of assets or Capital Stock, or any amounts required or permitted by Statements of Financial Accounting Standards Nos. 141(R) (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with such Permitted Acquisition) and 142 (including, without limitation, non-cash charges relating to intangibles and goodwill) to be recorded on Euramax's consolidated balance sheet, in each case in connection with such Permitted Acquisition shall, in each case, be excluded; and
(m)     the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries shall, in each case, be excluded.
"Continuing Directors" means, as of any date of determination, any member of the board of directors of Euramax or Holdings, as the case may be, who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
"Contractual Obligation" means, as applied to any Person, any provision of any Securities issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

"Contributing Guarantors" as defined in Section 7.2.
"Control Agreements" means each control agreement executed and delivered by Agent for the benefit of the Secured Parties, a securities intermediary or depositary bank and the applicable Credit Party on the Closing Date and each control agreement to be executed and delivered by Agent, a securities intermediary or depositary bank and the applicable Credit Party pursuant to the terms of the Pledge and Security Agreement in form and substance reasonably satisfactory to Agent.
"Controlled Disbursement Account" means a demand deposit account maintained by Borrowers at Regions as to which proceeds of Loans may be transferred from time to time.
"Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
"Conversion/Continuation Notice" means, a Conversion/Continuation Notice substantially in the form of Exhibit A-2, with such amendments or modifications as may be approved by Agent.
"Corporate Credit Rating Certificate" means a certificate substantially in the form of Exhibit K, duly completed by Borrower Agent, with such amendments or modifications as may be approved by Agent.
"Counterpart Agreement" means a Counterpart Agreement substantially in the form of Exhibit E delivered by a Credit Party pursuant to Section 5.10, with such amendments or modifications as may be approved by Agent.
"Credit Date" means the date of a Credit Extension.
"Credit Document" means any of this Agreement, the Notes, if any, the Fee Letter, the Collateral Documents, any documents or certificates executed by any Borrower in favor of Issuer relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuer or any Lender in connection herewith (in each case as such other documents, instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time).
"Credit Extension" means the making of a Loan or the issuing of a Letter of Credit.
"Credit Judgment" means Agent's (or when such term is used in this Agreement with respect to Co-Collateral Agent also, Co-Collateral Agent's) judgment exercised in a manner consistent with its customary practices or otherwise in good faith, based upon its consideration of any factor that it believes (i) will or could reasonably be expected to affect adversely the quantity, quality, mix or value of any Collateral, the enforceability or priority of Agent's Liens thereon or the amount that Agent and Lenders would be likely to receive (after taking into account delays in the payment and estimated costs of enforcement) in the collection of the Accounts or liquidation of any of the Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Credit Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of any Insolvency Proceeding involving any Credit Party; or (iv) creates or reasonably could be expected to create or result in a Default or Event of Default. In exercising such judgment, Agent and Co-Collateral Agent may consider such factors already included in or tested by the definitions of Eligible Accounts or Eligible Inventory, as well as any of the following: (a) the financial and business climate of Borrowers' industry; (b) changes in collection history and dilution with respect to the Accounts; (c) changes in demand for, or market pricing or cost of, any Inventory; (d) material changes in any concentration risks with respect to Accounts or Inventory; (e) any of the factors that could materially increase the credit risk of lending to Borrowers on the security of the Collateral; and (f) constitutes a restriction under the Intercreditor Agreement on Agent's and Lenders' ability to make advances hereunder, realize on the Collateral or otherwise obtain Full Payment of the Obligations.
"Credit Party" means each Person (other than any Agent, Issuer or any Lender or any other representative thereof), from time to time party to a Credit Document and their respective successors and assigns, including any Borrower or any Guarantor, but excluding any Foreign Subsidiary of a Credit Party.
"Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrowers' operations and not for speculative purposes.
"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
"Default Rate" means on any date, a rate per annum that is equal to (i) in the case of each Revolving Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Loans on such date, and (ii) in the case of any of the other Obligations outstanding on such date, 2.0% in excess of the rate in effect on such date otherwise applicable to Base Rate Loans.
"Defaulting Lender" as defined in Section 2.16.
"Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
"Disqualified Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or before the date that is six months following the Revolving Commitment Termination Date.
"Dollars" and the sign "$" mean the lawful money of the United States of America.
"Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.
"Dominion Account" means any Deposit Account maintained by a Borrower with Regions (or other depository institution acceptable to Agent, which depository institution shall have executed and delivered to Agent a Control Agreement with respect to such Deposit Account) to which collections, deposits, and other payments on or with respect to Collateral may be made pursuant to the terms hereof and to which only Agent shall have access to withdraw or otherwise direct the disposition of funds on deposit therein.
"E-Fax" means any system used to receive or transmit faxes electronically.
"Electronic Transmission" means each document, instruction, authorization, file, information and any other communication transmitted or otherwise made or communicated by e-mail or E-Fax.

"Eligible Accounts" means all of Borrowers' Accounts (valued at the face amount of such invoice, minus the maximum discounts, credits, and allowances which may be taken by Account Debtors on such Accounts, and net of any sales tax, finance charges, or late payment charges included in the amount invoiced) created or acquired by Borrowers and arising from the sale of Inventory or, to the extent approved by Agent and Co-Collateral Agent, the rendering of services, in each case, in Borrowers' Ordinary Course of Business, but excluding (without duplication), Accounts:
(a)    which are not denominated in Dollars;
(b)    which are not evidenced by a paper invoice or an electronic equivalent;
(c)    over which Agent does not have a duly perfected, first-priority Lien or which, by contract, subrogation, mechanics' lien laws, or otherwise, are subject to claims by Borrowers' creditors or other third parties (except the Lien of Senior Secured Notes Indenture Trustee or Subordinated Lien Collateral Trustee to the extent permitted by the Intercreditor Agreement) or which are owed by Account Debtors as to whom any creditor of Borrowers (including any bonding company) has lien or retainage rights;
(d)    as to which any representation, warranty, or covenant herein relating thereto shall be untrue, misleading, or in default in any material respect;
(e)    outstanding for longer than (i) ninety (90) days from original invoice date (or to the extent that such invoice aging is not available, accounts with invoice terms greater than thirty (30) days) or (ii) sixty (60) days from the original due date, whichever is shorter;
(f)    owed by any Account Debtor if more than 25% of the Accounts owed by such Account Debtor to Borrowers are deemed ineligible pursuant to clause (e);
(g)    owed by any of Borrowers' Affiliates;
(h)    owed by any of Borrowers' creditors, but only to the extent of Borrowers' Indebtedness to such creditors, unless such creditor has executed in favor of Agent a non-offset agreement in form and substance satisfactory to Agent in all respects;
(i)    which the Account Debtor disputes the liability therefor or are otherwise in dispute or are subject to any counterclaim, contra-account, volume rebate, buy-back arrangement, contractual warranty, cooperative advertising allowance, deposit, or offset, but only to the extent thereof;
(j)    owing by any Account Debtor (and such Account Debtor's Affiliates) whose aggregate Accounts exceed (i) with respect to Lowe's Companies Inc., 20% of the total of Borrowers' Accounts, (ii) with respect to The Home Depot, Inc., 25% of the total of Borrowers' Accounts, and (iii) with respect to all other Account Debtors, 10% of the total of Borrowers' Accounts, but only in each case to the extent of such excess;
(k)    owing by any Account Debtor which is subject to any proceeding of the types described in Section 8.1(f) or (g);
(l)    arising from a sale on a bill-and-hold, progress billing, guaranteed sale, sale-or-return, sale-on-approval, consignment, or similar basis or due from any credit or charge card company or any credit or charge card processor, servicer, or administrator;

(m)    owed by an Account Debtor which (i) is a Sanctioned Person or (ii) is located outside of the United States of America, unless (A) such Account Debtor is located in Canada, the applicable Accounts of such Account Debtor are denominated in Dollars and the aggregate amount of Accounts of all Canadian Account Debtors whose Accounts are included in the Borrowing Base shall not exceed $1,000,000 or (B) Agent, in its sole and absolute discretion, agrees to allow such Account to be an Eligible Account on terms and conditions satisfactory to Agent in its sole and absolute discretion;
(n)    owed by the United States of America or any other Governmental Authority unless the applicable Borrower shall have complied with all applicable Federal and state assignment of claims laws as required by Agent;
(o)    (i) as to which the goods or services giving rise to such Account (A) have not been delivered or provided to, and accepted by, the Account Debtor, (B) are subject to repurchase or have been returned, rejected, repossessed, lost, or damaged, or (C) have not been completely performed, as applicable, or (ii) which do not represent a final sale;
(p)    evidenced by a note or other Instrument or Chattel Paper or which have been reduced to judgment;
(q)    owed by an Account Debtor which is located in a jurisdiction where the applicable Borrower is required to qualify to transact business or to file reports, unless such Borrower has so qualified or filed; and
(r)    which Agent deems, in its Credit Judgment (or Agent and Co-Collateral Agent collectively deem in their Credit Judgment), to be ineligible; provided, that if and when Agent determines (or Agent and Co-Collateral Agent collectively determine) that an Account is ineligible under this clause (r) and the designation of such Account as ineligible would cause a payment obligation under Section 2.20(b)(i)(C), then Agent shall give Borrower Agent two (2) Business Days prior written notice of the exclusion of such Account from the Borrowing Base; provided, further that if and when Agent determines that an Account is ineligible under this clause (r), Agent shall notify Co-Collateral Agent thereafter of the exclusion of such Account from the Borrowing Base.
"Eligible Assignee" means (i) any Lender or any Affiliate of any Lender, and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course; provided, (i) neither Euramax nor Holdings nor any Affiliate of Euramax or Holdings shall be an Eligible Assignee and (ii) neither any Senior Secured Noteholder nor any $125,000,000 Unsecured Debt Lender shall be an Eligible Assignee.
"Eligible Inventory" means all Inventory acquired by Borrowers in the ordinary course of business as presently conducted consisting of raw materials, coil, and finished goods which Agent and Co-Collateral Agent have determined to be eligible for credit extensions hereunder, valued at the lower of cost or market on a first-in, first-out basis, but excluding, however, in any event, any such Inventory:
(a)    over which Agent does not have a duly perfected, first-priority Lien or which is subject to any Lien other than (i) Agent's Lien, (ii) the Lien of Senior Secured Notes Indenture Trustee or Subordinated Lien Collateral Trustee to the extent permitted by the Intercreditor Agreement and (iii) any statutory Lien for ad valorem taxes which are not yet due and payable;

(b)    as to which any representation, warranty, or covenant herein relating thereto shall be untrue, misleading, or in default in any material respect; provided, however, that this clause (b) shall not (i) be deemed a waiver by Agent or the Requisite Lenders of any Default or Event of Default which occurs under this Agreement or any other Credit Document as a result of any such representation, warranty, or covenant being untrue or misleading, or in default or (ii) limit the ability of Agent (or Agent and Co-Collateral Agent collectively) to institute Reserves in connection therewith to the extent provided in this Agreement; provided, that, with respect to any Inventory that is excluded from Eligible Inventory under this clause (b), Agent will not both institute such Reserve and exclude such Inventory from Eligible Inventory;
(c)    which is not in good and saleable condition;
(d)    which is on consignment (i.e., where a Borrower is the consignee) from any seller, vendor, or supplier or subject to any agreement whereby the seller, vendor, or supplier has retained any title to such Inventory or the right to repurchase such Inventory;
(e)    which is on consignment (i.e., where a Borrower is the consignor) to any other Person;
(f)    which constitutes returned, repossessed, damaged, defective, obsolete, or slow-moving goods, as determined by Agent;
(g)    which is subject to a negotiable Document;
(h)    which is subject to any license or agreement with any Third Party that limits or restricts Borrower's or Agent's right to sell or otherwise dispose of such Inventory (unless such Third Party has entered into a Third Party Agreement);
(i)    which is not located at a Permitted Location in the Continental U.S.;
(j)    which is located at a Permitted Location with respect to which, if not owned and controlled by a Borrower, Agent has not received from the Person owning, or in control of, such property a Third Party Agreement (unless a Reserve is imposed therefor in an amount determined by Agent in its sole and absolute discretion);
(k)    which constitutes Inventory-in-transit;
(l)    which consists of any work-in-process, packaging materials, supplies, catalogs, or promotional materials; or
(m)    which Agent otherwise in its Credit Judgment deems (or Agent and Co-Collateral Agent otherwise in their Credit Judgment deem) to not be Eligible Inventory; provided, that if and when Agent determines (or Agent and Co-Collateral Agent collectively determine) that any Inventory is ineligible under this clause (m) and the designation of such Inventory as ineligible would cause a payment obligation under Section 2.2(b)(i), then Agent shall give Borrower Agent two (2) Business Days prior notice of the exclusion of such Inventory from the Borrowing Base; provided, further that if and when Agent determines that any Inventory is ineligible under this clause (m), Agent shall notify Co-Collateral Agent thereafter of the exclusion of such Inventory from the Borrowing Base.
"Employee Benefit Plan" means "an employee benefit plan" excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code which is or was sponsored, maintained or contributed to by, or required to be contributed by, Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates.
"Enforcement Action" means action taken or to be taken by Agent, during any period that an Event of Default exists, to enforce collection of the Obligations or to realize upon the Collateral (whether by judicial action, under power of sale, by self-help repossession, by notification to Account Debtors, or by exercise of rights of setoff or recoupment).
"Environmental Claim" means any Adverse Proceeding, notice, notice of violation, liability, loss, decree, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
"Environmental Laws" means any and all current or future foreign or domestic, supranational, national, federal, state, provincial or local (or any subdivision) statutes, laws, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities, including any common law, relating to (i) any Hazardous Materials Activity; (ii) the protection of the environment, including any natural resources, (iii) the Release, threatened Release, generation, use, storage, transportation, handling, or disposal of, or exposure to, Hazardous Materials; or (iv) occupational safety and health, industrial hygiene, in any manner applicable to Euramax or any of its Subsidiaries or any Facility.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
"ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Euramax or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Euramax or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Euramax or such Subsidiary and with respect to liabilities arising after such period for which Euramax or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
"ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Employee Benefit Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Employee Benefit Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430 of the Internal Revenue Code with respect to any Employee Benefit Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Employee Benefit Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates from any

Employee Benefit Plan with two or more contributing sponsors or the termination of any such Employee Benefit Plan resulting in liability to Euramax, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Employee Benefit Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan; (vi) the imposition of liability on Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan, or against Euramax, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 436(f) or 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Employee Benefit Plan or (xii) for purposes of Section 5.2(h) only, any event with respect to any Foreign Plan which is similar to any event described in any of subsections (i) through (xi) hereof.
"E-Signature" means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
"Euro" and "€" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in legislative measures of the European Union for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of the Economic and Monetary Union as contemplated in the Treaty on European Union.
"Event of Default" means each of the conditions or events set forth in Section 8.1.
"Excess Availability" means, at any time of determination, the amount by which (a) the lesser of (i) the Borrowing Base and (ii) the Revolving Commitment exceeds (b) the Working Capital Obligations.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
"Excluded Domestic Subsidiaries" means (a) New US LLC 1 and New US LLC 2, (b) any Subsidiary of a Foreign Subsidiary, and (c) any Domestic Subsidiary that is not wholly-owned by Euramax or any of its wholly-owned Subsidiaries.
"Exempt Deposit Accounts" as defined in the Pledge and Security Agreement.

"Existing Indebtedness" means the Indebtedness and other obligations outstanding under the Term Loan Documents, including the Term Loan Debt.
"Extraordinary Expenses" means all costs, expenses, fees (including fees incurred to attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained Agent or any Affiliate by Agent) or advances that Agent or any Lender may suffer or incur during any period that an Event of Default exists, or during the pendency of an Insolvency Proceeding of an Credit Party, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) any action, suit, litigation, arbitration, contest or other judicial or non-judicial proceeding (whether instituted by or against Agent, any Lender, any Credit Party, any representative of creditors of any Credit Party or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection, priority or avoidability of Agent's Liens with respect to any of the Collateral), any of the Credit Documents or the validity, allowance or amount of any of the Obligations, including any lender liability or other claims asserted against Agent or any Lender; (iii) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (iv) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (v) the collection or enforcement of any of the Obligations, whether by Enforcement Action or otherwise; (vi) the negotiation, documentation, and closing of any amendment, waiver, restructuring or forbearance agreement with respect to the Credit Documents or Obligations; (vii) amounts advanced by Agent pursuant to Section 11.2; or (viii) the enforcement of any of the provisions of any of the Credit Documents. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Borrower or independent contractors in liquidating any Collateral, travel expenses, fees for field examinations and all other fees and expenses payable or reimbursable by Borrowers or any other Credit Party under any of the Credit Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Credit Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent or any Lender (other than those employees conducting field exams for Agent or any Lenders).
"Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Euramax or any of its Subsidiaries or any of their respective predecessors.
"Fair Share" as defined in Section 7.2.
"Fair Share Contribution Amount" as defined in Section 7.2.
"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, including any regulation, or official interpretation thereof.
"Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Birmingham, Alabama time) for such day on such transactions received by Regions from 3 federal funds brokers of recognized standing selected by it in its discretion.
"Fee Letter" means the amended and restated fee letter agreement dated March __, 2014, between Agent, for its sole account, and Borrowers.
"Financial Covenant Testing Period" means if Excess Availability is less than 12.5% of the lesser of (a) the Borrowing Base and (b) the aggregate amount of the Commitments at any time, the period commencing on the last day of the immediately preceding fiscal month with respect to which financial statements were due hereunder prior to such occurrence, and continuing on the last day of each fiscal month thereafter until such time as Excess Availability is equal to or greater than 12.5% of the lesser of (a) the Borrowing Base and (b) the aggregate amount of the Commitments. In determining whether a Financial Covenant Testing Period exists, clause (c) of the definition of "Borrowing Base" shall not be included for purposes of calculating the Borrowing Base under this definition.
"Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Euramax that such financial statements fairly present, in all material respects, the financial condition of Euramax and its Subsidiaries, and of the Consolidated Borrowers, as applicable, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
"Financial Plan" as defined in Section 5.1(i).
"First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Liens that are subordinate to such Lien.
"Fiscal Quarter" means a fiscal quarter of any Fiscal Year.
"Fiscal Year" means the fiscal year of Euramax and its Subsidiaries ending on the last Friday of each calendar year.
"Fixed Charge Coverage Ratio" means, with respect to any Person for any twelve-month period, the ratio of (a) Consolidated Adjusted EBITDA of such Person and its Subsidiaries on a consolidated basis for such period minus the Consolidated Capital Expenditures of such Person and its Subsidiaries on consolidated basis for such period, minus the total liability for United States federal income taxes and other taxes measured by Net Income actually paid in cash by such Person and its Subsidiaries on a consolidated basis in respect of such period to (b) the Fixed Charges of such Person and its Subsidiaries on a consolidated basis for such period.

"Fixed Charges" means, with respect to any Person for any fiscal period, the sum, determined on a consolidated basis, of (i) Cash Interest Expense of such Person and its Subsidiaries on a consolidated basis for such period, plus (ii) scheduled principal payments on Indebtedness (including Capitalized Lease Obligations) of such Person and its Subsidiaries on a consolidated basis for the next succeeding 12 months following the last day of such fiscal period and (iii) all cash dividends (including the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Subsidiaries, and all cash dividends on any series of preferred stock of any Subsidiary of such Person, other than dividends on Capital Stock payable solely in Capital Stock of Euramax (other than Disqualified Stock) or to any Borrower or a Subsidiary of a Borrower, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal) paid by such Person and its Subsidiaries on Capital Stock in respect of such period to Persons other than Credit Parties.

"Foreign Currency Equivalent" means, with respect to any amount denominated in Dollars, on any date, the amount of Euros or Sterling, as applicable, that may be purchased with such amount of Dollars at the Spot Exchange Rate on such date.

"Foreign Lender" means a Lender that is not a United States person under Section 7701(a)(30) of the Internal Revenue Code.

"Foreign Loan/Investment Conditions" means, with respect to any cash loan or cash Investment made by a Credit Party to or in a Foreign Subsidiary, each of the following conditions, the satisfaction of each of which shall be determined by Agent: (i) no Default or Event of Default exists or would result therefrom; (ii) Borrower Agent gives prior written notice to Agent of such loan or investment in any Foreign Subsidiary; and (iii) Excess Availability is greater than $20,000,000 on the date of and after giving effect to such loan or investment (for purposes of this clause, Excess Availability shall include cash in one or more deposit accounts subject to Agent's first priority perfected security interests in excess of $10,000,000 in the aggregate).
"Foreign Plan" means any employee benefit plan maintained by Euramax or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any State thereof or any other political subdivision thereof.
"Foreign Subsidiary" means any Subsidiary that is not organized under the laws of the United States of America, any State thereof or the District of Columbia, and any Subsidiary thereof.
"French Operating Co." means Euramax Industries S.A., a company organized under the laws of the Republic of France.
"Full Payment" means with respect to any of the Obligations, the full, final and indefeasible payment in full, in cash and in Dollars, of such Obligations, including all interest, fees and other charges payable in connection therewith under any of the Credit Documents, whether such interest, fees or other charges accrue or are incurred prior to or during the pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any bankruptcy case pursuant to Section 506 of the Bankruptcy Code or otherwise; with respect to any LC Obligations represented by undrawn Letters of Credit and Banking Relationship Debt (including Hedging Obligations arising under Hedge Agreements), the depositing of cash with Agent (or the delivery of a letter of credit to Agent from an issuer, and in form and substance satisfactory, to Agent), as security for the payment of such Obligations, not to exceed 105% of the aggregate undrawn amount of such Letters of Credit and 100% of Agent's good faith estimate of the amount of Banking

Relationship Debt due and to become due after termination of such Bank Products; and with respect to any Obligations that are contingent in nature (other than Obligations consisting of LC Obligations or Banking Relationship Debt), if such Obligations are liquidated in amount or, if such Obligations are unliquidated in amount and represent a claim which has been overtly asserted (or is reasonably probable of assertion) against Agent or a Lender and for which an indemnity has been provided by Borrowers in any of the Credit Documents, in an amount that is equal to such claim or Agent's good faith estimate of such claim, the depositing of cash with Agent (or the delivery of a letter of credit to Agent from an issuer, and in form and substance satisfactory, to Agent) in an amount equal to 100% of such Obligations. None of the Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.
"Funding Guarantors" as defined in Section 7.2.
"Funding Notice" means a notice substantially in the form of Exhibit A‑1, with such amendments or modifications as may be approved by Agent.
"GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.
"Governmental Act" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
"Governmental Authority" means any foreign or domestic, federal, state, provincial, municipal, supranational, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court.
"Governmental Authorization" means any permit, license, waiver, approval, authorization, plan, directive, consent order or consent decree of or from, or issued by, any Governmental Authority.
"Grantor" means a "Grantor" as defined in the Pledge and Security Agreement.
"Guaranteed Obligations" as defined in Section 7.1.
"Guarantor" means Holdings, Euramax, each Borrower in its capacity as a guarantor with respect to its guaranty of the Obligations of each Borrower pursuant to Section 2.27, and each other future and direct and indirect wholly-owned Domestic Subsidiary of Euramax (other than the Excluded Domestic Subsidiaries).
"Guaranty" means the guaranty of each Guarantor set forth in Section 7.
"Hazardous Materials" means any liquid, solid or gaseous chemical, material, waste or substance which is prohibited, limited or regulated as hazardous or toxic or as a pollutant or contaminant pursuant to any Environmental Law or by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment, including, without limitation, asbestos, petroleum and any breakdown constituents or derivatives, polychlorinated biphenyls, radioactive substances or radon.
"Hazardous Materials Activity" means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location,

Release, threatened Release, discharge, emission, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of, or exposure to, any Hazardous Materials, in each case, reasonably likely to give rise to liability under, or to be in violation of, Environmental Law, and any Remedial Action.
"Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in the ordinary course of Credit Parties' businesses.
"Hedging Obligations" means Indebtedness and other obligations owing by Credit Parties to the Lender Counterparties under Hedge Agreements, including any guarantee obligations in respect thereof, and Other Hedging Obligations.
"Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
"Historical Financial Statements" means as of the Closing Date, (i) the audited financial statements of Euramax and its Subsidiaries for Fiscal Year 2010, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, and (ii) the unaudited financial statements of Euramax and its Subsidiaries, and of the Consolidated Borrowers, as applicable, for month ended December 31, 2010, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the monthly and year-to-date period ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Borrowers that they fairly present, in all material respects, the financial condition of Euramax and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year‑end adjustments.
"Holding Companies" means, collectively, Euramax B.V., a company organized under the laws of the Netherlands and any intermediate holding company that owns the Capital Stock of Euramax or any other Credit Party.
"Indebtedness", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (other than in the ordinary course of such Person's business and excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the Ordinary Course of Business), co‑making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement, any Currency Agreement and Other Hedging Obligations be deemed "Indebtedness" for any purpose under Section 6.8; and (xi) all obligations of such Person in respect of Disqualified Stock of such Person.
"Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary pursuant to Environmental Law to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and/or consultants for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person (including Euramax or any other Credit Party), whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make or making of the Credit Extensions or the use or intended use of the proceeds thereof) any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Holdings with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from any past or present activity, operation, land ownership, or practice of Euramax or any of its Subsidiaries or any other Environmental Claim brought against Euramax or any of its Subsidiaries. The Indemnified Liabilities shall expressly include any civil penalty or fine assessed by OFAC against any Indemnitee and its Affiliates and all reasonable costs and expense (including, without limitation, reasonable attorneys' fees) incurred in connection with defense thereof by Indemnitee or such Affiliates, as a result of such Indemnitee's or its Affiliate's making extensions of credit hereunder, the acceptance of payments due under the Credit Documents or any Hedge Agreement between any Borrower and such Indemnitee or its Affiliate, acceptance of any Collateral, or providing of any Bank Product.
"Indemnitee" as defined in Section 11.3.
"Independent Outside Director" means any Person (a) that is a member of the board of directors of Holdings or any Subsidiary thereof and (b) that is not (i) an Affiliate of Holdings or any Subsidiary (other than solely by virtue of being a director of any such entity), a holder of Capital Stock of Holdings (other than Capital Stock received as compensation for directorship), or any Affiliate of any of the foregoing, or (ii) an employee or officer of Holdings or any Subsidiary thereof or an Affiliate of any such Person (other than solely by virtue of being a director of Holdings or any Subsidiary thereof).

"Insolvency Proceeding" means any action, case or proceeding commenced by or against a Person under any state, federal or foreign law, or any agreement of such Person, described in Section 8.1(f) or (g).
"Intercreditor Agreement" means a General Intercreditor Agreement substantially in the form of Exhibit H, as it may be amended, supplemented or otherwise modified from time to time.
"Interest Payment Date" means with respect to (i) any Base Rate Loan, the first day of each month of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any LIBOR Loan, the first day of each month of each year and the last day of each Interest Period applicable to such Loan; provided, that, if the date provided for in this definition is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day.
"Interest Period" as defined in Section 2.5(c).
"Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Borrowers' operations and not for speculative purposes.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
"Inventory Report" means a report in form and substance satisfactory to Agent and Co-Collateral Agent listing (i) all Inventory and all Eligible Inventory of Borrowers as of the last Business Day of the applicable month (or such other date as required by Agent or Co-Collateral Agent), (ii) the cost thereof, (iii) the market value of such Eligible Inventory, (iv) all Inventory which has not been timely sold in the Ordinary Course of Business and (v) such other information as Agent or Co-Collateral Agent may require.
"Investment" means (i) any direct or indirect purchase or other acquisition by Euramax or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Euramax from any Person (other than Euramax or any other Guarantor), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the Ordinary Course of Business) or capital contribution by Euramax or any of its Subsidiaries to any other Person (other than Euramax or any other Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course of Business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus any cash proceeds from the disposition or other cash distributions on such Investment, without any adjustments for increases or decreases in value, or write‑ups, write‑downs or write‑offs with respect to such Investment.
"Investment Grade Securities" means: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof; (ii) debt securities or debt instruments with an investment grade rating (but not including any debt securities or instruments constituting loans or advances among Euramax and its Subsidiaries); (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.
"Issuer" means Regions as Issuer hereunder together with affiliates of Regions, in such capacity.
"Joint Venture" means a joint venture, partnership or other similar arrangement with a third party, non-Affiliate, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
"Landlord Personal Property Collateral Access Agreement" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit J with such amendments or modifications as may be approved by Agent.
"LC Application" means an application by any or all Borrowers to Issuer, pursuant to a form approved by Issuer, for the issuance of a Letter of Credit, that is submitted to Issuer at least five (5) Business Days prior to the requested issuance of such Letter of Credit.
"LC Conditions" means the following conditions, the satisfaction of each of which is required before Issuer shall be obligated to issue a Letter of Credit: (i) each of the conditions set forth in Section 3.2 has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by a Borrower and approved by Agent and Issuer, the LC Obligations would not exceed $6,000,000 and no Out-of-Formula Condition would exist; (iii) such Letter of Credit has an expiration date that is no more than three hundred sixty-five (365) days from the date of issuance in the case of standby Letters of Credit or one hundred eighty days (180) days from the date of issuance in the case of documentary Letters of Credit and such expiration date is at least thirty (30) days prior to the last Business Day of the Term unless otherwise agreed by Agent in its discretion; provided, that each such Letter of Credit may be automatically renewable if acceptable to Agent and Issuer; (iv) the currency in which payment is to be made under the Letter of Credit is Dollars; and (v) the form of the proposed Letter of Credit is satisfactory to Agent and Issuer in their discretion, provides for sight drafts only and does not contain any language that automatically increases the amount available to be drawn under the Letter of Credit.
"LC Documents" means any and all agreements, instruments and documents (other than a LC Application) required by Issuer to be executed by Borrowers or any other Person and delivered to Issuer for the issuance, amendment or renewal of a Letter of Credit.
"LC Facility" means the subfacility for Letters of Credit established as part of the Revolving Commitments pursuant to Section 2.3.
"LC Obligations" means on any date, an amount (in Dollars) equal to the sum of (without duplication) (i) all amounts then due and payable by any Obligor on such date by reason of any payment that is made by Issuer under a Letter of Credit and that has not been repaid to Issuer, plus (ii) the aggregate undrawn amount of all Letters of Credit which are then outstanding or for which an LC Application has been delivered to and accepted by Issuer, plus (iii) all fees and other amounts due or to become due in respect of Letters of Credit outstanding on such date.
"LC Request" means a Letter of Credit Request from a Borrower to Issuer in the form of Exhibit A-3 annexed hereto, with such amendments or modifications as may be approved by Agent.

"Lead Arranger" means Regions Business Capital, a division of Regions Bank, in its capacity as Lead Arranger under this Agreement.
"Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.
"Lender Counterparty" means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement.
"Letter of Credit" means a documentary or standby letter of credit issued by Issuer for the account of Borrowers.
"LIBOR" means a per annum rate equal to the rate per annum offered by prime banks in the London interbank market for deposits in Dollars in an amount comparable to the Loan for which such rate is being determined and for a period equal to the interest period applicable thereto, all as determined by Agent with reference to the financial information reporting service used by Agent at the time of such determination. Each calculation by Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
"LIBOR Index Rate" means, for any LIR Loan and at any time of determination, a per annum rate equal to LIBOR determined with respect to an interest period of one month. The LIBOR Index Rate shall be determined monthly on the first Business Day of each calendar month and shall be increased or decreased, as applicable, automatically and without notice to any Person on the date of each determination. Upon Borrowers' request from time to time, Agent will quote the current LIBOR Index Rate to Borrowers.
"LIBOR Lending Office" means with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.
"LIBOR Loan" means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable LIBOR.
"LIBOR Reserve Requirements" means the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System).
"Lien" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
"LIR Loan" means a Loan, or portion thereof, during any period in which it bears interest at a rate based on the LIBOR Index Rate.
"Loan" means any Revolving Loan.
"Manage" means, with respect to any entity, any individual (i) serving on the board of directors or similar governing body of such entity, (ii) serving on any investment committee or similar body that makes decisions on or recommendations as to making, maintaining, increasing or disposing of investments on behalf of such entity, (iii) serving as an officer or employee of such entity; (iv) having a fiduciary duty to such entity, or (v) serving as a director, member, managing member, partner, officer or employee or other participant of any entity that manages such entity (by contract or otherwise) or manages the investments of such entity, or is the general partner or managing member or similar participant in such entity, in each case, other than any individual whose Management of such entity is limited to possessing, but not regularly exercising, senior supervisory credit or executive authority of such entity and is not involved in any day to day or routine decisions with respect to such entity or with respect to the investments to be made or held by such entity.
"Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
"Material Adverse Effect" means a material adverse effect on and/or material adverse developments with respect to (i) the business, results of operations, properties, assets or condition (financial or otherwise) of Euramax and its Subsidiaries taken as a whole or Borrowers taken as a whole; (ii) the ability of the Credit Parties taken as a whole to fully and timely perform their Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of the Credit Agreement or any Credit Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under the Credit Documents; or (v) the Collateral.
"Material Contract" means any written contract to which Euramax or any of its Subsidiaries is a party (other than the Credit Documents, the Senior Secured Notes Documents, and the $125,000,000 Unsecured Debt Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
"Maximum Rate" means the maximum non-usurious rate of interest permitted by applicable law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent that at any time applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).
"Minimum Excess Availability Reserve" means, on any Business Day of determination, a reserve in the amount of $1,000,000.
"Moody's" means Moody's Investor Services, Inc.
"Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) of ERISA which is or was sponsored, maintained or contributed to by or required to be contributed to by Euramax, any of its Subsidiaries, or any of their respective ERISA Affiliates.
"NAIC" means The National Association of Insurance Commissioners, and any successor thereto.
"Narrative Report" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Euramax and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

"Net Asset Sale Proceeds" means, with respect to any Asset Sale of Collateral, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of a note receivable or otherwise, but only as and when so received) received by Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes (including all such federal, state and local taxes) paid or payable by the seller as a result of any gain recognized in connection with such Asset Sale (including, without limitation, in connection with the payment of a dividend or the making of a distribution by a Subsidiary of any Credit Party of such payments to such Credit Party or any other Subsidiary of such Credit Party (including, without limitation, taxes withheld in connection with the repatriation of such proceeds), net of any tax benefits actually realized in respect of such dividend or distribution), (b) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) in connection with such Asset Sale, and (c) brokers' and advisors' fees and commissions payable in connection with such Asset Sale.
"Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred stock.
"Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) (a) under any insurance policy insuring against loss or damage to assets and property used in the business of Euramax or its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) (other than the proceeds of business interruption insurance) or (b) as a result of the taking of any assets of Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs and expenses incurred by Euramax or any of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) in connection with the adjustment or settlement of any claims of Euramax or such Domestic Subsidiary in respect thereof, (b) any bona fide direct costs and expenses incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith, reasonable fees and expenses of professional advisors, title and recordation expenses and reasonable indemnification reserves, and (c) with respect to any such proceeds under clause (i) from assets that do not constitute Collateral, payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien (including a Lien in favor of Senior Secured Notes Indenture Trustee pursuant to the Senior Secured Notes Documents and Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) pursuant to the Second Lien Documents on the assets in question and to the extent required to be repaid (or, in the case of any assets subject to the Lien of Senior Secured Notes Indenture Trustee or Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), to the extent such cash payment is within the applicable reinvestment period or has been reinvested in accordance with the terms of the Senior Secured Notes Indenture as in effect on the date hereof) under the terms thereof as a result of such damage or taking.
"New US LLC 1" means EMAX Metals LLC, a Delaware limited liability company.
"New US LLC 2" means EMAX Products LLC, a Delaware limited liability company.
"NOLV" means, as to any property, the expected Dollar amount to be realized at an orderly negotiated sale of such property, net of operating expenses, liquidation expenses, and commissions, as determined by Agent from time to time using the most recent Qualified Appraisal of such property.

"Non-Specified Secured Hedging Obligation" means a Secured Hedging Obligation that does not constitute a Specified Secured Hedging Obligation.
"Note" means a Revolving Loan Note.
"Notes Priority Collateral" as defined in the Intercreditor Agreement.
"Notice" means a Funding Notice, an LC Request, or a Conversion/Continuation Notice.
"Obligations" means all obligations and covenants now or hereafter from time to time owed to Agent or any Lender or any Affiliate of Agent or any Lender by any Credit Party, whether related or unrelated to the Loans, this Agreement, or the Credit Documents, including, without limitation or duplication, (a) the Loans; (b) the LC Obligations; (c) all fees, charges, interest, commissions, expenses, obligations, and liabilities arising from, related to, or on account of any Bank Products issued to, accepted for or on behalf of, used by, or provided to or on behalf of any Credit Party or any of its Subsidiaries by Agent, any Lender or any Affiliate of Agent or any Lender, including, without limitation, (i) all existing and future obligations under any Letters of Credit and (ii) all existing and future Hedging Obligations under any Hedge Agreements between any Credit Party and any Lender Counterparty whenever executed; and (d) all other amounts now owed or hereafter from time to time owed under the terms of this Agreement and the other Credit Documents, or arising out of the transactions described herein or therein, including, without limitation, Extraordinary Expenses and principal, interest, commissions, fees (including, without limitation, reasonable attorneys' fees), charges, costs, expenses, and all amounts due or from time to time becoming due under the indemnification and reimbursement provisions of this Agreement and the other Credit Documents (including, without limitation, Section 2.7), together, in each of the foregoing cases in this definition, with all interest accruing thereon, including any interest on pre-petition Indebtedness accruing after bankruptcy (whether or not allowable in such bankruptcy), and whether any of the foregoing amounts are now due or from time to time hereafter become due, are direct or indirect, or are certain or contingent, and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.
"Obligee Guarantor" as defined in Section 7.7.
"OFAC" means the United States Department of the Treasury's Office of Foreign Assets Control or any successor thereto.
"Other Hedge Agreements" means:
(1)    interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping interest rate risk either generally or under specific contingencies;
(2)    foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping foreign currency exchange rate risk either generally or under specific contingencies; and
(3)    commodity swap agreements, commodity cap agreements or commodity collar agreements designed for the purpose of fixing, hedging, mitigating or swapping commodity risk either generally or under specific contingencies.
"Other Hedging Obligations" means the obligations owed by Euramax and the Credit Parties to the counterparties under the Other Hedge Agreements, including any guarantee obligations in respect thereof.

"Ordinary Course of Business" with respect to any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Credit Document.
"Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, and its by‑laws or memorandum and articles of association (or equivalent), (ii) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, and (iv) with respect to any limited liability company, its articles of organization, and its operating agreement.
"Original Closing Date" means June 29, 2009.
"Out-of-Formula Condition" as defined in Section 2.2(b)(i).
"Out-of-Formula Loan" means a Revolving Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolving Loan which, when funded, results in an Out-of-Formula Condition.
"Participant" as defined in Section 11.6(f).
"Participant Register" as defined in Section 11.6(i).
"Participating Lender" as defined in Section 2.3(b).
"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.
"Pending Revolving Loans" means at any date, the aggregate principal amount of all Revolving Loans which have been requested in any Funding Notice received by Agent but which have not theretofore been advanced by Agent or Lenders.
"Permitted Acquisition" means any acquisition by any Borrower or any Guarantor, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock (except for any Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) of, or assets continuing a business line or unit or a division of, any Person; provided,
(i)    immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would result therefrom;
(ii)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;
(iii)    in case of the acquisition of Capital Stock, all of the Capital Stock (except for any Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Euramax in connection with such acquisition shall be owned 100% by Borrowers or a Guarantor thereof, and Borrowers shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Euramax which shall be the date of first closing of the Permitted Acquisition), each of the actions set forth in Section 5.10;

(iv)     Euramax and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 6.8(a) on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended;
(v)    at least 10 Business Days prior to such proposed acquisition, Euramax shall have delivered to Agent all material documents to be executed and delivered by any Credit Party in connection with such proposed acquisition, including the acquisition agreement and all schedules thereto which documents may be in draft form, provided that Euramax delivers execution versions in due course;
(vi)    Euramax shall have delivered to Agent at least 10 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8(a) as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8(a);
(vii)     any Person or assets or division as acquired in accordance herewith (y) shall be in the same or a related business or lines of business in which Euramax and/or its Subsidiaries are engaged as of the Closing Date and (z) if acquired as a going concern, shall have generated positive cash flow for the four Fiscal Quarter period most recently ended prior to the date of such acquisition;
(viii)    such acquisition shall be financed either (x) solely with the proceeds of equity (other than Disqualified Stock) issued by Holdings (and contributed in cash to Borrowers or the applicable Guarantor in exchange for common stock of Borrowers or such Guarantor), or (y) through Indebtedness described in Section 6.1(n).
"Permitted Group" means any group of Persons that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) and which group includes a Permitted Holder; provided that no single Person (together with its Affiliates) beneficially owns more of the voting stock of Euramax that is beneficially owned by such group of Persons than is then collectively beneficially owned by the Permitted Holders in the aggregate.
"Permitted Holders" means Holdings and any officer of Holdings or Euramax who owns shares of Holdings' common stock on the Closing Date, and their family members and relatives and any trusts created for the benefit of such persons and/or their family members and relatives and any estate, executor, administrator or other personal representative or beneficiary of any of the foregoing.
"Permitted Liens" means each of the Liens permitted pursuant to Section 6.2.
"Permitted Location" means (a) any location described on Schedule 4.2 of the Pledge and Security Agreement and (b) any location as to which a Borrower shall have provided written notice to Agent.
"Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of Euramax's Foreign Subsidiaries and enters into a third party financing thereof on terms that the board of directors of Euramax or Holdings has concluded are customary and market terms fair to Euramax and its Subsidiaries; provided that, in no event shall any Permitted Receivables Financing be deemed or designated by Borrowers to constitute a "Credit Facility" under and as defined in the Senior Secured Notes Indenture or in any other way limit or reduce the amount of Indebtedness under the Credit Documents that is permitted by the Senior Secured Notes Indenture.

"Permitted Refinancing Indebtedness" means any Indebtedness of Euramax or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Euramax or any of its Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(3)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Obligations or the Guaranties, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to, the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(4)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Obligations or any Guaranty, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Obligations or the Guaranties;
(5)    the representations, covenants and defaults applicable to such Permitted Refinancing Indebtedness are no less favorable to Euramax or any of its Subsidiaries than those applicable to the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(6)    no Default or Event of Default shall exist at the time or after giving effect to the incurrence of such Permitted Refinancing Indebtedness; and
(7)    to the extent such Permitted Refinancing Indebtedness is incurred by a Credit Party, such Permitted Refinancing Indebtedness is incurred by the Credit Party who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and by no other Credit Parties unless such Credit Party is already an obligor with respect to such Indebtedness.
"Permitted Restructuring" means the restructuring transactions of Holdings and its Subsidiaries set forth on Schedule 1.1A.
"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

"Pledge and Security Agreement" means the Amended and Restated Pledge and Security Agreement to be executed by Borrowers and each other Guarantor substantially in the form of Exhibit G, as it may be amended, supplemented or otherwise modified from time to time.
"Prime Rate" means the rate announced by Regions from time to time as its prime rate and is one of several interest rate bases used by Regions. Regions lends at rates both above and below its prime rate, and Borrowers acknowledge that Regions' prime rate is not represented or intended to be the lowest or most favorable rate of interest offered by Regions.
"Principal Office" means, for each of Agent and Issuer, such Person's "Principal Office" as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower Agent, Agent and each Lender.
"Projections" as defined in Section 4.8.
"Properly Contested" means, in the case of any Indebtedness of a Credit Party (including any Taxes) that is not paid as and when due or payable by reason of such Credit Party's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Credit Party has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture or sale of any assets of such Credit Party; (iv) no Lien is imposed upon any of such Credit Party's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from, or is determined by the entry, rendition or issuance against a Credit Party or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Credit Party, such Credit Party forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith. Only that portion of the Indebtedness that is in dispute may be Properly Contested.
"Pro Rata" means with respect to any Lender on any date, a percentage (expressed as a decimal, rounded to the fourth decimal place) arrived at by dividing the amount of the total Commitments of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date (regardless of whether or not any of such Commitments have been terminated on or before such date).
"Protective Advance" as defined in Section 2.2(f).
"Qualified Appraisal" means an appraisal conducted in a manner and with such scope and using such methods as are acceptable to Agent and Co-Collateral Agent by an appraiser selected by, or acceptable to, Agent and Co-Collateral Agent, the results of which are acceptable to Agent and Co-Collateral Agent in all respects.
"Rabobank Credit Facility Loan Documents" means, collectively, that certain Facility Agreement dated on or about February 1, 2012, among Euramax Coated Products B.V., any subsidiary of Euramax Coated Products B.V. from time party thereto, and Coöperatieve Rabobank Roermond-Echt U.A., all other pledges, guarantees, mortgages, deeds of trust and all other documents, agreements or instruments entered into in connection therewith.

"Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.
"Receivables" as defined in the Pledge and Security Agreement.
"Regions" means Regions Bank, an Alabama banking corporation and its successors and assigns.
"Regions Indemnitees" as defined in Section 2.3(d).
"Register" means the register maintained by Agent in accordance with Section 2.24(b).
"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
"Regulation S-X" as defined in Section 6.8(c).
"Reimbursement Date" as defined in Section 2.3(a)(iii).
"Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
"Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iii) any response actions authorized by 42 U.S.C. 9601 et. seq.
"Report" as defined in Section 9.8(c).
"Requisite Lenders" means: (i) at any time that there are only two Lenders, both Lenders; (ii) at any time that there are only three Lenders, one or more Lenders having or holding Revolving Exposure and representing more than 66% of the sum of the aggregate Revolving Exposure of all Lenders; and (iii) at any time that there are more than three Lenders, one or more Lenders having or holding Revolving Exposure and representing more than 51% of the sum of the aggregate Revolving Exposure of all Lenders.
"Reserves" means, on any date of determination, an amount equal to the sum of the following (without duplication): (a) the Minimum Excess Availability Reserve; (b) such reserves as may be established from time to time by Agent (or Agent and Co-Collateral Agent collectively) to reflect changes in the merchantability of any Eligible Inventory in the ordinary course of Borrowers' business or such other factors as may negatively impact the value of any Eligible Inventory, including reserves based on obsolescence, seasonality, theft, or other shrinkage, imbalance, change in composition or mix, markdowns, or, if such Inventory consists of goods, the price of which is ascertainable from, published by, or quoted by one or more recognized exchanges, any decrease in any such exchange's price therefor; (c) all amounts of past due rent, fees, royalties, or other charges owing at such time by any Credit Party to any Third Party or other Person who is in possession of any ABL Priority Collateral or has asserted any Lien or claim thereto; (d) any portion of the Obligations which Agent pays in accordance with authority contained in any of the Credit Documents (except to the extent such payment is made with the proceeds of a deemed Revolving Loan); (e) the aggregate amount of reserves established by Agent in its sole and absolute discretion in respect of Obligations arising out of or relating to fees, costs, or expenses of maintaining any Deposit Accounts with Regions or any other

Lender or any Affiliate of Regions or any other Lender or any cash management services or other products or services provided by Regions or any other Lender or any Affiliate of Regions or any other Lender, including merchant card and ACH transfer services; (g) all customer deposits or other prepayments held by Borrowers; (h) the aggregate amount of all Indebtedness secured by Liens upon any of the ABL Priority Collateral which are senior in priority to Agent's Liens (provided that Agent's imposition of a reserve on account of such Liens shall not be deemed a waiver of any Event of Default which may arise because of the existence of such Liens); (i) rent reserves; (j) any dilution reserve; (k) reserves for Bank Products (in an amount determined from time to time by Agent); (l) reserves for Specified Secured Hedging Obligations; and (m) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment (or Agent and Co-Collateral Agent collectively in their Credit Judgment) may elect to impose from time to time; provided, that if and when Agent creates a new category (as opposed to amount) of reserve under clause (b) or (m) of this definition and the creation of such reserve would cause a payment obligation under Section 2.20(b)(i)(C), then Agent shall give Borrower Agent two (2) Business Days prior written notice of the inclusion of such reserve in the calculation of the Borrowing Base.
"Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Person and its Subsidiaries now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Person and its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Person and its Subsidiaries now or hereafter outstanding; (iv) management or similar fees payable to any Affiliate of Holdings, or to any individual that manages any Affiliate of Holdings (excluding, for the avoidance of doubt, investment banking fees paid on an arm's length basis in connection with a specific transaction to any Affiliate that in the ordinary course of business provides investment banking services); and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in‑substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, the Senior Secured Notes Indenture, and the $125,000,000 Unsecured Debt Agreement (to the extent not included in the definition of Fixed Charges), in each of cases (i) through (iv) except a dividend, distribution, payment or prepayment payable solely in Capital Stock of such Person.
"Revolving Commitment" means at any date for any Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in LC Obligations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Commitment" on Appendix A of this Agreement or the principal amount set forth in the Assignment Agreement by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement; and "Revolving Commitments" means the aggregate principal amount of the Revolving Commitments of all Lenders, the maximum amount of which on any date shall be $70,000,000, as reduced from time to time pursuant to Section 2.2(e).
"Revolving Commitment Period" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.
"Revolving Commitment Termination Date" means the earliest to occur of (i) the last day of the Term, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.20 or 2.28 and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

"Revolving Exposure" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuer, the aggregate LC Obligations in respect of all Letters of Credit issued by it (net of any participations by Lenders in such Letters of Credit) and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.
"Revolving Loan" means a loan made by Lenders as provided in Section 2.2 (including any Out-of-Formula Loan).
"Revolving Loan Note" means a Revolving Note to be executed by Borrowers in favor of each Lender in the form of Exhibit B attached hereto, with such amendments or modifications as may be approved by Agent and such Lender, which shall be in the face amount of such Lender's Revolving Commitment and which shall evidence all Revolving Loans made by such Lender to Borrowers pursuant to this Agreement.
"S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.
"Sanctioned Country" means a country subject to the sanctions programs identified on the list maintained by OFAC and available at the following website or as otherwise published from time to time: http://www.treas.gov/offices/enforcement/ofac/programs/.

"Sanctioned Person" means (a) any Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, (b) any agency, authority, or subdivision of the government of a Sanctioned Country, (c) any Person or organization controlled by a Sanctioned Country, or (d) any Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

"Seasonal Overadvance (Type A) Amount" means, (a) on any date during a Seasonal Overadvance (Type A) Period, an amount equal to $15,000,000, and (b) on any date that is not during a Seasonal Overadvance (Type A) Period, an amount equal to $0.

"Seasonal Overadvance (Type A) Conditions" means each of the following conditions, the satisfaction of which shall be determined by Agent: (a) Agent receives a Seasonal Overadvance Notice, (b) Borrowers pay to Agent the Seasonal Overadvance Fee, and (c) Borrowers deliver to Agent a Compliance Certificate demonstrating that Borrowers' consolidated (i) Fixed Charge Coverage Ratio for the immediately preceding twelve-month period is greater than 1.00 to 1.00 (with the calculation of "Fixed Charges" to include the Applicable Seasonal Overadvance Amount), and (ii) Seasonal Overadvance Free Cash Flow for the immediately preceding six-month period is greater than $0.

"Seasonal Overadvance (Type A) Period" means, during any calendar year, the period beginning on the first day of the fiscal month commencing on or about February 1 of such year and concluding on the last day of the fiscal month ending on or about May 31 of such year.

"Seasonal Overadvance (Type B) Amount" means,
(a)    an amount equal to $9,000,000 on any date during a Seasonal Overadvance (Type B) Period, as long as all of the Seasonal Overadvance (Type B) Conditions remain satisfied with respect to any period during which this clause (a) applies, or

(b)    an amount equal to $0 on any date (i) that is not during a Seasonal Overadvance (Type B) Period or (ii) as of which one or more of the Seasonal Overadvance (Type B) Conditions is not satisfied.
"Seasonal Overadvance (Type B) Conditions" means, at all times that the Applicable Seasonal Overadvance Amount is being determined based upon the Seasonal Overadvance (Type B) Amount, each of the following conditions, the satisfaction of which shall be determined by Agent:
(a)    Agent has received a Seasonal Overadvance Notice,
(b)    Borrowers pay to Agent the Seasonal Overadvance Fee, except to the extent that the Seasonal Overadvance Fee has already been paid during the applicable calendar year,
(c)    Prior to requesting any Loan during the applicable Seasonal Overadvance (Type B) Period that could not be made if clause (c) of the definition of "Borrowing Base" equaled $0, and within thirty (30) days after the end of each fiscal month, Borrowers deliver to Agent, and Agent finds satisfactory, a set of consolidated and consolidating balance sheets and statements of income of Euramax and its Domestic Subsidiaries as at the end of such fiscal month, all in reasonable detail, together with a Financial Officer Certification with respect thereto;
(d)    Concurrently with the delivery of the consolidated and consolidating balance sheets and statements of income of Euramax and its Domestic Subsidiaries described in the foregoing clause (c), Borrowers deliver to Agent a Compliance Certificate demonstrating the Seasonal Overadvance US Fixed Charge Coverage Ratio for the immediately preceding twelve-month period; and
(e)    The Compliance Certificate most recently delivered pursuant to clause (d) of this definition demonstrates that the Seasonal Overadvance US Fixed Charge Coverage Ratio for the immediately preceding twelve-month period is equal to or greater than 1.00 to 1.00.
"Seasonal Overadvance (Type B) Period" means, during any calendar year, the period beginning on the first day of the fiscal month commencing on or about February 1 of such year and concluding on the last day of the fiscal month ending on or about November 30 of such year.
"Seasonal Overadvance (Type C) Amount" means,
(a)    on any date during a Seasonal Overadvance (Type C) Period, as long as all of the Seasonal Overadvance (Type C) Conditions remain satisfied with respect to any period during which this clause (a) applies, an amount equal to the lesser of
(i)    $6,000,000, and
(ii)    the sum of (1) 10% of the amount determined pursuant to clause (a) of the definition of "Borrowing Base", plus (2) 10% of the amount determined pursuant to clause (b) of the definition of "Borrowing Base", or
(b)    an amount equal to $0 on any date (i) that is not during a Seasonal Overadvance (Type C) Period or (ii) as of which one or more of the Seasonal Overadvance (Type C) Conditions with respect to such Seasonal Overadvance (Type C) Period is not satisfied.

"Seasonal Overadvance (Type C) Conditions" means, at all times that the Applicable Seasonal Overadvance Amount is being determined based upon the Seasonal Overadvance (Type C) Amount, each of the following conditions, the satisfaction of which shall be determined by Agent:
(a)    Agent has received a Seasonal Overadvance Notice,
(b)    Borrowers pay to Agent the Seasonal Overadvance Fee, except to the extent that the Seasonal Overadvance Fee has already been paid during the applicable calendar year,
(c)    Prior to requesting any Loan during the applicable Seasonal Overadvance (Type C) Period that could not be made if clause (c) of the definition of "Borrowing Base" equaled $0, and within thirty (30) days after the end of each fiscal month, Borrowers deliver to Agent, and Agent finds satisfactory, a set of consolidated and consolidating balance sheets and statements of income of Euramax and its Domestic Subsidiaries as at the end of such fiscal month, all in reasonable detail, together with a Financial Officer Certification with respect thereto;
(d)    Concurrently with the delivery of the consolidated and consolidating balance sheets and statements of income of Euramax and its Domestic Subsidiaries described in the foregoing clause (c), Borrowers deliver to Agent a Compliance Certificate demonstrating the Seasonal Overadvance US Fixed Charge Coverage Ratio and Consolidated Adjusted EBITDA of Euramax and its Subsidiaries for the immediately preceding twelve-month period; and
(e)    The Compliance Certificate most recently delivered pursuant to clause (d) of this definition demonstrates that Consolidated Adjusted EBITDA of Euramax and its Subsidiaries for the immediately preceding twelve-month period is equal to or greater than $52,000,000 (or, solely with respect to any such Compliance Certificate delivered during 2014 or as of the last day of the fiscal month ending on or about December 31, 2014, $50,000,000).
"Seasonal Overadvance (Type C) Period" means, during any calendar year, the period beginning on the first day of the fiscal month commencing on or about February 1 of such year and concluding on the last day of the fiscal month ending on or about August 22 of such year.

"Seasonal Overadvance Fee" means the activation fee defined in Section 2.6(g) of this Agreement.

"Seasonal Overadvance Free Cash Flow" means, for any period, (a) Consolidated Adjusted EBITDA of Euramax and its Subsidiaries, minus (b) the sum of Capital Expenditures made, plus cash income taxes paid, plus Cash Interest Expense paid, plus scheduled principal payments on Indebtedness paid, plus cash dividends paid, in each case, during such period.

"Seasonal Overadvance Notice" means a notice delivered by Euramax to Agent, in form and substance satisfactory to Agent, pursuant to which Euramax, on behalf of the other Borrowers, requests that Agent and Lenders add the Seasonal Overadvance (Type A) Amount, the Seasonal Overadvance (Type B) Amount, or the Seasonal Overadvance (Type C) Amount, as applicable, to the Borrowing Base.

"Seasonal Overadvance Period" means any Seasonal Overadvance (Type A) Period, Seasonal Overadvance (Type B) Period or Seasonal Overadvance (Type C) Period.

"Seasonal Overadvance US Fixed Charge Coverage Ratio" means the Fixed Charge Coverage Ratio of Euramax and its Domestic Subsidiaries, subject to the following modifications:

(a)    The deductions from the Consolidated Adjusted EBITDA of Euramax and its Domestic Subsidiaries on a consolidated basis shall include (i) the Consolidated Capital Expenditures of Euramax and its Domestic Subsidiaries on consolidated basis for the applicable period, and (ii) the total liability for United States federal income taxes and other taxes attributable to the United States operations of Euramax actually paid in cash by Euramax and its Domestic Subsidiaries on a consolidated basis in respect of the applicable period; and
(b)    In calculating the Consolidated Net Income of Euramax and its Domestic Subsidiaries,
(i)    such calculation shall not include the amount of dividends or distributions or other payments that are paid in cash (or to the extent converted into cash) or Cash Equivalents to Euramax or a Domestic Subsidiary during the applicable period, and
(ii)    such calculation shall include the interest income and management fees earned by Euramax or a Domestic Subsidiary from a European Affiliate or Subsidiary of Euramax during such period and included in the applicable period's calculation of Net Income and that are paid in cash to Euramax or a Domestic Subsidiary from a European Affiliate or Subsidiary of Euramax during such period or within the 20-day period immediately following such period.
"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to all or any of its functions.

"Second Lien Documents" means any documents, agreements or instruments entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Credit Party to secure the Second Lien Obligations, which documents, agreements or instruments shall be in form and substance satisfactory to Agent.
"Second Lien Obligations" as defined in the Intercreditor Agreement.
"Second Lien Secured Parties" means the Secured Parties (as defined in the Second Lien Documents).

"Secured Hedging Obligations" means Hedging Obligations owing by any Credit Party to Agent or any Lender or any Affiliate of Agent or any Lender under any Hedge Agreement.
"Secured Parties" has the meaning assigned to that term in the applicable Collateral Document.
"Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit‑sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
"Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.
"Securitization Subsidiary" means a Foreign Subsidiary of Euramax that (i) is designated a "Securitization Subsidiary" by the board of directors of Euramax or Holdings, (ii) does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto, (iii) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which (a) is guaranteed by any Credit Party or any Subsidiary, (b) is recourse to or obligates any Credit Party or any Subsidiary in any way, (c) subjects any property or asset of any Credit Party or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, or (d) would cause the Indebtedness under this Agreement and the other Credit Documents to exceed the amount permitted under the Senior Secured Notes Indenture, and (iv) with respect to which neither the Credit Parties nor any Subsidiary has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (iii) and (iv), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
"Senior Secured Noteholders" means the holders of Senior Secured Notes party from time to time to the Senior Secured Notes Indenture.
"Senior Secured Notes" means those certain $375,000,000 9.5% Senior Secured Notes due 2016, issued pursuant to the Senior Secured Notes Indenture.
"Senior Secured Notes Documents" means collectively, the Senior Secured Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Secured Notes or providing for any guarantee or other right in respect thereof.
"Senior Secured Notes Indenture" means that certain Indenture dated as of March 18, 2011, among Euramax, as issuer, the guarantors party thereto and the Senior Secured Notes Indenture Trustee.
"Senior Secured Notes Indenture Trustee" means Wells Fargo Bank, National Association, as trustee in respect of the Senior Secured Notes and any Person acting in a similar capacity under any amendment, restatement, supplement, replacement or refinancing thereof.
"Solvent" means, with respect to Euramax and its Subsidiaries, taken as whole, that as of the Closing Date both (a) Euramax's and its Subsidiaries’ cash and Excess Availability is not unreasonably small in relation to their business as contemplated on the Closing Date and reflected in the Projections; and (b) Euramax and its Subsidiaries have not incurred and do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due; in each case, as determined on a going concern basis based solely on the Projections.
"Specified Secured Hedging Obligation" means a Secured Hedging Obligation that satisfies each of the following conditions: (i) a Lender or its Affiliate that is providing the Secured Hedging Obligation to a Credit Party has given Agent written notice of the mark-to-market exposure attributed to such Secured Hedging Obligation on any date and has requested that Agent establish a Reserve with respect thereto and (ii) if determined by Agent in its discretion, Agent has established a Reserve in an amount equal to the mark-to-market exposure attributed to such Secured Hedging Obligation. To the extent that any mark-to-market exposure with respect to any of the foregoing exceeds, on any date, would cause the Working Capital Obligations to exceed the Revolving Commitments, or the Borrowing Base, then such excess exposure shall constitute a Non-Specified Secured Hedging Obligation.
"Spot Exchange Rate" means, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to the relevant currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London for the conversion of Dollars into such currency or such currency into Dollars); provided that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Agent and reasonably acceptable to Euramax.
"Sterling" and "₤" means the lawful currency of the United Kingdom.
"Stockholders Agreement" means the Stockholders Agreement dated as of June 29, 2009, among Holdings and the stockholders named therein, as such agreement may be amended, restated, supplemented, modified and/or replaced from time to time.
"Subject Transaction" as defined in Section 6.8(c).
"Subordinated Indebtedness" means any Indebtedness of Euramax and its Subsidiaries, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or mandatory prepayment), prior to the Full Payment of the Obligations (it being understood that any customary required offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction), the payment of principal and interest of which and other obligations of the Borrowers in respect thereof are subordinated to the Full Payment of the Obligations on terms and conditions satisfactory to Agent. For the avoidance of doubt and for purposes of this Agreement only, the Indebtedness under the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Agreement and Second Lien Documents, if any, does not constitute Subordinated Indebtedness.
"Subordinated Lien Documents" as defined in the Intercreditor Agreement, which documents shall be in form and substance satisfactory to Agent.
"Subordinated Lien Obligations" as defined in the Intercreditor Agreement.
"Subordinated Lien Collateral Trustee" as defined in the Intercreditor Agreement.
"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.
"Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed (including any penalty or interest payable in connection with any failure to pay or any delay in paying).
"Term" as defined in Section 2.28.
"Term Loan Documents" as defined in the Existing Credit Agreement.
"Term Loan Debt" as defined in the Existing Credit Agreement.

"Third Party" means (a) any lessor, mortgagee, mechanic or repairman, warehouse operator, processor, packager, consignee, or other third party which may have possession of any Collateral or lienholders' enforcement rights against any Collateral or (b) any licensor whose rights in or with respect to any intellectual property or Collateral limit or restrict or may, in Agent's determination, limit or restrict Borrowers' or Agent's right to sell or otherwise dispose of such Collateral.
"Third Party Agreement" means a Landlord Personal Property Collateral Access Agreement or other agreement in form and substance satisfactory to Agent pursuant to which a Third Party, as applicable and as required by Agent, (i) waives or subordinates in favor of Agent any Liens such Third Party may have in and to any Collateral; (ii) grants Agent access to Collateral which may be located on such Third Party's premises or in the custody, care, or possession of such Third Party for purposes of allowing Agent to inspect, repossess, sell, or otherwise exercise its rights under the Credit Documents with respect to such Collateral; (iii) authorizes Agent to complete the manufacture of work-in-process (if the manufacturing of such goods requires the use or exploitation of a Third Party's intellectual property); (iv) authorizes Agent to dispose of Collateral bearing or consisting of, in whole or in part, such Third Party's intellectual property; or (v) agrees to terms regarding Collateral held on consignment by such Third Party, in each case containing terms acceptable to Agent and as the same may be amended, restated, supplemented, or otherwise modified from time to time.
"Transaction Costs" means the fees, costs and expenses payable by Holdings, Euramax or any of Euramax's Subsidiaries on or before the Closing Date in connection with the Transactions.
"Transactions" means (i) the execution and delivery by the parties thereto of the Senior Secured Notes Documents and the issuance of the Senior Secured Notes thereunder, (ii) the execution and delivery by the parties thereto of the $125,000,000 Unsecured Debt Documents and the issuance of the $125,000,000 Unsecured Debt thereunder, (iii) the entering into of this Agreement, (iv) the payment in full of all Existing Indebtedness, and (v) all other transactions, including the Permitted Restructuring, to occur on the Closing Date.
"Type" means, with respect to Revolving Loans, a Base Rate Loan, an LIR Loan or a LIBOR Loan, as applicable.
"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
"Value" means with reference to the value of Inventory, value determined by Agent in good faith on the basis of a Qualified Appraisal of the NOLV thereof as derived by Agent the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first‑out basis in accordance with GAAP, provided that the Value of Eligible Inventory shall not include (i) the portion of the value of the Eligible Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower, or (ii) any write-up or write-down in value with respect to currency exchange rates.
"Working Capital Obligations" means the sum of (a) the aggregate principal amount of all Revolving Loans and (b) the LC Obligations.

1.2.    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.
1.3.    Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The term "documents" means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. Definition of all agreements, instruments and documents shall, unless otherwise specified in such definition, refer to such agreement, instrument or document as amended, modified, supplemented, restated, refinanced or renewed from time to time in accordance with its terms and the terms of this Agreement. Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Software and Supporting Obligation.
SECTION 2.    CREDIT FACILITIES
2.1.    Commitments. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Credit Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective shares of the Commitments available to Borrowers, in an aggregate amount up to $70,000,000, as set forth hereinbelow.
2.2.    Revolving Commitments.
(a)    Revolving Loans. Each Lender agrees, severally to the extent of its Revolving Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolving Loans to Borrowers on any Business Day during the period from the Closing Date through the Business Day before the last day of the Term, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolving Commitment at such time, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that, except as provided in Section 2.2(b)(ii), Lenders shall have no obligation to Borrowers whatsoever to honor any request for a Revolving Loan on or after the Revolving Commitment Termination Date or if at the time of the proposed funding thereof the aggregate Working Capital Obligations then outstanding and Pending Revolving Loans exceeds, or would exceed after the funding of such Revolving Loan, the lesser of (i) the Borrowing Base or (ii) the Revolving Commitments. Each borrowing of Revolving Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolving Commitments. The Revolving Loans shall bear interest as set forth in Section 2.5 hereof. Each Revolving Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans, LIR Loans or LIBOR Loans.
(b)    Out-of-Formula Loans.
(i)    If the Working Capital Obligations outstanding at any time should exceed the Borrowing Base at such time, including as a result of the reduction of the Applicable Seasonal Overadvance Amount in accordance with the terms of this Agreement (an "Out-of-Formula Condition"), such Working Capital Obligations shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Credit Documents. In the event that Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans or are required to do so by Section 2.2(b)(ii), such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in Section 2.5(e). Borrowers acknowledge and agree that if an Out-of-Formula Condition exists at the time of or as a result of the reduction of the Applicable Seasonal Overadvance Amount in accordance with the terms of this Agreement, Agent and Lenders shall have no obligation to continue to honor Borrowers requests for Revolving Loans until such time that such Out-of-Formula Condition is cured.
(ii)    Unless otherwise directed in writing by the Requisite Lenders, Agent may require Lenders to honor requests by Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in Section 2.2(a) or elsewhere in this Agreement, Lenders shall continue to make Revolving Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrowers to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than fifteen (15) consecutive days, following which no Out-of-Formula Condition exists for at least fifteen (15) consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the Revolving Loans outstanding at any time does not exceed the aggregate amount of the Commitments at such time, and (iii) the Out-of-Formula Condition is not known by Agent at the time in question to exceed $5,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolving Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $3,000,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed five (5) Business Days. In no event shall any Borrower or any other Credit Party be deemed to be a beneficiary of this Section 2.2(b)(ii) or authorized to enforce any of the provisions of this Section 2.2(b)(ii).
(c)    Use of Proceeds. The proceeds of the Revolving Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to refinance the Existing Indebtedness; (ii) to pay the Transaction Costs; (iii) to pay any of the Obligations in accordance with this Agreement; and (iv) to make expenditures for working capital and other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or applicable law including to finance Permitted Acquisitions. In no event may any Revolving Loan proceeds be used by any Credit Party (x) to purchase or to carry, or to reduce, retire or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System or the Exchange Act or (y) to fund any operations or finance any investments or activities in, or to make payments to, a Sanctioned Person.

(d)    Revolving Notes. The Revolving Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolving Loan Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrowers, completed in conformity with this Agreement and delivered to such Lender. All outstanding principal amounts and accrued interest under the Revolving Loan Notes shall be due and payable as set forth in Section 2.20.
(e)    Voluntary Reduction of Revolving Commitments. Borrowers may permanently reduce the Revolving Commitments, on a Pro Rata basis for each Lender, upon at least three (3) Business Days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $1,000,000, or an increment of $250,000 in excess thereof; provided, that, in no event shall the Revolving Commitments be reduced to less than $50,000,000.
(f)    Protective Advances. Agent shall be authorized, in its sole and absolute discretion, at any time or times that a Default or Event of Default exists or any of the conditions precedent set forth in Section 3.2 hereof have not been satisfied, to make Revolver Loans that are Base Rate Loans to Borrowers in an aggregate amount outstanding at any time not to exceed $5,000,000, but only to the extent that Agent, in the exercise of its business judgment, deems the funding of such Loans (herein called "Protective Advances") to be necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood, or increase the amount, of repayment of the Obligations or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses, all of which Protective Advances shall be deemed part of the Obligations and secured by the Collateral and shall be treated for all purposes of this Agreement (including Section 2.22) as advances for the repayment to Agent and Lenders of Extraordinary Expenses; provided, however, that the Requisite Lenders may at any time revoke Agent's authorization to make any such Protective Advances by written notice to Agent, which shall become effective prospectively upon and after Agent's actual receipt thereof. Absent such revocation, Agent’s determination that the making of a Protective Advance is required for any such purposes shall be conclusive. Each Lender shall participate in each Protective Advance in an amount equal to its Pro Rata share of the Revolving Commitments. Notwithstanding the foregoing, the maximum amount of Protective Advances outstanding at any time, when added to the aggregate of Revolving Loans, LC Obligations and Out-of-Formula Loans outstanding at such time, shall not exceed the total of the Revolving Commitments. Nothing in this Section 2.2 shall be construed to limit in any way the amount of Extraordinary Expenses that may be incurred by Agent and that Borrowers shall be obligated to reimburse to Agent as provided in the Credit Documents.
2.3.    LC Facility.
(a)    Issuance of Letters of Credit. Subject to all of the terms and conditions hereof, Issuer agrees to establish the LC Facility pursuant to which, during the period from the date hereof to (but excluding) the 30th day prior to the last day of the Term, Issuer shall issue one or more Letters of Credit on Borrower Agent's request therefor from time to time, subject to the following terms and conditions:
(i)    Each Borrower acknowledges that Issuer's willingness to issue any Letter of Credit is conditioned upon Issuer's receipt of (A) an LC Application with respect to the requested Letter of Credit and (B) such other instruments and agreements as Issuer may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Issuer shall have no obligation to issue any Letter of Credit unless (x) Issuer receives an LC Request and LC Application at least five (5) Business Days prior to the date of issuance of a Letter of Credit, and

(y) each of the LC Conditions is satisfied on the date of Issuer's receipt of the LC Request and at the time of the requested issuance of a Letter of Credit.
(ii)    Letters of Credit may be requested by a Borrower only if they are to be used (a) to support obligations of a Borrower or a Subsidiary of a Borrower incurred in the Ordinary Course of Business of such Borrower or such Subsidiary, on a standby or documentary basis, and payable solely in U.S. Dollars or (b) for such other purposes as Agent and Lenders may approve from time to time in writing.
(iii)    Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Issuer that are contained in any LC Application or in any other agreement customarily or reasonably required by Issuer in connection with the issuance of any Letter of Credit. If Issuer shall honor any request for payment under a Letter of Credit, Borrowers shall be jointly and severally obligated to pay to Issuer, in Dollars on the same day as the date on which payment was made by Issuer (the "Reimbursement Date"), an amount equal to the amount paid by Issuer under such Letter of Credit (or, if payment thereunder was made by Issuer in a currency other than Dollars, an amount equal to the dollar equivalent of such currency, as determined by Issuer, as of the time of Issuer's payment under such Letter of Credit, in each case), together with interest from and after the Reimbursement Date until Full Payment is made by Borrowers at the Default Rate for Revolving Loans constituting Base Rate Loans. Until Issuer has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Issuer, in addition to all of its other rights and remedies under this Agreement and any LC Application, shall be fully subrogated to the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers have been discharged with the proceeds of such Letter of Credit. Whether or not a Borrower submits any Funding Notice to Agent, Borrowers shall be deemed to have requested from Lenders a borrowing of Base Rate Loans in an amount necessary to pay to Issuer all amounts due to Issuer on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such borrowing whether or not any Default or Event of Default has occurred or exists, the Commitments have been terminated, the funding of the borrowing would result in (or increase the amount of) any Out of-Formula Condition, or any of the conditions set forth in Section 3.2 are not satisfied.
(iv)    Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Issuer for any payment made by Issuer under a Letter of Credit shall be absolute, unconditional, irrevocable and joint and several and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary or transferee of any Letter of Credit except to the extent the Issuer was grossly negligent as determined by a court of competent jurisdiction in a non-appealable proceeding. In connection with the issuance of any documentary Letter of Credit, none of Agent, Issuer or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in the Documents; the form, validity, sufficiency, enforceability, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon, even if such Documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure or omission to ship, any or all of the goods referred to in a documentary Letter of Credit or Documents applicable thereto; any deviation from instructions, delay, default or fraud by the shipper and/or any Person in connection with any goods or any shipping or delivery thereof; any breach of contract between the shipper or vendors and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, email, electronic transmission, or otherwise, whether or not they be in cipher, unless such errors, omissions, interruptions or delays are the result of the gross negligence or willful misconduct of Issuer; errors in interpretation of technical terms; the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or any consequences arising from causes beyond the control of Issuer, Agent, or any Lender, including any act or omission (whether rightful or wrongful) of any present or future Governmental Authority. The rights, remedies, powers and privileges of Issuer under this Agreement with respect to Letters of Credit shall be in addition to, and cumulative with, all rights, remedies, powers and privileges of Issuer under any of the LC Documents. Nothing herein shall be deemed to release Issuer from any liability or obligation that it may have in respect to any Letter of Credit arising out of and directly resulting from its own gross negligence or willful misconduct.
(v)    No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit that contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal, unless any such Lender shall have provided to Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the LC Conditions are met and no Default or Event of Default exists, each Lender shall be deemed to have consented to any such extension or renewal.
(vi)    Unless otherwise provided in any of the LC Documents, each LC Application and each Letter of Credit shall be subject to and governed, as applicable, by (i) the Uniform Customs and Practice for Documentary Credits International Chamber of Commerce ("ICC"), Publication 500, or any subsequent revision or restatement thereof adopted by the ICC and in use by Issuer or (ii) the International Standby Practices, ICC Publication No. 590, or any subsequent revision or restatement thereof adopted by the ICC and in use by Issuer, except to the extent that the terms of such publication would limit or diminish rights granted to Issuer hereunder or in any other Credit Document.
(b)    Participations.
(i)    Immediately upon the issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Issuer, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all LC Obligations arising in connection with such Letter of Credit, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolving Loans and LC Obligations then outstanding, exceeds such Lender's Revolving Commitment; provided, however that if Issuer shall have received written notice from a Lender on or before the Business Day immediately prior to the date of Issuer's issuance issue of a Letter of Credit that one or more of the conditions set forth in Section 3.2 has not been satisfied, Issuer shall have no obligation to issue (and shall not issue) the requested Letter of Credit or any other Letter of Credit until such notice is withdrawn in writing by that Lender or until the Requisite Lenders shall have effectively waived such condition in accordance with this Agreement. In no event shall Issuer be deemed to have notice or knowledge of any existence of any Default or Event of Default or the failure of any

LC Condition or any other condition in Section 3.2 to be satisfied prior to its receipt of such notice from a Lender.
(ii)    If Issuer makes any payment under a Letter of Credit and Borrowers do not repay or cause to be repaid the amount of such payment on the Reimbursement Date, Issuer shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within one (1) Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of Issuer, in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to Issuer. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent on a timely basis as herein provided, such Participating Lender agrees to pay to Agent for the account of Issuer, forthwith on demand, such amount together with interest thereon at the Federal Funds Rate until paid. The failure of any Participating Lender to make available to Agent for the account of Issuer such Participating Lender's Pro Rata share of the LC Obligations shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Obligations. No Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the LC Obligations on the date such payment is to be made.
(iii)    Whenever Issuer receives a payment on account of the LC Obligations, including any interest thereon, as to which Agent has previously received payments from any Participating Lender for the account of Issuer, Issuer shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof.
(iv)    The obligation of each Participating Lender to make payments to Agent for the account of Issuer in connection with Issuer's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrowers may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Credit Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the existence of any setoff or defense any Credit Party may have with respect to any of the Obligations; or the termination of the Commitments.
(v)    Neither Issuer nor any of its officers, directors, employees or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any of the LC Documents except as a result of actual gross negligence or willful misconduct on the part of Issuer. Issuer does not assume any responsibility for any failure or delay in performance or breach by a Borrower or any other Person of its obligations under any of the LC Documents. Issuer does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, or any Credit Party. Issuer shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party or any Account

Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, Issuer shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Issuer, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuer may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuer may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by Issuer with reasonable care. Issuer shall not have any liability to any Participating Lender by reason of Issuer's refraining to take any action under any of the LC Documents without having first received written instructions from the Requisite Lenders to take such action.
(vi)    Upon the request of any Participating Lender, Issuer shall furnish to such Participating Lender copies (to the extent then available to Issuer) of each outstanding Letter of Credit and related LC Documents as may be in the possession of Issuer and reasonably requested from time to time by such Participating Lender.
(c)    Cash Collateral Account. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding (i) at any time that an Event of Default exists, (ii) on any date that Excess Availability is less than zero, (iii) on or at any time after the Revolving Commitment Termination Date, or (iv) on the day that is ten (10) days prior to the last day of the Term, then Borrowers shall, on Issuer's or Agent's request, forthwith pay to Issuer the amount of any LC Obligations that are then due and payable and shall, upon the occurrence of any of the events described in clauses (i), (iii) and (iv) hereinabove, Cash Collateralize all outstanding Letters of Credit or provide a back-up letter of credit acceptable to Agent in all respects and from a financial institution acceptable to Agent in all respects. If notwithstanding the occurrence of one or more of the events described in clauses (i), (iii) and (iv) in the immediately preceding sentence Borrowers fail to Cash Collateralize any outstanding Letters of Credit or provide a back-up letter of credit acceptable to Agent in all respects and from a financial institution acceptable to Agent in all respects on the first Business Day following Agent's or Issuer's demand therefor, Lenders may (and shall upon direction of Agent) advance such amount as Revolving Loans (whether or not the Revolving Commitment Termination Date has occurred or an Out of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents. Each Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations (including LC Obligations), whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Issuer, Agent or any Lender with respect to the LC Obligations. None of Borrowers nor any other Person claiming by, through or under or on behalf of Borrowers shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Obligations, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding in accordance with the provisions of Section 2.22, with any surplus to be turned over to Borrowers).
(d)    Indemnifications.

(i)    In addition to and without limiting any other indemnity which Borrowers may have to any Indemnitees under any of the Credit Documents, or any other amount payable as provided herein each Borrower hereby agrees to indemnify and defend each of the Indemnitees and to hold each of the Indemnitees harmless from and against any and all claims which any Indemnitee may suffer, incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit, (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or the payment or failure to pay thereunder or (c) Issuer following any instructions of a Borrower with respect to any Letter of Credit or any Document received by Issuer with reference to any Letter of Credit.
(ii)    Each Participating Lender agrees to indemnify and defend each of Regions and its Affiliates and all of Regions' and each of its Affiliates present and future officers, directors, agents, employees and attorneys (the "Regions Indemnitees") (to the extent the Regions Indemnitees are not reimbursed by Borrowers or any other Credit Party, but without limiting the indemnification obligations of Borrowers under this Agreement), to the extent of such Lender's Pro Rata share of the Revolving Commitments, from and against any and all claims which may be imposed on, incurred by or asserted against any of the Regions Indemnitees in any way related to or arising out of Issuer's administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated thereby (including costs and expenses which Borrowers are obligated to pay under Section 2.7).
2.4.    Bank Products. Borrowers may request any Lender to provide, or to arrange for one or more of its Affiliates to provide, Bank Products, but no Lender shall have any obligation whatsoever to provide, or to arrange for the provision of, any Bank Products. If Bank Products are provided by an Affiliate of a Lender, Borrowers agree to indemnify and hold Agent and Lenders harmless from and against any and all claims at any time incurred by Agent or any Lenders that arise from any indemnity given to such Affiliates that relate to such Bank Products. Borrowers acknowledge that obtaining Bank Products from any Lender or its Affiliates is in the discretion of such Lender or its Affiliates and is subject to all rules and regulations of such Lender or its Affiliates that are applicable to such Bank Products.
2.5.    Interest.
(a)    Rates of Interest. Borrowers agree to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:
(i)    for Revolving Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time;
(ii)    for Revolving Loans made or outstanding as LIBOR Loans, the Applicable Margin plus LIBOR for the applicable Interest Period selected by Borrowers in conformity with this Agreement; or
(iii)    for Revolving Loans made or outstanding as LIR Loans, the Applicable Margin plus the LIBOR Index Rate in effect from time to time.
During a Seasonal Overadvance Period, upon the satisfaction of the Applicable Seasonal Overadvance Conditions, the delivery of the Seasonal Overadvance Notice, and Agent's acceptance of the same (and the inclusion of the Applicable Seasonal Overadvance Amount in the Borrowing Base), all Revolving Loans up to the Applicable Seasonal Overadvance Amount (which shall be deemed to be the first Revolving Loans made and outstanding) shall bear interest based upon the rates set forth above, as applicable, plus 0.50%.
Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the LIBOR Index Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the LIBOR Index Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the LIBOR Index Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.
(b)    Conversions and Continuations.
(i)    Borrowers may on any Business Day, subject to the giving of a proper Conversion/Continuation Notice as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, during the period that any Default or Event of Default exists, Agent may (and shall at the direction of the Requisite Lenders) declare that no Loan may be made or continued as or converted into a LIBOR Loan. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Loans must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.
(ii)    Whenever Borrowers desire to convert or continue Loans under Section 2.5(b), Borrower Agent shall give Agent a Conversion/Continuation Notice, signed by an authorized officer of Borrower Agent, at least one (1) Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least three (3) Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Promptly after receipt of a Conversion/Continuation Notice, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Conversion/Continuation Notice shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto and, in the absence of any specification by Borrowers of the Interest Period, an Interest Period of one month will be deemed to be specified) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver the Conversion/Continuation Notice, Borrowers shall be deemed to have elected to convert such LIBOR Loans to LIR Loans.

(c)    Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second or third month thereafter; provided, however, that: (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolving Loan shall commence on the date on which the next preceding Interest Period expires; (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period in respect of LIBOR Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which a Borrower is required to make a scheduled payment of such portion of principal; and (v) no Interest Period shall extend beyond the last day of the Term.
(d)    Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period (or for purposes of determining the LIBOR Index Rate), by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's or Regions' position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR, then, and in any such event, Agent shall forthwith give notice (by telephone promptly confirmed in writing) to Borrowers of such determination. Until Agent notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans and LIR Loans shall be suspended, and such affected Loans then outstanding shall at the end of the then applicable Interest Period (in the case of LIBOR Loans), immediately (in the case of LIR Loans) or at such earlier time as may be required by applicable law, bear the same interest as Base Rate Loans.
(e)    Default Rate of Interest. Borrowers shall pay interest at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by applicable law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until Full Payment; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by applicable law, all past due interest) upon the earlier to occur of (x) Borrower Agent's receipt of notice from Agent of the Requisite Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Requisite Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding whether or not under the circumstances described in clauses (i) or (ii) hereof Lenders elect to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans (unless otherwise agreed in writing by the Requisite Lenders), whether or not demand for payment thereof has been made by Agent. To the fullest extent permitted by applicable law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower. Interest accrued at the Default Rate shall be due and payable on demand.

2.6.    Fees. In consideration of Lenders' establishment of the Commitments in favor of Borrowers, and Agent's agreement to serve as collateral and administrative agent hereunder, Borrowers jointly and severally agree to pay the following fees:
(a)    Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Agent, for the Pro Rata benefit of Lenders, a fee for each day of a Fiscal Quarter equal to (i) 0.50% per annum, divided by (ii) 360 times (iii) the amount by which the Revolving Commitments exceeded the Working Capital Obligations for the immediately preceding Fiscal Quarter. Such fee shall be set on the first day of each Fiscal Quarter and shall be payable on the first day of each calendar month and on the Revolving Commitment Termination Date; provided that, with respect to any Fiscal Quarter, if the amount by which the Revolving Commitments exceeded the Working Capital Obligations for the immediately preceding Fiscal Quarter is less than 50% of the Revolving Commitments, then in calculating the fee under this Section 2.6(a), the rate set forth in subclause (i) shall be 0.375% per annum.
(b)    LC Facility Fees. Borrowers shall be jointly and severally obligated to pay: (a)(i) to Agent for the Pro Rata account of each Lender for all Letters of Credit, the Applicable Margin in effect for Revolving Loans that are LIBOR Loans on a per annum basis based on the average amount available to be drawn under Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination), payable monthly, in arrears, on the first Business Day of the following month; (ii) to Issuer for its own account a Letter of Credit fronting fee of 0.125% per annum based on the average amount available to be drawn under all Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement determined as of the close of business on any date of determination, payable monthly, in arrears, on the first Business Day of the following month; and (iii) to Issuer for its own account all customary charges associated with the issuance, amending, negotiating, payment, processing and administration of all Letters of Credit. All Letter of Credit fees referenced in clause (a)(i) above that are expressed as a percentage shall be increased to a percentage that is 2% greater than the percentage that would otherwise be applicable when the Default Rate is in effect.
(c)    Audit and Appraisal Fees and Expenses. Borrowers shall reimburse Agent and Co-Collateral Agent for all reasonable (and to the extent an invoice is available, documented) costs and expenses incurred by Agent or Co-Collateral Agent (including standard fees charged by Agent's or Co-Collateral Agent's internal field exam department) in connection with field examinations and inventory appraisals and reviews of any Credit Party's books and records and such other matters pertaining to any Credit Party or any Collateral as Agent in its Credit Judgment (or Agent and Co-Collateral Agent collectively in their Credit Judgment) shall deem appropriate, (i) up to three (3) times per Fiscal Year for Inventory appraisals as determined by Agent in its Credit Judgment (or Agent and Co-Collateral Agent collectively in their Credit Judgment) based upon the amount of Excess Availability from time to time, unless a Default or Event of Default exists (in which event, there shall be no limit on the number of appraisals for which Borrowers shall be obligated to reimburse Agent and Co-Collateral Agent) and (ii) up to three (3) times per Fiscal Year for field examinations as determined by Agent in its Credit Judgment (or Agent and Co-Collateral Agent collectively in their Credit Judgment) based upon the amount of Excess Availability from time to time, unless a Default or Event of Default exists (in which event, there shall be no limit on the number of field examinations for which Borrowers shall be obligated to reimburse Agent and Co-Collateral Agent) and, in each case, shall pay to Agent and Co-Collateral Agent the standard amount charged by Agent and Co-Collateral Agent, as applicable, per day for each day that an employee or agent of Agent or Co-Collateral Agent shall be engaged in a field examination, appraisal or review of any Credit Party's books and records plus out-of-pocket expenses. The foregoing shall not be construed to limit Agent's or Co-Collateral Agent's right to conduct audits and appraisals of the Collateral as provided in Section 5.6.

(d)    Other Fees. In addition to the other fees provided for herein, Borrowers shall be jointly and severally obligated to pay to Regions the fees set forth in the Fee Letter.
(e)    General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit); and, except as otherwise set forth herein or required by applicable law, shall not be subject to rebate, refund or proration. All fees provided for in Section 2.6 are, and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.
(f)    Computation of Interest and Fees. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days (or, in the case any interest calculated under clause (ii)(b) of the definition of Base Rate, 365/366 days). For purposes of computing interest and other charges hereunder, each payment received by Agent (with the date of such receipt to be governed by Section 2.23) shall be deemed applied by Agent and Lenders on account of the Obligations (subject to final payment of such items) on the Business Day after the Business Day on which Agent receives such payment item in the Collection Account, and Agent shall be deemed to have received such payment item on the date specified in Section 2.23.
(g)    Seasonal Overadvance Fee. On the first date during any calendar year that Agent receives a Seasonal Overadvance Notice from Euramax, and concurrently with the delivery of such Seasonal Overadvance Notice and Agent's acceptance of the same (and the inclusion of the Applicable Seasonal Overadvance Amount in the Borrowing Base), Borrowers shall be jointly and severally obligated to pay to Agent, for the Pro Rata benefit of Lenders, an activation fee in the amount of 0.20% of the Applicable Seasonal Overadvance Amount (such fee is referred to herein as the "Seasonal Overadvance Fee").
2.7.    Reimbursement Obligations.
(a)    Borrowers shall reimburse Agent and Lenders for any Extraordinary Expenses incurred by Agent or any Lender, on the sooner to occur of Agent's demand therefor or Agent's receipt of any proceeds of Collateral in connection with any Enforcement Action (subject to the provisions of Section 2.22 with respect to the application of any proceeds of Collateral). Borrowers also shall reimburse Agent for all legal, accounting, appraisal, consulting and other fees and expenses suffered or incurred by Agent in connection with: (i) the negotiation and preparation (and internal legal review) of any of the Credit Documents, any amendment or modification thereto; (ii) the administration of the Credit Documents and the transactions contemplated thereby; (iii) action taken to perfect or maintain the perfection or priority of any of Agent's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted by Agent with respect to any Credit Party's books and records or any of the Collateral; (v) any effort by Agent to verify or appraise any of the Collateral. All amounts chargeable to or reimbursable by Borrowers under this Section 2.7 shall constitute Obligations that are secured by all of the Collateral and shall be payable on demand to Agent. Borrowers also shall reimburse Agent for expenses incurred by Agent in its administration of any of the Collateral to the extent and in the manner provided in any of the other Credit Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Credit Documents regarding the indemnification or reimbursement by Borrowers of claims suffered or incurred by Agent or any Lender.
(b)    If at any time Agent or (with the prior consent of Agent) any Lender shall agree to indemnify any Person against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrowers, or shall guarantee or otherwise assure payment of any liability or obligation of Borrowers to such Person, or otherwise shall provide assurances of Borrowers' payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Agent or any Lender with respect to Banking Relationship Debt, then the contingent obligation of Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrowers shall repay, on demand, any amount so paid or any liability incurred by Agent or any Lender in connection with any such indemnity, guaranty or assurance. Nothing herein shall be construed to impose upon Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance. The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of any Borrower's knowledge of the existence thereof, shall survive termination of the Commitments and Full Payment of the Obligations and any other provisions of the Credit Documents regarding reimbursement or indemnification by Borrowers of claims suffered or incurred by Agent or any Lender.
2.8.    Bank Charges. Borrowers shall pay to Agent, on demand, any and all fees, costs or expenses which Agent pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of a Borrower by Agent of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent of any payment item received or delivered to Agent on account of the Obligations. Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent.
2.9.    Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or LIR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or LIR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan or LIR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give after such determination Agent and Borrowers notice thereof and may thereafter (1) declare that LIBOR Loans or LIR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan or LIR Loan from such Lender shall be deemed a request for a Base Rate Loan, unless such Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans or LIR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.9 insofar as such Lender determines the continuance of LIBOR Loans or LIR Loans to be impracticable, in which event all such LIBOR Loans or LIR Loans of such Lender shall be converted automatically to Base Rate Loans as of the date of any Borrower's receipt of the aforesaid notice from such Lender.
2.10.    Increased Costs. If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of LIBOR Reserve Requirements or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

(i)    any Lender shall be subject after the date hereof to any Tax, duty or other charge with respect to any LIBOR Loan, LIR Loan or Letter of Credit or its obligation to make LIBOR Loans or LIR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or LIR Loans or its obligation to make LIBOR Loans or LIR Loans, issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit (except for (A) changes in the rate of Tax on the net income or gross receipts or franchise tax of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located or otherwise as a result of a connection between a Lender and such jurisdiction other than any connection arising solely from the rights and obligations as a Lender, or the activities of a Lender, pursuant to or in connection with this Agreement or the other Credit Documents and (B) Taxes imposed as a result of the failure to comply with FATCA); or
(ii)    any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans, LIR Loans or Letters of Credit or its obligation to make LIBOR Loans or LIR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit shall be imposed on such Lender or the London interbank market;
and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans or LIR Loans or LIR Loans or issuing Letters of Credit (except to the extent already included in the determination of the applicable LIBOR for LIBOR Loans or LIBOR Index Rate for LIR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give any Borrower notice thereof and Borrowers shall from time to time, upon written notice from and demand by such Lender specifying in reasonable detail the amount owing due to the increased costs (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within five (5) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs. A certificate as to the amount of such increased costs, submitted to Borrowers by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error.
If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this Section 2.10 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, LIBOR, or the LIBOR Index Rate, as applicable, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans or LIR Loans or issuing Letters of Credit, then, and in any such event:
(i)    Agent shall forthwith give notice (by telephone confirmed promptly in writing) to Borrowers and Lenders of such event;
(ii)    Borrowers' right to request and such Lender's obligation to make LIBOR Loans or LIR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit shall be immediately suspended and Borrowers' right to continue a LIBOR Loan or an LIR Loan as such beyond the then applicable Interest Period or to request a Letter of Credit shall also be suspended, until each condition giving rise to such suspension no longer exists; and

(iii)    such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such borrowing.
For purposes of this Section 2.10, all references to a Lender shall be deemed to include Issuer and any bank holding company or bank parent of such Lender or Issuer. If any Lender provides notice that, due to the circumstances described in this Section 2.10, LIBOR will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans or participating in LC Obligations arising from the issuance of Letters of Credit, then such Lender may be replaced pursuant to the provisions of Section 11.7.
2.11.    Capital Adequacy. If any Lender determines that after the date hereof (a) the adoption of any applicable law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such applicable law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender's commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:
(i)    Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender's determination of such occurrence, give notice thereof to Borrowers and Lenders; and
(ii)    Borrowers shall pay to Agent, for the account of such Lender, as an additional fee from time to time, on demand, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender (on or after tax basis) for such reduction.
A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.11 all references to a Lender shall be deemed to include Issuer and any bank holding company or bank parent of such Lender or Issuer.
2.12.    Mitigation. Each Lender agrees that, with reasonable promptness after such Lender becomes aware that such Lender is entitled to receive payments under Sections 2.9, 2.10 or 2.11, or is or has become subject to U.S. withholding taxes payable by any Borrower in respect of its Loans or other Credit Extensions, it will, to the extent not inconsistent with any internal policy of such Lender or any applicable legal or regulatory restriction, (i) use all reasonable efforts to make, fund or maintain the Commitment of such Lender or the Loans or other Credit Extensions of such Lender through another lending office of such Lender, or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would relieve Borrowers from their obligations to pay such additional amounts (or reduce the amount of such payments), or such withholding taxes would be reduced, and if the making, funding or maintaining of such Commitment or Loans or other Credit Extensions through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitment or Loans or other Credit Extensions or the interests of such Lender. For purposes of this Section 2.12, all references to a Lender shall be deemed to include Issuer.
2.13.    Funding Losses. Borrowers shall jointly and severally indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent or any Lender may ever sustain or incur as a consequence of any prepayment, conversion of or any default by Borrowers in the payment of the principal of or interest on any LIBOR Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Loan after notice thereof has been given, including any interest payable by Agent or any Lender to lenders of funds obtained by any of them in order to make or maintain its LIBOR Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower Agent shall be conclusive absent manifest error.
2.14.    Maximum Interest. Regardless of any provision contained in any of the Credit Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Credit Documents and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Credit Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Credit Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received with respect to the Obligations in excess of the Maximum Rate ("Excess"), each Borrower stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal of such Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.5, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Credit Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by applicable law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers, Agent and Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section 2.14 shall be deemed to be incorporated into every Credit Document (whether or not any provision of this Section is referred to therein). All such Credit Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.14.
2.15.    Loan Administration.
(a)    Manner of Borrowing and Funding Revolving Loans. Borrowings under the Commitments established pursuant to Section 2.1 shall be made and funded as follows:
(b)    Funding Notice.
(i)    Whenever Borrowers desire to make a borrowing under Section 2.2 (other than a borrowing resulting from a conversion or continuation pursuant to Section 2.5(b)), Borrowers shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such borrowing request in the form of a Funding Notice, which shall be signed by an authorized officer of Borrower Agent. Such Funding Notice shall be given by Borrower Agent no later than 1:00 p.m. at the office designated by Agent from time to time (a) on the Business Day of the requested funding date of such borrowing, in the case of Base Rate Loans, and (b) at least three (3) Business Days prior to the requested funding date of such borrowing, in the case of LIBOR Loans. Notices received after 1:00 p.m. shall be deemed received on the next Business Day. Each Funding Notice (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the borrowing, (b) the date of borrowing (which shall be a Business Day), (c) whether the borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such borrowing are to be disbursed.
(ii)    Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including any LC Obligations, Extraordinary Expenses, and any amounts owed to any Lender or any Affiliate of any Lender for Banking Relationship Debt) shall be deemed irrevocably to be a request (without any requirement for the submission of a Funding Notice) for Revolving Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolving Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolving Loan on or after the Revolving Commitment Termination Date, when an Out-of-Formula Condition exists or would result therefrom, or when any applicable condition precedent set forth in Section 3.2 is not satisfied, but may do so in the discretion of Agent (or at the direction of the Requisite Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolving Loan is funded after the Revolving Commitment Termination Date.
(iii)    If Regions establishes any Controlled Disbursement Account, the presentation for payment by Regions of any check or other item of payment drawn on any such Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request (without any requirement for the submission of a Funding Notice) for Revolving Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolving Loans may be disbursed to such Controlled Disbursement Account and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to honor any deemed request for a Revolving Loan on or after the Revolving Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in Section 3.2 is not satisfied, but may do so in the discretion of Agent (or at the direction of the Requisite Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolving Loan is funded after the Revolving Commitment Termination Date.
(c)    Fundings by Lenders. Subject to its receipt of notice from Agent of a Funding Notice as provided in Section 2.15(b) (except in the case of a deemed request by Borrower Agent for a Revolving Loan as provided in Section 2.15(b)(ii) or (iii), in which event no Funding Notice need be submitted), each Lender shall timely honor its Revolving Commitment by funding its Pro Rata share of each borrowing of Revolving Loans that is properly requested and that Borrowers are entitled to receive under this Agreement. Agent shall endeavor to notify Lenders of each Funding Notice (or deemed request for a borrowing pursuant to Section 2.15(b)(ii) or (iii)), by 2:00 p.m. on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least two (2) Business Days before the proposed funding date (in the case of LIBOR Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the borrowing requested or deemed requested by Borrowers at Agent's designated bank in immediately available funds not later than 3:00 p.m. on the date of funding of such borrowing, unless Agent's notice to Lenders is received after 2:00 p.m. on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested borrowing on or before 1:00 p.m. of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolving Loans received by it available to Borrowers by disbursing such proceeds in accordance with Borrower Agent's disbursement instructions set forth in the applicable Funding Notice. Neither Agent nor any Lender shall have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolving Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolving Loan, the wire transfer of which was initiated by Agent in accordance with wiring instructions provided to Agent. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested borrowing (or deemed request for a borrowing pursuant to Section 2.15(b)(ii) or (iii)), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrowers on the applicable funding date. If a Lender's Pro Rata share of such borrowing is not in fact deposited with Agent, then, if Agent has disbursed to Borrowers an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrowers until the date such amount is paid or repaid to Agent, (a) in the case of Borrowers, at the interest rate applicable to such borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolving Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds. A notice from Agent submitted to any Lender with respect to amounts owing under this Section 2.15 shall be conclusive, absent manifest error.
(d)    [Reserved.]
(e)    Disbursement Authorization. Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by any Borrower, or deemed to be requested pursuant to Section 2.15(b), as follows: (i) the proceeds of each Revolving Loan requested under Section 2.15(b) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial borrowing, and, in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from any Borrower; and (ii) the proceeds of each Revolving Loan requested under Section 2.15(b) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.
(f)    Telephonic Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of Types of Loans and transfer funds to or on behalf of Borrowers based on telephonic notices or instructions from any individual whom Agent or any Lender in good faith believes to be acting on behalf of Borrower Agent or any Borrower. Borrowers shall confirm each such telephonic request for a borrowing or conversion or continuation of Loans by prompt delivery to Agent of the required Funding Notice or Conversion/Continuation Notice, as applicable, duly executed by an authorized officer of Borrower Agent. If the written confirmation differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by any Borrower as a result of Agent's or any Lender's acting upon its understanding of telephonic instructions or requests from a person believed in good faith by Agent or any Lender to be a person authorized by a Borrower to give such instructions or to make such requests on Borrowers' behalf.
2.16.    Defaulting Lender. If any Lender shall, at any time, (a) fail to make any payment to Agent or Regions that is required hereunder or fails otherwise to perform its obligations under any Credit Documents, and such failure is not cured within one (1) Business Day, or (b) is the subject of any bankruptcy or insolvency proceeding (such Lender is referred to herein as a "Defaulting Lender"), Agent may, but shall not be required to, retain payments that would otherwise be made to such Defaulting Lender hereunder and apply such payments to such Defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolving Loan or payment in respect of an LC Obligation shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolving Loan or payment in respect of an LC Obligation on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan or payment in respect of an LC Obligation to be made by such Lender on the date of any borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Credit Documents, Collateral or any Obligations and determining a Defaulting Lender's share of payments, fees and proceeds of Collateral pending such Defaulting Lender's cure of its defaults hereunder, a Defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). The provisions of this Section 2.16 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrowers.
2.17.    Special Provisions Governing LIBOR Loans.
(a)    Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed nine (9).

(b)    Minimum Amounts. Each Borrowing of LIBOR Loans pursuant to Section 2.5, and each continuation of or conversion to LIBOR Loans pursuant to Section 2.5, shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount.
(c)    LIBOR Lending Office. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer. Increased costs for expenses resulting from a change in applicable law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.
(d)    Funding of LIBOR Loans. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loans; provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrowers to repay such LIBOR Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. The calculation of all amounts payable to Lender under Sections 2.10 and 2.13 shall be made as if each Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loans; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under Sections 2.10 and 2.13.
2.18.    Borrower Agent. Each Borrower hereby irrevocably appoints Euramax, and Euramax agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement (in such capacity, "Borrower Agent"), including requesting borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent. Agent may rely, and shall be fully protected in relying, on any Funding Notice, Conversion/Continuation Notice, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Borrower Agent, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Funding Notice, Notice of Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this Section 2.18 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. Agent may maintain a single Loan Account in the name of "Euramax International, Inc." hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.
2.19.    Loans to Constitute One General Obligation. The Loans and LC Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Collateral Document) shall be secured by Agent's Liens upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations owed by Borrowers to Agent or such Lender.
2.20.    Payments.
(a)    General Payment Provisions. All payments (including all prepayments) of principal of and interest on the Loans, LC Obligations and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes (subject to Section 2.25), and, with respect to payments made other than by application of collections to the Collections Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). All payments received by Agent shall be distributed by Agent in accordance with this Agreement, hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Credit Documents.
(b)    Repayment of Revolving Loans.
(i)    Payment of Principal. The outstanding principal amounts with respect to the Revolving Loans shall be repaid as follows:
(A)    Any portion of the Revolving Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any Lender or Borrowers of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, and (b) the Revolving Commitment Termination Date.
(B)    Any portion of the Revolving Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Revolving Commitment Termination Date. In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolving Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under Section 2.13 as a consequence of such prepayment. Notwithstanding the foregoing provisions of this Section 2.20(b)(i)(B), if, on any date that Agent receives proceeds of any of the Accounts or Inventory, there are no Revolving Loans outstanding as Base Rate Loans, Agent may either hold such proceeds as cash security for the timely payment of the Obligations or apply such proceeds to any outstanding Revolving Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Revolving Commitment Termination Date).
(C)    Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Agent's demand or the first Business Day after any Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolving Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolving Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolving Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Revolving Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, and Agent may (a) hold such deposit as cash security pending disbursement of same to Lenders for application to the Obligations, or (b) if a Default or Event of Default exists, immediately apply such proceeds to the payment of the Obligations, including the Revolving Loans outstanding as LIBOR Loans (in which event Borrowers shall also pay to Agent for the Pro Rata benefit of Lenders any amounts required by Section 2.13 to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto).
(ii)    Payment of Interest. Interest accrued on the Revolving Loans shall be due and payable on (i) the first day of each month (for the immediately preceding month), computed through the last day of the preceding month, with respect to any Revolving Loan that is a Base Rate Loan, an LIR Loan or a LIBOR Loan, and (ii) the last day of the applicable Interest Period also in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrowers on the Revolving Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.5(b) on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.
(iii)    Mandatory Prepayments. In addition to Borrowers' obligation to pay the entire amount of the Obligations upon the Revolving Commitment Termination Date, Borrowers shall also be jointly and severally required to prepay the Obligations as follows:
(A)    Borrowers shall prepay the Obligations (I) in the amount of the Net Asset Sale Proceeds from Asset Sales of ABL Priority Collateral (other than the collection of Accounts and the sale or lease of Inventory in the Ordinary Course of Business) and (II) in the amount of all cash proceeds from the collection of Accounts or the sale or lease of Inventory in the Ordinary Course of Business. In addition, Borrowers shall prepay the Obligations in the amount of the Net Asset Sale Proceeds from Asset Sales of Notes Priority Collateral to the extent (x) such Net Asset Sale Proceeds are not required to be applied to the Senior Secured Notes or the Second Lien Obligations pursuant to the Intercreditor Agreement, as the case may be, and (y) such prepayment is otherwise permitted by the Senior Secured Notes Indenture and the Intercreditor Agreement;
(B)    Borrowers shall prepay the Obligations from (I) the Net Insurance/Condemnation Proceeds received by Agent or any Credit Party, as applicable paid in respect of any ABL Priority Collateral and (II) all Net Insurance/Condemnation Proceeds to the extent (x) such Net Insurance/Condemnation Proceeds are not required to be applied to the Senior Secured Notes or the Second Lien Obligations pursuant to the Senior Secured Notes Indenture and the Intercreditor Agreement, as the case may be, and (y) such prepayment is otherwise permitted by the Senior Secured Notes Indenture and the Intercreditor Agreement; and
(C)    On the date of receipt by any Credit Party of any Cash proceeds from the incurrence of any Indebtedness of any Credit Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1, including, without limitation, the Senior Secured Notes, the $125,000,000 Unsecured Debt, the Second Lien Obligations, or the Subordinated Lien Obligations, if any), Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses that are not otherwise required to be applied to the Senior Secured Notes pursuant to the Senior Secured Notes Indenture and the $125,000,000 Unsecured Debt pursuant to the $125,000,000 Unsecured Debt Credit Agreement, as such agreements are in effect on the date hereof.
(iv)    Payment of Other Obligations. The balance of the Obligations requiring the payment of money, including LC Obligations and Extraordinary Expenses, shall be repaid by Borrowers to Agent for allocation among Agent and Lenders as provided in the Credit Documents, or, if no date of payment is otherwise specified in the Credit Documents, on demand.
(v)    Application of Prepayments.
(A)    Except as otherwise provided in Section 2.22, each mandatory prepayment pursuant to Section 2.20(b)(iii) shall be remitted by Borrowers to Agent for application, unless otherwise directed or agreed in writing by Agent (acting at the direction of the Requisite Lenders), to repay the principal balance of Revolver Loans outstanding.
(B)    All distributions of prepayments by Agent to Lenders shall be on a Pro Rata basis. Each Lender shall apply the portion of a prepayment that is to be applied to principal installments first to outstanding Base Rate Loans and then to any outstanding LIBOR Loans with the shortest Interest Periods remaining; but if application to any LIBOR Loans would cause the same to be paid prior to the end of an applicable Interest Period, then, by prior written notice to Agent, Borrowers may elect as to such LIBOR Loan to deliver cash to Agent in the amount of the required prepayment, to be held by Agent as Cash Collateral until the end of the applicable Interest Period, at which time Agent shall disburse such Cash Collateral to the affected Lenders for application to such LIBOR Loans.
2.21.    Payments Set Aside. If Borrowers make a payment to Agent or Lenders or if Agent or any Lender receives proceeds of any Collateral or exercises its right of setoff, and such payment or proceeds of Collateral or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agent or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 2.21 shall survive any termination of the Commitments and Full Payment of the Obligations.
2.22.    Allocation of Payments.

(a)    Allocation. At any time that an Event of Default exists or Agent receives a payment or Collateral proceeds in an amount that is insufficient to pay all amounts then due and payable to Agent and Lenders, all monies to be applied to the Obligations, whether such monies represent voluntary or mandatory payments or prepayments by one or more Credit Parties or are received pursuant to demand for payment or realized from any disposition of Collateral and irrespective of any designation by Borrowers of the Obligations that are intended to be satisfied, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay the amount of Extraordinary Expenses that have not been reimbursed to Agent by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans, until Full Payment of all such Obligations; (ii) second, to Agent to pay principal and accrued interest on any portion of the Revolver Loans (including any Protective Advances) which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrowers, until Full Payment of all such Obligations; (iii) third, to the extent that Issuer has not received from any Participating Lender a payment as required by Section 2.3, to Issuer to pay all such required payments from each Participating Lender, until Full Payment of all such Obligations; (iv) fourth, to Agent to pay any claims that have not been paid pursuant to any indemnity of Agent Indemnitees by any Credit Party, or to pay amounts owing by Lenders to Agent Indemnitees pursuant to Section 9.6, in each case together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans, until Full Payment of all such Obligations; (v) fifth, to Agent to pay any fees due and payable to Agent, until Full Payment of all such Obligations; (vi) sixth, to each Lender, ratably, for any claims such Lender has paid to Agent Indemnitees pursuant to its indemnity of Agent Indemnitees and any Extraordinary Expenses such Lender has reimbursed to Agent or such Lender has incurred, to the extent that such Lender has not been reimbursed by Obligors therefor; (vii) seventh, to Issuer to pay principal and interest with respect to LC Obligations (or to the extent any of the LC Obligations are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to Cash Collateralize the LC Obligations or provide a back-up letter of credit acceptable to Agent in all respects and from a financial institution acceptable to Agent in all respects), which payment shall be shared with the Participating Lenders in accordance with Section 2.3(b); (viii) eighth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and Specified Secured Hedging Obligations; (ix) ninth, to Lenders in payment of other Obligations (excluding Banking Relationship Debt, Specified Secured Hedging Obligations and Non-Specified Secured Hedging Obligations) then outstanding, in such order of application as shall be designated by Agent (acting at the direction or with the consent of the Requisite Lenders); (x) tenth, to Agent and Lenders and any Affiliates of Agent and Lenders in payment of any Banking Relationship Debt (other than Specified Secured Hedging Obligations and Non-Specified Secured Hedging Obligations) owed to such Person and secured by the Collateral hereunder; and (xi) eleventh, to Agent and Lenders and any Affiliates of Agent and Lenders in payment of any Non-Specified Secured Hedging Obligations. The allocations set forth in this Section 2.22 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of any Borrower or any other Person.
(b)    Erroneous Allocation. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to which payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).
2.23.    Application of Payments and Collateral Proceeds. All payment items received by Agent by 12:00 noon, on any Business Day shall be deemed received on that Business Day. All payment items received by Agent after 12:00 noon, on any Business Day shall be deemed received on the following Business Day. Each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of Borrowers, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations (including by application of collections received to the Collections Account to pay down the Obligations), in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records; provided, however, that any payments or proceeds of Collateral received by Agent on any date that an Event of Default does not exist shall be applied in accordance with any provisions of this Agreement that govern the application of such payment or proceeds. If, as the result of Agent's collection of proceeds of Accounts and other Collateral as authorized by Section 2.22, a credit balance exists and no Loans or other Obligations are outstanding, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Agent may apply such credit balance against any of the Obligations upon and after the occurrence of an Event of Default in the manner specified in Section 2.22.
2.24.    Loan Accounts; the Register; Account Stated.
(a)    Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Obligations of Borrowers to such Lender resulting from each Loan or other Credit Extension owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender. Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing hereunder to such Lender.
(b)    The Register. Agent shall maintain a register (the "Register"), which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each borrowing made hereunder, the Type of each Loan comprising such borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrowers or any other Obligor and each Lender's Pro Rata share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent. Borrowers hereby designate Regions to serve as Borrowers' agent solely for purposes of maintaining the Register as provided in this Section 2.24.
(c)    Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable, shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within thirty (30) days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

2.25.    Gross Up for Taxes. If Borrowers or any other Person (including Agent) shall be required by applicable law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Credit Documents, (a) other than (i) with respect to Taxes on the net income, (ii) Taxes imposed as a result of any connection between a Lender or Agent and the jurisdiction imposing such Taxes (other than any connection arising solely from the rights and obligations as a Lender, or the activities of a Lender, pursuant to or in connection with this Agreement or the other Credit Documents), and (iii) Taxes imposed as a result of the failure to comply with FATCA, the sum payable to Agent or such Lender shall be increased by Borrowers as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made; provided, that Agent and such Lender comply with requirements of Section 2.26, (b) Borrowers shall make such withholding or deductions (including withholding or deductions required to be made by Agent on payments to a Lender), and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. For purposes of this Section 2.25 and Section 2.26, all references to a Lender shall be deemed to include Issuer.
2.26.    Withholding Tax Exemption.
(a)    At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Foreign Lender, such Foreign Lender agrees that it will deliver to Borrowers and Agent two (2) duly completed and executed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (and/or any subsequent replacement substitute or form therefor), and/or any other document reasonably requested by Borrowers or Agent, certifying in either case that such Lender is entitled to receive payment under this Agreement and such Lender's Note without deduction or withholding of any United States federal withholding taxes. Agent and each Lender that is not a Foreign Lender shall deliver to Borrowers and Agent on or prior to the first date on which interest or fees are payable hereunder for the account of such Person two (2) duly completed and executed copies of United States Internal Revenue Service Form W-9 unless such Person is an "exempt recipient" (as defined in Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations). Agent and each Lender that so delivers a Form W-9, W-8BEN or W-8ECI (or any other document reasonably requested by Borrowers or Agent) further undertakes to deliver to Borrowers and Agent two (2) additional copies of such form (or a successor form) and/or documentation on or before the date that such form and/or documentation expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form and/or documentation so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that such Person is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal withholding taxes, unless any change in treaty, law or regulation has occurred after the date such Person became a party to this Agreement but prior to the date on which any such delivery would otherwise be required that renders all such forms and/or documentation inapplicable or that would prevent such Person from duly completing and delivering any such form and/or documentation with respect to it and such Person advises Borrowers and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal withholding taxes.
(b)    In addition, upon request, Agent and each Lender shall deliver to Agent and Borrowers such other tax forms and/or other documents as shall be prescribed by applicable law to demonstrate, where applicable, that payments under this Agreement and such Lender's Note to Agent and such Lender are exempt from application of the United States federal withholding taxes imposed pursuant to FATCA.
2.27.    Nature and Extent of Each Borrower's Liability.

(a)    Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.
(b)    Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent's release of any Collateral or of its Liens upon any Collateral, (v) Agent's or Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Credit Documents or any waiver of a Default or Event of Default (unless such amendment, modification or waiver specifically amends, modifies or waives such liability), (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent's or any Lender's claims against any other Obligor for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Obligor against any or all Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any the Obligations, and each Borrower waives any provision under applicable law that might otherwise require Agent to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.
(c)    No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all remaining Loans and other Obligations until Full Payment of the Obligations and termination of this Agreement.

(d)    Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers (each such Borrower being referred to as a "Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be one (1); provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.
(e)    Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor in possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the Full Payment of all of the Obligations.
2.28.    Term and Termination of Commitments
(a)    Term of Commitments. Subject to each Lender's right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 2.28(b) below, the Commitments shall be in effect for a period (the "Term") from the date hereof, through the close of business on March 1, 2018, unless sooner terminated as provided in Section 2.28(b) below; provided, that, notwithstanding the foregoing, if Agent has not received on or before December 31, 2015, evidence satisfactory to Agent that the scheduled maturity dates of the Indebtedness arising under each of the Senior Secured Notes Documents and the $125,000,000 Unsecured Debt Documents, in each case, have been extended to a date that is ninety (90) or more days following March 1, 2018, then the last day of the Term shall be January 1, 2016.
(b)    Termination.
(i)    Termination by Agent. Agent may (and upon the direction of the Requisite Lenders, shall) terminate the Commitments without notice at any time that an Event of Default exists; provided, however, that the Commitments shall automatically terminate as provided in Section 8.1.
(ii)    Termination by Borrowers. Upon at least thirty (30) days prior written notice to Agent, Borrowers may, at their option, terminate the Commitments; provided, however, no such termination by Borrowers shall be effective until Full Payment of the Obligations. Any notice of termination given by Borrowers shall be irrevocable unless Agent otherwise agrees in writing. Borrowers may elect to terminate the Commitments in their entirety only, provided, that Borrowers may reduce the Revolving Commitments in accordance with Section 2.2(e) hereof. No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrowers singly; provided, that Borrowers may reduce the Revolving Commitments in accordance with Section 2.2(e) hereof.
(iii)    Effect of Termination. On the effective date of termination of the Commitments by Agent or by Borrowers, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans, Issuer shall have no obligation to issue any Letters of Credit and Lenders may terminate any Bank Products (including any services or products under Cash Management Agreements). All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Credit Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Credit Documents notwithstanding such termination until Full Payment of the Obligations. Notwithstanding the Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any payment items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrowers and any Person deemed financially responsible by Agent whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage. The provisions of Sections 2.7, 2.10, 2.11, 2.13, 2.22, 2.26 and this Section 2.28 and all obligations of Borrowers to indemnify Agent or any Lender pursuant to this Agreement or any of the other Credit Documents, shall in all events survive any termination of the Commitments and Full Payment of the Obligations.
(iv)    Prepayments Do Not Constitute Termination. For the avoidance of doubt, no Commitment shall be terminated other than as provided in this Section 2.28 or Section 8.1 and no prepayment made under Section 2.20 shall result in the automatic reduction of the Commitments.
SECTION 3.    CONDITIONS PRECEDENT
3.1.    Closing Date. The obligation of any Lender or Issuer to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions on or before the Closing Date:
(a)    Credit Documents. Agent and Lead Arranger shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender, and this Agreement shall have been executed and delivered by each Lender, the Issuer, Agent and each Credit Party.
(b)    Organizational Documents; Incumbency. Agent shall have received (i) one copy of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the Transactions and the execution, delivery and performance of this Agreement and the other Credit Documents, the Senior Secured Notes Documents, and the $125,000,000 Unsecured Debt Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Agent may reasonably request.
(c)    Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, both before and after giving effect to the Transactions, shall be as set forth on Schedule 4.2, which organizational structure and capital structure are reasonably satisfactory to Agent.
(d)    Senior Secured Notes Documents; $125,000,000 Unsecured Debt Documents; Intercreditor Agreement. On or before the Closing Date;
(i)    Borrowers shall have delivered to Agent complete, correct and conformed copies of the Senior Secured Notes Documents and any and all other documents executed in connection therewith, in form and substance satisfactory to Agent, and such Senior Secured Notes Documents shall be in full force and effect (and without modification or waiver in the terms thereof in any material respect);
(ii)    Borrowers shall have delivered to Agent complete, correct and conformed copies of the $125,000,000 Unsecured Debt Documents and any and all other documents executed in connection therewith, in form and substance satisfactory to Agent, and such $125,000,000 Unsecured Debt Documents shall be in full force and effect (and without modification or waiver in the terms thereof in any material respect);
(iii)    There shall not exist, after giving effect to the Transactions, any Default or Event of Default under and, in each case, as defined in the Senior Secured Notes Indenture and the $125,000,000 Unsecured Debt Agreement; and
(iv)    Agent shall have received the duly executed Intercreditor Agreement, in form and substance satisfactory to Agent.
(e)    Borrowing Base Certificate; Excess Availability. Agent shall have received from Borrowers a Borrowing Base Certificate for Borrowers as of January 31, 2011, demonstrating that after giving effect to the initial extensions of credit hereunder on the Closing Date, and the consummation of the Transactions, Borrowers shall have Excess Availability of not less than $10,000,000.
(a)    Consummation of the Transactions. Agent shall have received evidence that the Transactions shall have been consummated, including evidence in form and substance satisfactory to it that all Existing Indebtedness shall have been paid and satisfied in full pursuant to pay-off or similar letters in form and substance satisfactory to the Lenders, and all Liens securing such Existing Indebtedness shall have been released and terminated of record.
(b)    Sources and Uses. Borrowers shall have delivered to Agent a sources and uses statement in form and substance satisfactory to Lenders, that includes, without limitation, payments to be made in respect of the Transaction Costs and to satisfy all Existing Indebtedness.

(c)    Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions and the other transactions contemplated by the Credit Documents, the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the other transactions contemplated by the Credit Documents, the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(d)    Control Agreements. Agent shall have received the duly executed amended and restated Control Agreements for the collection or servicing of the Accounts with respect to the lockbox and each Dominion Account, in each case with financial institutions reasonably acceptable to Agent.
(e)    Personal Property Collateral. Agent shall have received:
(i)    evidence satisfactory to Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute (other than UCC financing statements which shall be authorized to be filed) and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);
(ii)    (A) the results of a recent search, by a Person satisfactory to Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of any Credit Party in the jurisdictions specified in the schedules to the Pledge and Security Agreement, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);
(iii)    opinions of New York, Delaware and Pennsylvania counsel to Credit Parties (which counsel shall be reasonably satisfactory to Agent) with respect to the creation and perfection of the security interests in favor of Agent in such Collateral and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;
(iv)    evidence that the Agent (on behalf of the Lenders) shall have a valid and perfected Lien in the Collateral having first priority with respect to all ABL Priority Collateral, and otherwise subject to priorities set forth in the Intercreditor Agreement;
(v)    evidence that each Credit Party shall have paid all fees, costs and expenses incurred in connection with the foregoing and taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Agent; and

(vi)    all Third Party Agreements as Agent may require or appropriate rent reserves shall have been established by Agent.
(f)    Reserved.
(g)    Financial Statements; Projections. Lenders shall have received from Credit Parties (i) the Historical Financial Statements, and (ii) the Projections.
(h)    Reserved.Reserved.
(i)    Evidence of Insurance. Agent shall have received a certificate from each Credit Party's insurance broker or other evidence reasonably satisfactory to Agent that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Agent, for the benefit of Lenders, as additional insured and lender's loss payee thereunder to the extent required under Section 5.5.
(j)    Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, special New York counsel for Credit Parties, and (ii) Dilworth Paxson LLP, special Pennsylvania counsel for Credit Parties, in form and substance satisfactory to Agent, each dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agent and Lenders).
(k)    Fees. Borrowers shall have paid to Agent the fees payable on the Closing Date referred to in Section 2.6.
(l)    Closing Date Certificate. Credit Parties shall have delivered to Agent an originally executed Closing Date Certificate, together with all attachments thereto.
(m)    No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Agent, singly or in the aggregate, materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Credit Documents, the Senior Secured Notes Documents or the $125,000,000 Unsecured Debt Documents, or that could have a Material Adverse Effect.
(n)    Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent and its counsel shall be reasonably satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.
(v)    Initial Disbursement Request. Agent shall have received from Borrower Agent a Funding Notice dated as of the date of this Agreement.
(w)    Weighted Average Coupon. Agent shall have received evidence that the weighted average coupon on the Senior Secured Notes and the $125,000,000 Unsecured Debt on the date of issuance shall be equal to or less than twelve percent (12%).

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document (including each Funding Notice delivered in respect of any Credit Extension on the Closing Date) and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.
3.2.    Conditions to Each Credit Extension.
(a)    Conditions Precedent. The obligation of each Lender to make any Loan, or Issuer to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions precedent:
(i)    Agent shall have received a fully executed and delivered Funding Notice or LC Request, as the case may be;
(ii)    after making the Credit Extensions requested on such Credit Date, the Working Capital Obligations shall not exceed the lesser of (A) the Borrowing Base or (B) the Revolving Commitments;
(iii)    as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects or, with respect to any of the representations and warranties that are subject to a Material Adverse Effect qualification, in all respects, on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects or in all respects, as applicable, on and as of such earlier date;
(iv)    as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;
(v)    on or before the date of issuance of any Letter of Credit, Issuer shall have received all other information required by the applicable LC Request, and such other documents or information as Issuer may reasonably require in connection with the issuance of such Letter of Credit;
Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.
(a)    Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Agent. In lieu of delivering a Notice, Borrowers may give Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrowers or for otherwise acting in good faith.

SECTION 4.    REPRESENTATIONS AND WARRANTIES
In order to induce Agent, Lenders and Issuer to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to Agent, each Lender and Issuer, on the Closing Date and on each Credit Date, that the following statements are true and correct in all material respects or, with respect to any of the following statements that are subject to a Material Adverse Effect qualification, in all respects (except to the extent such representations specifically relate to an earlier date in which case such representations and warranties shall have been true and correct in all material respects or in all respects, as applicable, on and as of such earlier date):
4.1.    Organization; Requisite Power and Authority; Qualification. Each Credit Party and its Subsidiaries (a) is duly organized, validly existing and (to the extent such concept is relevant) in good standing under the laws of its jurisdiction of organization or incorporation as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or (to the extent such concept is relevant) in good standing has not had, and could not reasonably be expected to have, a Material Adverse Effect.
4.2.    Capital Stock and Ownership. The Capital Stock of each Credit Party and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings, any Credit Party or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings, any Credit Party or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings, any Credit Party or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings, any Credit Party or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings, any Credit Party or any of its Subsidiaries. Schedule 4.2 correctly sets forth (a) the ownership interest and voting percentage of each owner of the Capital Stock of Holdings and each Credit Party as of the Closing Date both before and after giving effect to the Transactions and (b) the capital structure of Holdings and its Subsidiaries after giving effect to the Permitted Restructuring.
4.3.    Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
4.4.    No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the Transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party or any of its Subsidiaries, any of the Organizational Documents of any Credit Party or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government in any jurisdiction binding on any Credit Party or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Agent on behalf of Secured Parties and Liens securing the Senior Secured Notes under the Senior Secured Notes Indenture pursuant to Section 6.2(q) or other Permitted Liens) secured by property with a value in excess of $1,000,000; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.
4.5.    Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents, the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents and the Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as contemplated in Section 3.1 or as otherwise expressly set forth in the Senior Secured Notes Documents and the $125,000,000 Unsecured Debt Documents, and except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent and to the agents under the Senior Secured Notes Indenture, for filing and/or recordation, as of the Closing Date (including, without limitation, filings necessary to release existing Liens and/or to perfect the Liens granted to Agent) or (iii) those expressly set forth on Schedule 4.5 and any other immaterial registration, consents, approvals, notices or other actions.
4.6.    Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.
4.7.    Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Euramax nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) of Euramax and any of its Subsidiaries taken as a whole. Except as set forth on Schedule 4.7, the Historical Financial Statements shall be unqualified as to going concern and scope of audit.
4.8.    Projections. On and as of the Closing Date, the Projections of Euramax and its Subsidiaries, and of the Consolidated Borrowers, for the period Fiscal Year 2011 through and including Fiscal Year 2014 (the "Projections") are based on good faith estimates and assumptions made by the management of Euramax; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Euramax believed that the Projections were reasonable and attainable.
4.9.    No Material Adverse Change. Since December 31, 2010, except as set forth on Schedule 4.9 event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10.    Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
4.11.    Payment of Taxes. Except as otherwise permitted under Section 5.3, all federal and other material tax returns and reports of each Credit Party and its Subsidiaries required to be filed by any of them have been timely filed, the contents of such returns and reports have been accurate in all material respects, and all material taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges in all applicable jurisdictions upon each Credit Party and its Subsidiaries and upon their respective material properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Credit Party knows of any proposed tax assessment against any Credit Party or any of its Subsidiaries other than any such assessment that is being Properly Contested.
4.12.    Properties. Each Credit Party and its Subsidiaries has (i) good, sufficient and legal title to and valid leasehold interests in (in the case of leasehold interests in real or personal property), and good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the Ordinary Course of Business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
4.13.    Environmental Matters. Except as set forth in Schedule 4.13, and except to the extent, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(i)    Each Credit Party and each of its Subsidiaries is in compliance with all applicable Environmental Laws, including any Governmental Authorizations issued pursuant thereto;
(ii)    Each Credit Party and each of its Subsidiaries have obtained, and are in compliance with, all Governmental Authorizations required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted and all such Governmental Authorizations are in good standing;
(iii)    Each Facility is free of contamination from any Hazardous Material giving rise to material liability under any Environmental Law except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Facility;
(iv)    No Credit Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject either to (a) any Environmental Claim or (b) any outstanding written order, consent decree, settlement agreement, indemnity agreement or contract with any Governmental Authority or any other Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity;

(v)    No Credit Party nor any of its Subsidiaries has received or been subject to any Environmental Claim identifying any of them as a "potentially responsible party" or any letter or request for information under Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601, et seq.) or any comparable Environmental Law, other than such Environmental Claims, letters or requests for which no liability or obligation remains outstanding;
(vi)    To Credit Parties' and their Subsidiaries' knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or could require Remedial Action at any Facility or by any Credit Party or any of its Subsidiaries at any other location pursuant to Environmental Law; and
(vii)    No Credit Party nor any of its Subsidiaries nor, to any Credit Party's and its Subsidiaries' knowledge, any predecessor of any Credit Party or its Subsidiaries, has been issued or been required to obtain a Governmental Authorization for the treatment, storage or disposal of hazardous waste for any of its Facilities pursuant to the federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et. seq. ("RCRA"), or any comparable Environmental Law, nor are any such Facilities regulated as "interim status" facilities required to undergo corrective action pursuant to RCRA or any comparable Environmental Law.
4.14.    No Defaults. No Credit Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
4.15.    Material Contracts. Schedule 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect on the Closing Date and no defaults exist thereunder on the Closing Date.
4.16.    Governmental Regulation. No Credit Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal, state or foreign statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Credit Party nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.
4.17.    Margin Stock. No Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.
4.18.    Employee Matters. No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best knowledge of any Credit Party and the Borrowers, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the best knowledge of any Credit Party and the Borrowers, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any Credit Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of any Credit Party and the Borrowers, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best knowledge of any Credit Party and the Borrowers, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
4.19.    Employee Benefit Plans.
Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) each Credit Party, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (iii) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by each Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, (iv) no ERISA Event has occurred or is reasonably expected to occur, and (v) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Credit Party, none of its Subsidiaries and none of their ERISA Affiliates sponsor, maintain or contribute to or have sponsored, maintained or contributed to any "employee benefit plan" as defined in Section 3(3) of ERISA which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Employee Benefit Plan sponsored, maintained or contributed to by any Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Employee Benefit Plan), did not exceed the aggregate current value of the assets of such Employee Benefit Plan by more than an amount which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of any Credit Party, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal (within the meaning of Section 4203 of ERISA) from such Multiemployer Plan, when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 101(l) of ERISA is not more than an amount which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Credit Party, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.20.    Certain Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.
4.21.    Solvency. Giving effect to the consummation of the Transactions, Holdings and its Subsidiaries, taken as a whole, are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.
4.22.    Transactions.
(a)    Delivery. Credit Parties have delivered to Agent complete and correct copies of (i) (A) each Senior Secured Notes Document and of all exhibits and schedules thereto as of the date hereof and (B) any material amendment, restatement, supplement or other modification to or waiver of each Senior Secured Notes Document entered into after the date hereof, and (ii) (A) each $125,000,000 Unsecured Debt Document and of all exhibits and schedules thereto as of the date hereof and (B) any material amendment, restatement, supplement or other modification to or waiver of each $125,000,000 Unsecured Debt Document entered into after the date hereof.
(b)    Representations and Warranties. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Senior Secured Notes Document or any $125,000,000 Unsecured Debt Document is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates).
(c)    Governmental Approvals. All Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Senior Secured Notes Documents or the $125,000,000 Unsecured Debt Documents or to consummate the Transactions have been obtained and are in full force and effect.
(d)    Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Transactions and the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents or otherwise have been duly satisfied or waived in accordance with their terms, and (ii) the Transactions have been consummated substantially in accordance with the Senior Secured Notes Documents and the $125,000,000 Unsecured Debt Documents, and all applicable laws.
4.23.    Compliance with Statutes, etc. Each Credit Party and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of any Credit Party or any of its Subsidiaries), except such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
4.24.    Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Euramax or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Credit Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.
4.25.    PATRIOT Act. Each Credit Party is in compliance with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) USA PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of Borrowers, their Subsidiaries, nor their Affiliates nor any Guarantor (a) is a Sanctioned Person or (b) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC. Borrowers will not use the proceeds of any extension of credit hereunder to fund any operation in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country.
SECTION 5.    AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that so long as any Commitment is in effect and until Full Payment of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.
5.1.    Financial Statements and Other Reports. Each Credit Party will deliver to Agent and Lenders:
(a)    Monthly Reports. As soon as available, and in any event within forty-five (45) days after the end of each of the first two months of each Fiscal Quarter and of the last month of each Fiscal Year ending after the Closing Date, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of operations of Holdings and its Subsidiaries, and (ii) at Agent's request, the consolidating balance sheets of Holdings and its Subsidiaries as at the end of such month and the related consolidating statements of income of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification with respect thereto;
(b)    Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, changes in equity and cash flows of Holdings and its Subsidiaries, and (ii) the consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such Fiscal Quarter and the related consolidating statements of income and cash flow of Holdings and its Subsidiaries, for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; provided, however, that notwithstanding the foregoing, the obligation to deliver quarterly financial statements under Section 5.1(b) above may be satisfied by Borrowers furnishing to Agent Holdings' and its Subsidiaries' Form 10-Q filed with the SEC, if so published;
(c)    Annual Financial Statements.
(i)    As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, beginning with Fiscal Year 2011, (A) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, changes in equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (B) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Agent, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP together with, at all times during a Financial Covenant Testing Period, a schedule, in form satisfactory to the Agent, of the computations used by such accountants in determining, as of the end of the Fiscal Year, Holdings' compliance with all financial covenants contained herein, including, without limitation, Section 6.8 of this Agreement; provided, however, that notwithstanding the foregoing, the obligation to deliver annual financial statements under Section 5.1(c) above may be satisfied by Borrowers furnishing to Agent Holdings' and its Subsidiaries' Form 10-K filed with the SEC, if so published;
(ii)    As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, beginning with Fiscal Year 2011, the unaudited consolidating balance sheets and the related unaudited statements of income of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;
(d)    Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries, and of the Consolidated Borrowers, pursuant to Sections 5.1(a), 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;
(e)    Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries, and of the Consolidated Borrowers, delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Agent;
(f)    Notice of Default. Promptly upon any officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Credit Party with respect thereto; (ii) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action such Credit Party has taken, is taking and proposes to take with respect thereto;
(g)    Notice of Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Credit Parties to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Credit Parties to enable Lenders and their counsel to evaluate such matters;
(h)    ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto or similar Governmental Authority with respect to any Foreign Plan; and (ii) with reasonable promptness, copies of (1) upon request of Agent, each Schedule B or SB (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Employee Benefit Plan; (2) all notices received by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a Material Adverse Effect; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan or similar reports or filings relating to any Foreign Plan as Agent shall reasonably request;
(i)    Financial Plan. As soon as practicable and in any event no later than thirty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a "Financial Plan"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Euramax and its Subsidiaries for each such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated balance sheet, statements of income and cash flows of Euramax and its Subsidiaries for each month of each such Fiscal Year.
(j)    Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by any Credit Party and its Subsidiaries and all material insurance coverage planned to be maintained by any Credit Party and its Subsidiaries in the immediately succeeding Fiscal Year;
(k)    Reserved.
(l)    Notice Regarding Material Contracts. In addition to Section 5.1(r) hereof, (i) immediately, drafts of any proposed amendments, modifications or waivers to any Senior Secured Notes Document or any $125,000,000 Unsecured Debt Document and at least two (2) Business Days prior to the final consummation of any amendment, modification or waiver to any Senior Secured Notes Document or any $125,000,000 Unsecured Debt Document, final copies of any such amendment, modification or waiver, and (ii) promptly, and in any event within ten Business Days (a) after any Material Contract of any Credit Party or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to any Credit Party or such Subsidiary, as the case may be, or (b) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by any Credit Party or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;
(m)    Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental assessment audits and reports with respect to any Hazardous Materials Activity or other environmental matters at any Facility or which relate to any environmental liabilities of Euramax or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(n)    Information Regarding Collateral. Borrowers will furnish to Agent prompt written notice of any change (i) in any Credit Party's corporate name, (ii) in any Credit Party's identity or corporate structure or (iii) in any Credit Party's Federal Taxpayer Identification Number (or equivalent thereof in any foreign jurisdiction). Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Agent, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Borrowers also agree promptly to notify Agent if any material portion of the Collateral is damaged or destroyed;
(o)    Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Euramax shall deliver to Agent a certificate from an Authorized Officer (i) either confirming that there has been no change in the information disclosed in the Schedules to the Pledge and Security Agreement since the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations (or equivalent thereof in any foreign jurisdiction), have been filed of record in each governmental, municipal, foreign or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);
(p)    Other Information. (A) Promptly upon their becoming available, copies of (i) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Euramax or any of its Subsidiaries with any securities exchange or with the SEC or any corresponding governmental or private regulatory authority in any jurisdiction, (ii) all press releases and other statements made available generally by Euramax or any of its Subsidiaries to the public concerning material developments in the business of Euramax or any of its Subsidiaries, taken as a whole, and (B) such other information and data with respect to Euramax or any of its Subsidiaries that any Credit Party provides to the Senior Secured Notes Indenture Trustee or as from time to time may be otherwise reasonably requested by Agent or any Lender;
(q)    Cash Flow Summaries and Information. At the request of Agent or Requisite Lenders, for so long as there are Working Capital Obligations outstanding during any Seasonal Overadvance

Period, by 5:00 p.m. on Thursday of each week, Euramax shall deliver to Agent and each Lender a 13-week rolling cash flow forecast in form and substance satisfactory to Agent.
(r)    Senior Secured Notes Indenture. Within one (1) Business Day following receipt thereof, copies of all default notices delivered under the Senior Secured Notes Indenture and any Senior Secured Notes Document or any $125,000,000 Unsecured Debt Agreement;
(s)    Borrowing Base Information. Within twenty-five (25) days of the end of each month (and more frequently if required by Agent or Agent and Co-Collateral Agent collectively) a completed Borrowing Base Certificate in the form of Exhibit I, with such amendments or modifications as may be approved by Agent. Borrowers shall attach the following to each Borrowing Base Certificate, which shall be certified by Euramax's chief financial officer or treasurer to be accurate and complete and in compliance with the terms of the Credit Documents: (i) an Accounts Receivable Report; (ii) an Inventory Report; (iii) an Accounts Payable Report; (iv) concurrently with the delivery of the monthly financial statements required pursuant to Section 5.1(a) and at any time upon Agent's or Co-Collateral Agent's request, a reconciliation of the information provided in sub-clauses (i), (ii) and (iii) of this clause (s) to Borrowers' monthly financials; and (v) each other report as Agent or Co-Collateral Agent may from time to time require in its sole discretion, each prepared with respect to such periods and with respect to such information and reporting as Agent or Co-Collateral Agent may request. To the extent any loss, theft, damage, or destruction of any material portion of the ABL Priority Collateral is not covered by insurance Borrowers shall immediately deliver to Agent and Co-Collateral Agent an updated Borrowing Base Certificate that reflects the adjustment to the Borrowing Base as a result of such loss, theft, damage or destruction of such ABL Priority Collateral.
(t)    Reserved.
(u)    Corporate Credit Rating Certificate. Within ten (10) Business Days after a new ratings issuance by S&P or Moody's, a Corporate Credit Rating Certificate.
5.2.    Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.
5.3.    Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all federal and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that, no such Tax or claim need be paid if it is being Properly Contested. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings, Euramax or any of their Subsidiaries).
5.4.    Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Euramax and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.
5.5.    Insurance. Euramax will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Euramax and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Euramax will maintain or cause to be maintained (a) flood insurance with respect to each Property that is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Agent that names Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty days' prior written notice to Agent of any modification or cancellation of such policy.
5.6.    Inspections; Access to Management and Information. The Credit Parties, at their own expense, shall permit Agent and Co-Collateral Agent and their respective agents to conduct inspections, verifications (of accounts and otherwise), appraisals, and field examinations of the Collateral and such Person's other property and books and records at such times and with such frequency as Agent or Co-Collateral Agent may request from time to time, with (i) when no Default or Event of Default is in existence, reasonable notice thereof and (ii) when any Default or Event of Default is in existence, no notice thereof. Borrower shall pay the cost of such inspections, verifications, appraisals, and field examinations as provided in Section 2.6(c). The Credit Parties shall, at their own expense, conduct physical inventories of its and its Subsidiaries' Inventory in accordance with their customary practices and at least on an annual basis and, before conducting any such physical inventory, shall provide reasonable written notice thereof to Agent and Co-Collateral Agent and allow Agent and Co-Collateral Agent and their respective agents to witness such physical inventory. Representative of each Lender shall be authorized to accompany Agent and Co-Collateral Agent on each such visit and inspection and to participate with Agent therein, but at their own expense, unless a Default or Event of Default exists.
5.7.    Reserved.
5.8.    Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.9.    Environmental.
(a)    Environmental Disclosure.

(i)    Promptly upon the discovery thereof by Euramax or any of its Subsidiaries, Euramax shall deliver to Agent written notice describing in reasonable detail (1) any Release that could reasonably be expected to require a Remedial Action or give rise to Environmental Claims resulting in Euramax or its Subsidiaries incurring liability or expenses that, individually or in the aggregate, could reasonably be expected to exceed $2,500,000, (2) any Remedial Action taken by Euramax, its Subsidiaries or any other Person in response to any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims resulting in liability of Euramax or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to exceed $2,500,000, (3) any Environmental Claims (including any requests for information by a Governmental Authority) that could reasonably be expected to result in liability of Euramax or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to exceed $2,500,000, and (4) any occurrence or condition at any Facility, or on any real property adjoining or in the vicinity of any Facility, that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;
(ii)    After Agent's receipt of a written notice pursuant to this Section 5.9(a), Agent may, but is not obligated to, require Euramax to submit to Agent semi-annually a written report on the status of (A) any non-compliance with Environmental Law, (B) any pending or threatened Environmental Claim, and (C) any Remedial Action that, in each case, could reasonably be expected to give rise to liability that could reasonably be expected to exceed $2,500,000. Such report shall specify in reasonable detail (1) the status of the matter including any significant developments since the date of the prior report, (2) any technical reports or material correspondence prepared or received relating to the matter, (3) the proposed plan for resolution or completion of the matter, and (4) the anticipated cost to achieve such resolution or completion of the matter. At the reasonable written request of Agent, Euramax shall provide Agent with copies of all material documents related to such matters that are in its or its Subsidiaries' possession or control. At Agent's reasonable written request, Euramax shall, at its own expense, retain an independent environmental engineer reasonably acceptable to Agent to evaluate the adequacy of Euramax and its Subsidiaries' actions to correct, cure or contest any such matter. Such environmental engineer shall be authorized to conduct all appropriate tests and investigations, including, but not limited to, the taking samples of air, soil, surface water, groundwater, effluent, and building materials, and shall prepare and deliver to both Euramax and Agent, a report setting forth the results of such evaluation, recommendations for further response actions, and an estimate of the costs thereof. In addition, at Agent's reasonable written request Euramax shall provide to Agent a supplemental report of such engineer whenever the scope of the matter, the response thereto, or the estimated costs thereof shall increase in any significant respect;
(iii)    Euramax shall deliver to Agent and Lenders, prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Euramax or any of its Subsidiaries that could reasonably be expected to expose Euramax or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to exceed $2,500,000 and (2) any proposed action to be taken by Euramax or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Euramax or any of its Subsidiaries to any additional material obligations or requirements under Environmental Laws; and
(iv)    Euramax shall deliver to Agent and Lenders with reasonable promptness, such other material documents and information as from time to time may be reasonably requested by Agent in relation to any matters addressed by this Section 5.9(a).

(b)    Hazardous Materials Activities, Etc. Each Credit Party shall take, and shall cause each of its Subsidiaries promptly to take, any reasonable actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that, individually, could reasonably be expected to result in liability of Euramax or its Subsidiaries in excess of $2,500,000, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result, individually, in liability of Euramax or its Subsidiaries in excess of $2,500,000.
(c)    Right of Access and Inspection.
(i)    With respect to any matter disclosed pursuant to subsection (a) above, or if an Event of Default has occurred and is continuing, Agent and its representatives shall have the right, but not the obligation, at any reasonable time and after reasonable written notice and without unreasonable disruption of business, to enter into and observe the condition and operations of the Facilities. At the reasonable written request of Agent, Euramax shall conduct such tests and investigations, including the preparation of a Phase I environmental site assessment on any part of the Facilities or the taking of samples of air, soil, surface water, groundwater, effluent, and building materials, as reasonably directed by Agent. If an Event of Default has occurred and is continuing, or if Euramax does not undertake such tests and investigations in a reasonably timely manner, Agent shall have the right, but not the obligation, to hire an independent engineer, at Euramax's expense, to conduct such tests and investigations. Agent will make commercially reasonable efforts to conduct any such tests and investigations so as to avoid interfering with the operation of the Facility.
(ii)    The exercise of Agent's rights under this subsection (c) shall not constitute a waiver of any default by Euramax or any Subsidiary and shall not impose any liability on Agent or any of the Lenders except to the extent such liability arises from the gross negligence or willful misconduct of Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction. In no event will any site visit, observation, test or investigation by Agent be deemed either a duty or obligation or a representation that Hazardous Materials are or are not present in, on or under any of the Facilities, or that there has been or will be compliance with any Environmental Law and Agent shall not be deemed to have made any representation or warranty to any party regarding the truth, accuracy or completeness of any report or findings with regard thereto. Without express written authorization, neither Euramax nor any other Person shall be entitled to rely on any site visit observation, test or investigation by Agent. Agent and the Lenders owe no duty of care to protect Euramax or any other party against, or to inform Euramax or any other party of, any Hazardous Materials or any other adverse condition affecting any of the Facilities except to the extent required by Environmental Law. Agent may in its discretion disclose to Euramax or to any other Person if and to the extent required by Environmental Law any report or findings made as a result of, or in connection with, any site visit, observation, testing or investigation by Agent. If Agent is requested to disclose any such report or finding to any Person, then Agent shall use its best efforts to give Euramax prior notice of such disclosure and afford Euramax the opportunity to object or defend against such disclosure at its own and sole cost; provided, that the failure of Agent to give any such notice or afford Euramax the opportunity to object or defend against such disclosure shall not result in any liability to Agent. Euramax acknowledges that it or its Subsidiaries may be obligated to notify relevant Governmental Authorities regarding the results of any site visit, observation, testing or investigation by Agent and that such reporting requirements are site and fact-specific, and are to be evaluated by Euramax without advice or assistance from Agent. Nothing herein shall be construed as releasing Agent from any liability to the extent arising from the gross negligence or willful misconduct of Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction.
5.10.    Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of any Credit Party, such Credit Party shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder (or if requested by Agent, a co-Borrower) and a Grantor under the Pledge and Security Agreement by executing and delivering to Agent a Counterpart Agreement and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), 3.1(k), and 3.1(p). With respect to each such Subsidiary, Borrower Agent shall promptly send to Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of any Credit Party, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Credit Parties; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof. In connection with any Domestic Subsidiary that becomes a Borrower or a Guarantor after the Closing Date, if Borrowers request that Agent include such Domestic Subsidiary's Accounts and Inventory in the Borrowing Base, Agent shall have the right to determine the eligibility for inclusion in the Borrowing Base of the Accounts and Inventory of such new Domestic Subsidiary following receipt of appraisals and field exams and other assessments of such Accounts and Inventory engaged by Agent, at Borrowers' expense, and upon such determination by Agent such Accounts and Inventory of such new Domestic Subsidiary that are eligible for inclusion in the Borrowing Base shall be included in the Borrowing Base.
5.11.    Reserved.
5.12.    Reserved.
5.13.    Further Assurances. At any time or from time to time upon the request of Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Agent may reasonably request in order to perfect (or continue the perfection of) Agent's Lien upon the Collateral and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement and effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing (and to the extent not already in effect and to the extent permitted by applicable laws), each Credit Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations (or relevant part thereof) are guarantied by the Guarantors and are secured by the Collateral now owned or hereafter acquired by each Credit Party.
5.14.    Post-Closing Covenant. Not later than five (5) Business Days after the same has been delivered to the Senior Secured Notes Indenture Trustee, with respect to each Real Estate Asset that does not constitute an Excluded Asset (as defined in the Intercreditor Agreement), Credit Parties shall deliver to Agent, each in form and substance substantially similar to the same delivered to the Senior Secured Notes Indenture Trustee (and otherwise in form and substance reasonably satisfactory to Agent), (i) a junior mortgage, deed of trust, or deed to secure debt in favor of Agent, (ii) a mortgagee title insurance policy (or binder therefor) insuring Agent's Lien secured by such mortgage, deed of trust, or deed to secure debt, in an amount and by an insurer reasonably acceptable to Agent, which premiums for such policy must be fully paid by Credit Parties on the effective date therefor, (iii) a certified flood hazard determination form and applicable flood insurance documentation, (iv) a current, as-built survey of such Real Estate Asset, containing a metes-and-bounds property description certified to Agent by a licensed surveyor reasonably acceptable to Agent, (v) environmental audits with respect to each Real Estate Asset, and (vi) such other documents, instruments, certifications and agreements as may be required by the Senior Secured Notes Indenture Trustee with respect to or in connection with the foregoing that Agent may also request.

5.15.    Update Calls. To the extent such calls are required under the Senior Secured Notes Indenture, Euramax and its advisors will hold quarterly update calls with the Agent and Lenders to discuss such matters as Agent may request, including, without limitation, the monthly financial statements.
5.16.    Maintenance of Dominion Accounts and Collections of Receivables.
(i)    Maintenance of Dominion Accounts. Borrowers shall maintain such Dominion Accounts pursuant to a lockbox or other arrangement acceptable to Agent and, in each case, with such bank(s) as may be selected by Borrowers and be acceptable to Agent. Borrowers shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the applicable Dominion Account. Borrowers shall enter into Control Agreements, in form and substance satisfactory to Agent, with each depository bank at which such Dominion Accounts are maintained by which such bank shall immediately transfer to the Collections Account all monies deposited to such Dominion Account. All funds deposited in each Dominion Account (that is not itself the Collections Account) shall be and remain subject to Agent's Lien. In addition, each such Control Agreement shall provide for the applicable depository bank to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agent nor any of the Lenders assume any responsibility to Borrowers for such lockbox arrangement or Dominion Accounts, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.
(ii)    Collection of Accounts and Collateral Proceeds. To expedite collection of the Accounts and other Receivables, each Borrower shall endeavor in the first instance to make collection of such Borrower's Accounts and other Receivables for Agent and Lenders. Borrowers agree that they shall (i) request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to the applicable Dominion Account (or lockboxes related to the Dominion Account), and (ii) deposit and cause their respective subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first business day after the date of receipt thereof, all cash or payment items, in respect of any Collateral (whether or not otherwise delivered to a lockbox) into such Dominion Account. Further, each of Borrowers agrees that it shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the applicable Dominion Account. All payment items received by a Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Agent's and Lenders' benefit; such Borrower shall immediately deposit any payment items received by such Borrower in kind in a Dominion Account; if such Dominion Account is not the Collections Account, such funds in such Dominion Account shall be transferred to the Collections Account; and Agent may remit all collected funds in the Collections Account to Lenders for application to the Obligations in the manner authorized by this Agreement. Agent retains the right at all times that a Default or an Event of Default exists to notify Account Debtors of any Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses incurred by Agent, including reasonable attorneys' fees. At any time an Event of Default exists, Agent shall have the right to settle or adjust all disputes as to claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Account upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees to Borrowers.
SECTION 6.    NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until Full Payment of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries and Holdings to perform, all covenants in this Section 6.
6.1.    Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a)    the Obligations;
(b)    Indebtedness of (i) any Credit Party owed to any wholly-owned Subsidiary of Euramax, (ii) any Foreign Subsidiary owed to another Foreign Subsidiary, or (iii) so long as the Foreign Loan/Investment Conditions were satisfied on the date of any such loan, any Foreign Subsidiary or any Excluded Domestic Subsidiary owed to the Credit Parties; provided, (A) all such Indebtedness shall be unsecured and subordinated in right of payment to the Full Payment of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Agent and (B) any payment by any Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor to Borrowers, any other Guarantor or any Subsidiary of Euramax for whose benefit such payment is made;
(c)    The Indebtedness in respect of the Senior Secured Notes, so long as the Liens securing such Senior Secured Notes are subject to the Intercreditor Agreement, but not any extensions, renewals or replacements of such Indebtedness except Permitted Refinancing Indebtedness with respect thereto to the extent not prohibited under the Intercreditor Agreement;
(d)    Indebtedness of Foreign Subsidiaries, New US LLC 1 and New US LLC 2 incurred in an aggregate principal amount at any time outstanding (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision described in this clause (d)) not to exceed as of any date of incurrence $25,000,000;
(e)    Indebtedness incurred by Euramax or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Euramax or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions and permitted dispositions of any business, assets or Subsidiary of Euramax or any of its Subsidiaries;
(f)    Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course of Business;
(g)    Indebtedness in respect of (i) netting services, employee credit card programs, overdraft protections and otherwise in connection with deposit accounts, endorsements of checks and other negotiable instruments and deposit accounts incurred in the Ordinary Course of Business; (ii) workers' compensation claims, self-insurance obligations, performance, surety, release, appeal and similar bonds and completion guarantees incurred in the Ordinary Course of Business of Euramax and its Subsidiaries and any reimbursement obligations in respect of the foregoing; (iii) indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by Euramax and its Subsidiaries in connection with an Asset Sale otherwise permitted under this Agreement; and (iv) deferred compensation to employees of Euramax (or Holdings) and its Subsidiaries incurred in the Ordinary Course of Business;

(h)    guaranties in the Ordinary Course of Business of the obligations of landlords, suppliers, customers, franchisees and licensees of Euramax and its Subsidiaries;
(i)    guaranties (i) by a Borrower of Indebtedness of a Guarantor or guaranties by a Guarantor of Indebtedness of a Borrower or another Guarantor, and (ii) by a Foreign Subsidiary, New US LLC 1 or New US LLC 2 of Indebtedness of another Foreign Subsidiary or another Excluded Domestic Subsidiary, with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;
(j)    Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except Permitted Refinancing Indebtedness with respect thereto;
(k)    Indebtedness with respect to (i) Capital Leases and (ii) purchase money Indebtedness incurred within 90 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Consolidated Capital Expenditures permitted hereunder in an aggregate amount not to exceed at any time $15,000,000; provided, any such purchase money Indebtedness, (x) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness and (y) shall constitute not less than 85% of the aggregate consideration paid with respect to such asset;
(l)    Indebtedness in connection with a transaction permitted under Section 6.11;
(m)    Indebtedness in connection with Hedge Agreements and Other Hedging Obligations, in each case to the extent otherwise permitted under this Agreement;
(n)    Indebtedness (other than Capital Leases) of any Person that becomes a Guarantor after the date hereof pursuant to a Permitted Acquisition (excluding purchase money Indebtedness of such Person), which Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary, and neither Euramax nor any Subsidiary (other than such Person) is an obligor or has any liability in respect of such Indebtedness, and such Indebtedness is not secured by any Lien on any assets of Euramax or any Subsidiary (other than the assets acquired in such Permitted Acquisition), but not any extensions, renewals, refinancings or replacements of such Indebtedness except Permitted Refinancing Indebtedness with respect thereto; provided that such Indebtedness, together with any such extensions, renewals, refinancings or replacements thereof, shall not exceed $25,000,000 at any time outstanding;
(o)    The $125,000,000 Unsecured Debt, but not any extensions, renewals or replacements of such Indebtedness except Permitted Refinancing Indebtedness with respect thereto;
(p)    Indebtedness of Euramax or any of its Subsidiaries consisting of obligations to pay insurance premiums incurred in the Ordinary Course of Business;
(q)    Indebtedness of Euramax and its Subsidiaries incurred in connection with the Permitted Restructuring; and
(r)    Other unsecured Indebtedness of Euramax and its Subsidiaries in an aggregate principal amount, which when aggregated with all other Indebtedness then outstanding under this clause (r) does not exceed $15,000,000 at any one time outstanding.

6.2.    Liens. No Credit Party shall, nor shall it permit any of its Domestic Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Domestic Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, in any jurisdiction except:
(a)    Liens in favor of Agent, for the benefit of Secured Parties granted pursuant to any Credit Document;
(b)    Liens for Taxes (i) that are not yet overdue and payable or (ii) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (x) any such Lien is at all times subordinate to the Lien of Agent or (y) Borrowers notify Agent in writing of the amounts secured by such Liens and a Reserve for such liability in an amount acceptable to Agent in its Credit Judgment has been created, which amount may be greater than the amount disclosed in such notice to cover estimated penalties, interest and other amounts that may be secured by such Liens from time to time;
(c)    statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 436(f) or 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the Ordinary Course of Business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts and (A) any such Lien is at all times subordinate to the Lien of Agent or (B) Agent has created a Reserve for such liability;
(d)    Liens (including pledges and deposits of cash) incurred in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(e)    easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Credit Parties and their Domestic Subsidiaries;
(f)    any interest or title of a lessor, sublessor, lessee or sublessee that is not a Credit Party under any lease of real estate permitted hereunder, which does not secure any Indebtedness and which does not materially interfere with the Ordinary Course of Business of Euramax or any of its Subsidiaries;
(g)    licenses, entitlements, and servitudes that do not in the aggregate (i) materially diminish the value of any property of Credit Parties and their Domestic Subsidiaries, (ii) secure any Indebtedness, or (iii) materially interfere with the Ordinary Course of Business of Euramax or any of its Subsidiaries;

(h)    Liens solely on any cash earnest money deposits made by any Credit Party or any of its Domestic Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(i)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business;
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(k)    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(l)    licenses of patents, trademarks and other intellectual property rights granted by any Credit Party or any of its Domestic Subsidiaries in the Ordinary Course of Business and not interfering in any respect with the ordinary conduct of the business of such Credit Party or such Domestic Subsidiary;
(m)    Liens described in Schedule 6.2 and any renewal or replacement of such Liens granted to secure a refinancing of the Indebtedness originally secured by such Lien, but only to the extent such refinancing is permitted under this Agreement;
(n)    Liens securing Indebtedness permitted pursuant to Section 6.1(k)(i) and (ii); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;
(o)    Liens on property existing at the time of acquisition of the property by Euramax or any of its Subsidiaries in connection with a Permitted Acquisition; provided that such Liens were in existence prior to and not incurred in contemplation of such Permitted Acquisition, provided, further, that such Liens may not be extended to improvements to such property or to any property of any Credit Party any of its Domestic Subsidiaries that was not acquired in connection with such Permitted Acquisition;
(p)    Reserved;
(q)    Liens securing the Senior Secured Notes or the Second Lien Obligations but only to the extent consented to by Agent pursuant to the terms of the Intercreditor Agreement;
(r)    Reserved;
(s)    Liens arising out of sales and leaseback transactions permitted by Section 6.11;
(t)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(h) of this Agreement, provided that (i) Borrowers shall have provided written notice to Agent of the existence of any such Liens within three Business Days after any officer of any Credit Party obtains knowledge thereof, (ii) such Liens are being contested in good faith by appropriate proceedings diligently pursued, (iii) adequate reserves or other appropriate provision if any, as are required by GAAP, have been made therefor, (iv) a stay of enforcement of any such Liens is in effect, and (v) Agent may establish a Reserve with respect thereto;
(u)    Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement (other than the Obligations), provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the Indebtedness refinanced with such Permitted Refinancing

Indebtedness, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any reasonable fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and
(v)    Other Liens in assets of Borrowers that do not constitute Collateral, in an aggregate amount not to exceed $1,000,000 at any time outstanding.
6.3.    Reserved.
6.4.    No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions contained in (i) the Senior Secured Notes Indenture, (ii) the Second Lien Documents (if any) and the Subordinated Lien Documents (if any), in each case, to the extent such restrictions are comparable to and no more restrictive than those contained in the Senior Secured Notes Indenture, and (iii) the $125,000,000 Unsecured Debt Agreement and all collateral documents related thereto as of the Closing Date, (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the Ordinary Course of Business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (d) restrictions pursuant to the Credit Documents, (e) customary restrictions pending a sale of property or assets permitted hereunder arising under an executed agreement in respect of such sale, provided, such restrictions relate only to the property or assets being sold, (f) restrictions on property or assets subject to a Lien permitted under Section 6.2(n), provided, such restrictions relate only to the property or assets subject to such Lien, and (g) restrictions set forth in the Rabobank Credit Facility Loan Documents, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
6.5.    Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:
(a)    (i) each Credit Party may make (A) regularly scheduled payments of principal, interest and fees as provided in the Senior Secured Notes Indenture and the $125,000,000 Unsecured Debt Agreement as in effect on the date hereof and the Second Lien Documents (if any) and Subordinated Lien Documents (if any), (B) voluntary prepayments of principal, interest, premium and fees on the Senior Secured Notes and the $125,000,000 Unsecured Debt Agreement and any scheduled cash pay of the Second Lien Obligations (if any) and the Subordinated Lien Obligations (if any) after the Closing Date so long as at the time of such payment and after giving effect thereto, the Fixed Charge Coverage Ratio is greater than 1.10 to 1.00 and Excess Availability is at least $20,000,000 at the time of and after giving effect to such payment (for purposes of this clause, Excess Availability shall include cash in one or more deposit accounts subject to Agent's first priority perfected security interests in excess of $10,000,000 in the aggregate), (C) mandatory prepayments of principal on the Senior Secured Notes arising from dispositions of, or receipt of the insurance/condemnation proceeds in respect of, Notes Priority Collateral, and (D) payments of expenses, indemnities and other amounts (other than principal, interest or fees which are governed by clauses (A) through (D) above) required by the terms of the Senior Secured Notes Documents, and (ii) the holders of the Capital Stock of Holdings may purchase and sell Senior Secured Notes and/or $125,000,000 Unsecured Debt held by them from time to time in accordance with the terms of the Senior Secured Notes Indenture and the $125,000,000 Unsecured Agreement, as the case may be;
(b)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Euramax may make Restricted Junior Payments to Holdings (i) to the extent necessary to permit Holdings to pay general administrative costs and expenses (including directors' fees and expenses), franchise taxes and other fees reasonably necessary to maintain its corporate existence in an aggregate amount not to exceed $1,500,000 during any Fiscal Year and (ii) to pay expenses associated with the Permitted Restructuring and the other Transactions not to exceed $15,000,000 in the aggregate;
(c)    any Subsidiary of Euramax may pay dividends or make other distributions with respect to any class of its issued and outstanding Capital Stock to Euramax or any other Subsidiary of Euramax or intercompany Indebtedness permitted by Section 6.1(b);
(d)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Euramax may make Restricted Junior Payments to permit Holdings to purchase its Capital Stock for Cash from present or former officers and employees of Holdings or any of its Subsidiaries in accordance with the terms of its stock option plans upon the death, disability or termination of employment of such officer or employee in aggregate amount not to exceed $2,500,000 in any Fiscal Year and may make distributions to Holdings to fund such payments subject to the provisions of this clause (d);
(e)    Holdings may pay dividends to its shareholders so long as at the time of such payment and after giving effect thereto, the Fixed Charge Coverage Ratio is greater than 1.10 to 1.00 (including the cash dividend amount to be paid as a Fixed Charge for such calculation) and Excess Availability is at least $20,000,000 at the time of and after giving effect to such payment (for purposes of this clause, Excess Availability shall include cash in one or more deposit accounts subject to Agent's first priority perfected security interests in excess of $10,000,000 in the aggregate);
(f)    payments, dividends or distributions by Euramax and the Subsidiaries of Euramax to Holdings to enable Holdings to pay the amount of its actual federal, state or local Taxes to the extent such Taxes are attributable to the income or operations of Euramax or such Subsidiaries of Euramax, as applicable, may be made;
(g)    payments in respect of Subordinated Indebtedness incurred after the date hereof but only to the extent that such payments are permitted pursuant to a subordination agreement in favor of Agent in form and substance to Agent in all respects may be made;
(h)    payments, repayment, defeasance, redemption, retirement of (A) Indebtedness contractually subordinated to the Loans, and (B) any Subordinated Indebtedness of Euramax or any other Credit Party, or (C) any Indebtedness of Euramax or any other Credit Party that is unsecured, in each case in exchange for, or out of the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;
(i)    any Restricted Junior Payments made or deemed made in connection with the Permitted Restructuring;
(j)    the making of any Restricted Junior Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Euramax or any direct or indirect parent of Euramax (other than any Capital Stock sold to a Subsidiary of Euramax or to an employee stock ownership plan or any trust established by Euramax) or from substantially concurrent contributions to the equity capital of Euramax, provided that, in each case, (i) such Restricted Junior Payment shall not be made more than 30 days after the date of the applicable sale or contribution, and (ii) Excess Availability is at least $20,000,000 at the time of and after giving effect to such sale or contribution (for purposes of this clause, Excess Availability shall include cash in one or more deposit accounts subject to Agent's first priority perfected security interests in excess of $10,000,000 in the aggregate) (collectively, including any such contributions, "Refunding Capital Stock").
6.6.    Restrictions on Subsidiary Distributions. Except as provided herein and in the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Agreement, the Second Lien Documents (if any) and the Subordinated Lien Documents (if any) and the documents entered into in connection therewith, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Euramax to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Euramax or any other Subsidiary of Euramax, (b) repay or prepay any Indebtedness owed by such Subsidiary to Euramax or any other Subsidiary of Euramax, (c) make loans or advances to Euramax or any other Subsidiary of Euramax, or (d) transfer any of its property or assets to Euramax or any other Subsidiary of Euramax other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k)(i) and (ii), (ii) that impose restrictions on the property so acquired, (iii)imposed by applicable law, (iv) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the Ordinary Course of Business, (v) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (vi) pursuant to the Credit Documents, the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Agreement, and the Second Lien Documents (if any) and the Subordinated Lien Documents (if any), (vii) restrictions in documents governing any Indebtedness expressly permitted under Section 6.1(d), (viii) restrictions in documents governing any Indebtedness of French Operating Co. permitted under Section 6.1, and (ix) any usual and customary restrictions existing on cash or other deposits or net worth imposed in good faith and without regard to their provisions by bona fide customers under contracts entered into in the Ordinary Course of Business of Euramax and its Subsidiaries.
6.7.    Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:
(a)    Investments in Cash and Cash Equivalents and Investment Grade Securities;
(b)    (i) equity Investments owned as of the Closing Date in any Subsidiary, (ii) so long as the Foreign Loan/Investment Conditions were satisfied on the date that such Investments were made, Investments made after the Closing Date by Credit Parties in Foreign Subsidiaries, and (iii) Investments made after the Closing Date by any Foreign Subsidiary in any Subsidiary of Euramax;
(c)    Investments made by Foreign Subsidiaries of Euramax;
(d)    Investments (i) in any Securities received in satisfaction or partial satisfaction of obligations owing from financially troubled account debtors, (ii) deposits, prepayments and other credits to suppliers made in the Ordinary Course of Business of Euramax and its Subsidiaries, and (iii) prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation, performance and other similar deposits made in the Ordinary Course of Business of Euramax and its Subsidiaries;
(e)    intercompany loans to the extent permitted under Section 6.1(b);

(f)    Consolidated Capital Expenditures, the incurrence of which do not cause a Default or Event of Default;
(g)    loans and advances to employees of Euramax and its Subsidiaries that are approved by a majority of the disinterested members of the board of directors of Euramax or Holdings in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;
(h)    Investments made in connection with Permitted Acquisitions permitted by Section 6.9;
(i)    Investments in Interest Rate Agreements permitted by this Agreement and Hedge Agreements and Other Hedging Agreements that are incurred in the Ordinary Course of Business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
(j)    Investments described in Schedule 6.7;
(k)    Investments of Credit Parties in Foreign Subsidiaries representing the onlending or contribution of the net proceeds of equity contributed by Holdings after the Closing Date to Euramax and then, if applicable, directly or indirectly by Euramax to another Credit Party;
(l)    Investments consisting of non-cash consideration received as the proceeds of any Asset Sales;
(m)    other Investments (excluding any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock (except for any Capital Stock in the nature of directors' qualifying shares required pursuant to applicable law) of, or assets constituting a business line or unit or a division of, any Person, or any Permitted Acquisition) in an aggregate amount not to exceed $5,000,000 at any time outstanding;
(n)    Investments constituting prepayments on the Senior Secured Notes permitted by Section 6.5;
(o)    Investments in connection with the Permitted Restructuring;
(p)    Investments to the extent acquired in exchange for the issuance of Capital Stock of Euramax, Holdings or any other direct or indirect parent of Euramax;
(q)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and
(r)    Investments consisting of purchases and acquisitions of inventory or supplies.
Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.
6.8.    Financial Covenants.

(a)    Fixed Charge Coverage Ratio. Credit Parties shall not permit the Fixed Charge Coverage Ratio for Euramax and its Subsidiaries, which shall be tested as of the last day of each fiscal month occurring during the Financial Covenant Testing Period (unless such testing date occurs during a Seasonal Overadvance (Type B) Period or a Seasonal Overadvance (Type C) Period) for the immediately preceding twelve-month period, to be less than 1.00 to 1.00.
6.9.    Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the Ordinary Course of Business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
(a)    Any Domestic Subsidiary of Euramax may be merged with or into Euramax or any other Borrower, as the case may be, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Euramax or any other Borrower; provided, in the case of such a merger, Euramax or such other Borrower, as applicable shall be the continuing or surviving Person;
(b)    Reserved;
(c)    sales or other dispositions of assets that do not constitute Asset Sales;
(d)    Asset Sales (exclusive of those otherwise permitted under Section 6.11), the proceeds of which (valued at the principal amount thereof in the case of non‑Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non‑Cash proceeds) (1) are less than $25,000,000 with respect to any single Asset Sale or series of related Asset Sales and (2) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $25,000,000; provided (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Euramax (or similar governing body)), (B) no less than 85% thereof shall be paid in Cash, (C) if such Asset Sale involves any Collateral, the Net Asset Sale Proceeds of Collateral shall be applied as required by Section 2.20(b)(iii) and (D) if such Asset Sale involves any Collateral, Borrowers shall deliver to Agent prior to such Asset Sale a Borrowing Base Certificate that reflects the adjustment to the Borrowing Base after giving effect to such Asset Sale and certifies that no Out-of-Formula Condition will exist on the date of and after giving pro forma effect to such Asset Sale;
(e)    Asset Sales of obsolete, worn out or surplus property;
(f)    Investments made in accordance with Section 6.7;
(g)    Euramax may liquidate any of its inactive Subsidiaries that has total net assets (as shown on the most recent balance sheet of such inactive Subsidiary delivered to Agent and at the time if liquidation) of $100,000 or less, provided any Restricted Junior Payments in connection with such liquidation are made in accordance with Section 6.5;

(h)    (i) the Permitted Restructuring and (ii) Permitted Acquisitions;
(i)    Sales of Capital Stock in any Subsidiary to qualify directors or allow for investments by foreign nationals, in either case, to the extent required by applicable law.
6.10.    Disposal of Subsidiary Interests. Except for (a) Liens on Capital Stock created under the Senior Secured Notes Documents to secure the Senior Secured Notes, the Second Lien Obligations (if any) or the Subordinated Lien Obligations (if any), or (b) any sale of all of its interests in the Capital Stock of any of its Domestic Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Domestic Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Domestic Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Domestic Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.
6.11.    Sales and Lease Backs. No Credit Party shall, nor shall it permit any of its Domestic Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than in the case of a sale or a transfer by a Credit Party, to another Credit Party, or, in the case of a sale or a transfer by any other Domestic Subsidiary, to Euramax or another Domestic Subsidiary), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than in the case of a sale or a transfer by a Credit Party, to another Credit Party, or, in the case of a sale or a transfer by any other Domestic Subsidiary, to Euramax or another Domestic Subsidiary) in connection with such lease; provided the foregoing restriction shall not apply to any such transactions constituting Asset Sales permitted by Section 6.9(d).
6.12.    Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Euramax or any of its Subsidiaries or with any Affiliate of Euramax or of any such holder, on terms that are less favorable to Euramax or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between or among Credit Parties; (b) reasonable and customary fees paid to Independent Outside Directors (provided that no fees shall be paid to directors other than Independent Outside Directors), and indemnities provided on behalf of, officers or members of the board of directors (or similar governing body) of Euramax and its Subsidiaries; (c) any employment or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into by and among Credit Parties in the Ordinary Course of Business; (d) Reserved; (e) other Restricted Junior Payments and Investments that are permitted by the provisions of Sections 6.5 or 6.7, respectively (including, without limitation, payments permitted thereunder with respect to the $125,000,000 Unsecured Debt); (f) transactions described in Schedule 6.12; (g) the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights to employees, directors and consultants approved by the board of directors; (h) transactions and payments of fees, costs and expenses in connection with the Transactions and the Permitted Restructuring and payment of the Transaction Costs otherwise permitted hereunder; (i) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of Euramax or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally; (j) transactions with Affiliates that are customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the Ordinary Course of Business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of Euramax, as determined in good faith by Holdings or Euramax; and (k) sales of accounts receivables, or participations therein, or any related transaction, pursuant to the terms of a Permitted Receivables Financing.
6.13.    Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.
6.14.    Permitted Activities of Holding Companies. The Holding Companies shall not (a) incur, directly or indirectly, any Indebtedness (other than intercompany Indebtedness expressly permitted under Section 6.1(b) and (j)) or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement and related Credit Documents, to the extent applicable to such Holding Company and under the Senior Secured Notes Documents, the $125,000,000 Unsecured Debt Documents, the Second Lien Documents (if any), and the Subordinated Lien Documents (if any); (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding the Capital Stock of its Subsidiaries; (ii) performing its obligations and activities incidental thereto under the Credit Documents, the Senior Secured Notes Documents, $125,000,000 Unsecured Debt Documents and any document delivered in connection therewith; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than its Subsidiaries; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.
6.15.    Reserved.
6.16.    Amendments or Waivers of the Senior Secured Notes Indenture, the $125,000,000 Unsecured Debt Documents or Subordinated Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Senior Secured Notes Indenture, any other Senior Secured Notes Document, the $125,000,000 Unsecured Debt Agreement or any other $125,000,000 Unsecured Debt Document or make any payment consistent with an amendment thereof or change thereto, except such amendments, payments or changes as would not be prohibited by the terms of the Intercreditor Agreement or Section 6.1(c).
6.17.    Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year end from December 31.
6.18.    Deposit Accounts and Securities Accounts. No Credit Party shall open or maintain any Deposit Accounts or securities accounts except for (a) Deposit Accounts with Agent; (b) Dominion Accounts maintained in compliance with Section 5.16; (c) Deposit Accounts subject to Control Agreements in favor of Agent on terms acceptable to Agent or maintained with Agent; and (d) the Exempt Deposit Accounts. All Deposit Accounts maintained with Agent shall be deemed to be under Agent's control.

SECTION 7.    GUARANTY
7.1.    Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Agent for the ratable benefit of the Beneficiaries the due and punctual Full Payment of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), or any equivalent provision in any applicable jurisdiction) (collectively, the "Guaranteed Obligations").
7.2.    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.
7.3.    Payment by Guarantors. Subject to Section 7.2 and 7.13, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), or any equivalent provision in any applicable jurisdiction), Guarantors will upon demand pay, or cause to be paid, in Cash, to Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrowers' becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrowers' for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
7.4.    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Full Payment of the Guaranteed Obligations or valid release of a Guarantor in accordance with the Credit Documents. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)     Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrowers and any Beneficiary with respect to the existence of such Event of Default;
(c)    the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrowers or any of such other guarantors and whether or not Borrowers are joined in any such action or actions;
(d)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;
(e)    any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrowers or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and
(f)    this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Full Payment of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Borrowers or any of their Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrowers may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
7.5.    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than Full Payment of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to willful misconduct or gross negligence, as determined in a final, non-appealable judgment by a court of competent jurisdiction; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.6.    Guarantors' Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrowers or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrowers, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
7.7.    Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of

Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
7.8.    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
7.9.    Authority of Guarantors or Borrowers. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
7.10.    Financial Condition of Borrowers. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from any Borrower on a continuing basis concerning the financial condition of any Borrower and their ability to perform their obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of any Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Beneficiary.
7.11.    Bankruptcy, etc. (a) Without limiting any Guarantor's ability to file a voluntary bankruptcy petition in respect of itself (but subject to the rights and remedies in respect thereof pursuant to Section 8.1), so long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any Guarantor or by any defense which any Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
7.12.    Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.
7.13.    Reserved.
SECTION 8.    EVENTS OF DEFAULT
8.1.    Events of Default. If any one or more of the following conditions or events shall occur:
(a)    Failure to Make Payments When Due. Failure by any Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuer in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within two (2) days of its due date, or if no due date is specified, within two (2) days of demand thereof; or
(b)    Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; (iii) the occurrence of any Event of Default (as defined in the Senior Secured Notes Indenture); or (iv) the occurrence of any Event of Default (as defined in the $125,000,000 Unsecured Debt Agreement).
(c)    Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in (i) Section 2.2(c), Sections 5.1 (other than Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(j), 5.1(m), 5.1(o) and 5.1(p)), 5.2, 5.6, 5.13, 5.15 or Section 6, or (ii) Section 5.1(a), 5.1(b), 5.1(c), or 5.1(d) and such failure shall continue for five (5) days; or

(d)    Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or
(e)    Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Euramax of notice from Agent or any Lender of such default; or
(f)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Euramax or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, foreign or state law; or (ii) an involuntary case shall be commenced against Euramax or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer in any applicable jurisdiction having similar powers over Euramax or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Euramax or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Euramax or any of its Subsidiaries; and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(g)    Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Euramax or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Euramax or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Euramax or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Euramax or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or
(h)    Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $2,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Euramax or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i)    Dissolution. Any order, judgment or decree shall be entered against any Borrower or any of its Subsidiaries decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or
(j)    Employee Benefit Plans. (i) There shall occur one or more ERISA Events which results in or might reasonably be expected to result in liability of any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 in the aggregate during the term hereof; or (ii) there shall be imposed a material Lien or security interest under Section 430(k) of the Internal Revenue Code or under ERISA, which material Lien or security interest (1) ceases to be subordinate to the Lien of Agent in the Collateral, or (2) has continued in effect for a period of sixty (60) days without being discharged and is not being Properly Contested; or
(k)    Change of Control. A Change of Control shall occur; or
(l)    Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a valid release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (unless validly released in accordance with the terms of the Credit Documents), in each case for any reason other than the failure of Agent or any Secured Party to take any action within its control, (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party, or (iv) the Loans shall cease to constitute First Priority secured Indebtedness under the intercreditor provisions of the Senior Secured Notes Indenture or the Intercreditor Agreement or, in any case, such intercreditor provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms.
THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or Section 8.1(g), automatically, and (2) so long as any other Event of Default shall be continuing, upon notice to Borrowers by Agent (given in its discretion or at the request of Requisite Lenders), (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuer to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to 105% of the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders having Revolving Commitments under Section 2.2(b)(ii) or Section 2.3(b); and (C) Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents.

In addition to the foregoing, so long as any Event of Default shall be continuing, Agent may in its discretion (and upon receipt of the written direction of the Requisite Lenders, shall) exercise from time to time, in addition to the remedies set forth in the Collateral Documents, the following rights and remedies:
(x)    The right to require Borrowers to Cash Collateralize outstanding Letters of Credit or to provide a back-up letter of credit acceptable to Agent in all respects and from a financial institution acceptable to Agent in all respects, and if Borrowers fail promptly to make such deposit, Agent may (and shall upon the direction of the Requisite Lenders) advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby or the Commitments have been terminated). Any such deposit or advance shall be held by Agent in the Cash Collateral Account to fund future payments with respect to outstanding Letters of Credit. At such time as all Letters of Credit have been drawn upon or expired, any amounts remaining in the Cash Collateral Account shall be applied against any outstanding Obligations, or, after Full Payment of all Obligations, returned to Borrowers.
(y)    Further, the Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) any or all of each Borrower's intellectual property and all of each Borrower's computer hardware and software trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.
SECTION 9.    AGENT
9.1.    Appointment of Agent. Each Lender hereby irrevocably appoints and designates Regions as Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note and becoming a party to this Agreement shall be deemed irrevocably to have authorized Agent to, enter into all Credit Documents to which Agent is or is intended to be a party and all amendments hereto and all Collateral Documents at any time executed by any Credit Party, for its benefit and the benefit of Lenders and, except as otherwise provided in this Section 9, to exercise such rights and powers under this Agreement and the other Credit Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent, Co-Collateral Agent or the Requisite Lenders in accordance with the provisions of this Agreement or the other Credit Documents, and the exercise by Agent, Co-Collateral Agent or the Requisite Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Unless and until the authority to do so is revoked in writing by Requisite Lenders, Agent (or Agent and Co-Collateral Agent collectively) shall be authorized to determine (i) whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in Section 1), (ii) whether to impose or release any Reserve, and to exercise their own Credit Judgment in connection therewith and (iii) whether to decrease advance rates, which determinations and judgments, if exercised in good faith, shall exonerate Agent (or as applicable, Co-Collateral Agent) from any liability to Lenders or any other Person for any errors in judgment. If Co-Collateral Agent wishes to request a change with respect to any item described in the clauses (i), (ii) or (iii) of the foregoing sentence, then Co-Collateral Agent shall notify Agent in writing at least five (5) Business Days prior to such requested change and shall participate in any discussions, if requested by Agent, with Borrower Agent in connection therewith. In the event that Agent and Co-Collateral Agent are unable to reach agreement collectively on the action to be taken with respect to any of the items noted in such clauses (i), (ii) or (iii) above, then the determination of Agent or Co-Collateral Agent, as applicable, shall control that results in the lower amount of the Borrowing Base.

9.2.    Powers and Duties. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any function, duty, responsibility, obligation or other liability in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
9.3.    General Immunity
(a)    No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of any Credit Party, and Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, neither Agent nor Issuer shall have any liability arising from confirmations of the amount of outstanding Loans or the LC Obligations or the component amounts thereof.
(b)    Exculpatory Provisions. Neither Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Credit Documents except to the extent caused primarily by Agent's gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). Agent shall be entitled to refrain from any act or from taking of any action (including failing to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.5) and, upon receipt of such instructions from Requisite Lenders, Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, including any electronic transmission (including any information or document transmitted electronically by any means), and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it and shall not be responsible for any action of any sub-agent selected by it without gross negligence or willful misconduct, as determined in a final, non-appealable judgment by a court of competent jurisdiction; and (ii) no person shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.5, each of which instruction shall be deemed an authorization from all Lenders to Agent and shall be binding on all Lenders). Notwithstanding any instruction from the Lenders, Agent shall not be required to take, or to omit to take, any action that is, in the opinion of Agent or its counsel, contrary to any Credit Document or any requirement of applicable law.
(c)    Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Article 9 shall apply to any the Affiliates of Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Article 9 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Agent (unless otherwise provided by Agent), (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
9.4.    Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent and its Affiliates shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may lend money to, own securities of, and generally engage in any kind of business with any Credit Party or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Credit Parties for services in connection herewith and otherwise without having to account for the same to Lenders.
9.5.    Lenders' Representations, Warranties and Acknowledgment.
(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Credit Party and its Subsidiaries in connection with this Agreement and that it has made and shall continue to make its own appraisal of the creditworthiness of each Credit Party and its Subsidiaries without reliance upon Agent and without reliance upon any document solely or in part because such document was transmitted by Agent. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. In addition (and without limiting the foregoing), (i) Agent shall not be responsible for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Credit Document, (ii) Agent does not make any warranty or representation, and Agent shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any sub-agent or affiliate, in or in connection with any Credit Document or any transaction contemplated therein, whether or not transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Credit Documents and (iii) Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Credit Document, whether any condition set forth in any Credit Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or any Issuer describing such Default or Event of Default clearly labeled "notice of default".
(b)    Each Lender, by delivering its signature page to this Agreement and funding its applicable Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by Agent, Requisite Lenders or Lenders, as applicable, on the Closing Date.
9.6.    Right to Indemnity. Each Lender, in proportion to its Pro Rata share, severally agrees to indemnify Agent and its Affiliates and all of Agent's and its Affiliates present and future officers, directors, agents, employees and attorneys ("Agent Indemnitees") to the extent that Agent Indemnitees shall not have been reimbursed by any Credit Party (and without limiting any Credit Party's obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable advisors' fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent Indemnitees in connection with any Credit Document or with any of its powers, rights, remedies or duties hereunder or under the other Credit Documents or otherwise in its capacity as Agent in any way relating to or arising out of or in connection with this Agreement or the other Credit Documents or the preparation thereof or any amendment, modification or termination thereof; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements primarily resulting from Agent's gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). If any indemnity furnished to Agent Indemnitees for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify Agent Indemnitees against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify Agent Indemnitees against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
9.7.    Successor Agent. Agent may resign at any time by giving prior written notice thereof to Lenders and Borrower Agent. Subject to the appointment of a successor Agent, the resignation of Agent shall be effective immediately upon the giving of such notice, whereupon Agent shall be discharged from its duties and obligations hereunder. In such event, all Obligations owing to Agent shall be due and payable by the Borrowers upon giving of such notice. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall promptly, at the expense of the Borrowers (or, if not reimbursed by the Credit Parties, the Lenders pursuant to and subject to the limitations set forth in Section 9.6), (i) transfer to such successor Agent, all Collateral held under the Collateral Documents, and (ii) execute and deliver to such successor Agent an assignment to the Intercreditor Agreement (or such other writing addressed to the Senior Secured Notes Indenture Trustee binding itself to the terms thereof), and such amendments to financing statements, and take such other actions, as may be necessary in connection with the assignment to such successor Agent of the security interests created under the Collateral Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder or otherwise required (or necessary or appropriate) to be taken by Agent thereafter.
9.8.    Collateral Documents and Guaranty; Examination Reports.
(a)    Agent under Collateral Documents and Guaranty. Each Lender (and Issuer for purposes of clause (v) below) hereby further authorizes Agent, on behalf of and for the benefit of Lenders, (i) to act as disbursing and collecting agent with respect of payments and collection in connection with Credit Documents, (ii) to act as collateral agent for the Secured Parties for purposes of perfection of all Liens created by the Collateral Documents and for other purposes stated therein (including managing, supervising and dealing with the Collateral), (iii) to enter into the Collateral Documents, and each Lender agrees to be bound by the terms of the Collateral Documents, (iv) to enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement, including the purchase option provided for in such Intercreditor Agreement, (v) to file and prove claims and other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Guaranteed Obligation in any proceeding described in Sections 8.1(f) and (g) and any other similar proceedings and (vi) execute any amendment, consent or waiver under the Credit Documents on behalf of any Lender that has consented in writing. Subject to Section 11.5, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (x) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 11.5) have otherwise consented or (y) release any Guarantor from the Guaranty in accordance with Section 7.12 or in connection with a sale or other disposition (including by merger or consolidation) of such Guarantor to which, or otherwise to the extent to which, Requisite Lenders (or such other Lenders as may be required to give such consent under Section 11.5) have otherwise consented.
(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrowers, Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Agent, provided, however, that Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent thereof for purposes of the perfection of all Liens with respect to the Collateral, and may (subject to the terms of the Intercreditor Agreement) further authorize such Lender and Issuer to take further actions for purposes of enforcing Liens thereunder or transferring such Collateral to Agent, and each Lender and Issuer agrees to take such further action to the extent, and only to the extent, so directed (subject to the terms of the Intercreditor Agreement), and (ii) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale. Should any Lender obtain possession of any Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent's instructions.
(c)    Each Lender agrees that neither Regions nor Agent makes any representation or warranty as to the accuracy or completeness of any audit, examination, appraisal or other Collateral report (each a "Report") and shall not be liable for any information contained in or omitted from any such Report; agrees that the Reports are not intended to be comprehensive audits or examinations and that Regions or Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers' books and records as well as upon representations of Borrowers' officers and employees; agrees to keep all Reports confidential and strictly for its internal use and not to distribute the Reports (or the contents thereof) to any Person (except to its Participants, attorneys, accountants and other Persons with whom such Lender has a confidential relationship) or use any Report in any other manner; and, without limiting the generality of any other indemnification contained herein, agrees to hold Agent and any other Person preparing a Report harmless from any action that the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or its purchase of, a loan or loans of any Credit Party, and to pay and protect, and indemnify, defend and hold Agent and each other such Person preparing a Report harmless from and against all claims, actions, proceedings, damages, costs, expenses and other amounts (including attorneys' fees incurred by Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or any part of any Report through the indemnifying Lender.
9.9.    Ratable Sharing. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers (whether voluntary, involuntary, through the exercise of any right of set‑off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 9.9 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

9.10.    Remittance of Payments and Collections.
(a)    All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.
(b)    With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrowers be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.
(c)    If Agent pays any amount to a Lender in the belief that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other Credit Documents must be returned to a Credit Party or paid to any other Person pursuant to any applicable law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Credit Documents, Agent shall not be required to distribute such amount to any Lender.
9.11.    Agent Titles. Any Lender identified on the facing page or signature pages of this Agreement as a documentation agent or syndication agent (but not as a "Collateral and Administrative Agent" or "Agent") shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as a documentation agent or syndication agent shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as a documentation agent or syndication agent in deciding to enter into this Agreement or in taking or refraining to take any action under any of the Credit Documents.
SECTION 10.    [RESERVED.]
SECTION 11.    MISCELLANEOUS
11.1.    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Agent, any other Lender or Issuer, shall be (i) sent to such Person's address (which, in the case of any Credit Party, may be sent to Borrower Agent's address) as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Agent in writing as and to the extent provided below. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex; provided, no notice to Agent shall be effective until received by Agent; provided further, any such notice or other communication shall at the request of Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Agent from time to time.

11.2.    Performance of Borrowers' Obligations. If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Credit Documents, Agent may, in its sole discretion at any time or from time to time, for such Borrower's account and at Borrowers' expense, pay any amount or do any act required of Borrowers hereunder or under any of the other Credit Documents or otherwise lawfully requested by Agent to (i) enforce any of the Credit Documents or collect any of the Obligations, (ii) preserve, protect, insure or maintain or realize upon any of the Collateral, or (iii) preserve, defend, protect or maintain the validity or priority of Agent's Liens in any of the Collateral, including the payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral (whether or not a Permitted Lien). All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to without prejudice to Agent's right proceed thereafter as provided herein or in any of the other Credit Documents.
11.3.    Indemnity.
(a)    In addition to the payment of expenses pursuant to Section 2.7, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, Agent, Issuer and Lender and the officers, partners, directors, trustees, employees, agents, sub-agents, investment advisors and Affiliates of Agent and each Lender (each, an "Indemnitee", and collectively, together with Agent Indemnitees and Regions Indemnitees, the "Indemnitees"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, as determined in a final, non-appealable judgment by a court of competent jurisdiction; provided, no Credit Party shall have any obligation to Issuer in the event of the wrongful dishonor by Issuer of a proper demand for payment made under any Letter of Credit issued by it (it being understood that no dishonor as a result of Governmental Act shall constitute a wrongful dishonor. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(b)    To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agent and their respective Affiliates, directors, employees, attorneys, agents, sub-agents, trustees or advisors, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

11.4.    Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.
11.5.    Amendments and Waivers.
(a)    No amendment or modification of any provision of this Agreement or any of the other Credit Documents, nor any waiver of any Default or Event of Default, shall be effective without the prior written agreement or consent of the Requisite Lenders; provided, however, that
(b)    without the prior written consent of Agent, no amendment or waiver shall be effective with respect to any provision in any of the Credit Documents (including Section 2.7, Section 9, and this Section 11.5) to the extent such provision relates to the rights, duties, immunities, exculpation, indemnification or discretion of Agent;
(c)    without the prior written consent of Issuer or Agent, no amendment or waiver with respect to any of the LC Obligations or the provisions of Sections 2.3, 2.22 or 3.2 shall be effective;
(d)    without the prior written consent of each affected Lender (except in the case of clauses (3) and (4) below, a Defaulting Lender as provided in Section 2.16), no amendment or waiver shall be effective that would (1) increase or otherwise modify any Commitment of such Lender (other than to reduce such Lender's Commitment on a proportionate basis with the same Commitments of other Lenders); (2) alter (other than to increase) the rate of interest payable in respect of any Obligations owed to such Lender; (3) waive or defer collection of any interest or fee payable to such Lender pursuant to Sections 2.5 or 2.6; or (4) subordinate the payment of any Obligations owed to such Lender to the payment of any Indebtedness (except as expressly provided in Section 2.22; and
(e)    without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 2.16), no amendment or waiver shall be effective that would (1) waive any Default or Event of Default if the Default or Event of Default relates to any Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders as provided in this Agreement (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth; (2) alter the provisions of Sections 2.2,2.9, 2.10, 2.11, 2.13, 2.22, 2.24, 11.3, 11.5, 11.9 or 11.18; (3) amend the definitions of "Borrowing Base," "Pro Rata" or "Requisite Lenders" (and the other defined terms used in such definitions), or any provision of this Agreement obligating Agent to take certain actions at the direction of the Requisite Lenders, or any provision of any of the Credit Documents regarding the Pro Rata treatment or obligations of Lenders; (4) subordinate the priority of any Liens granted to Agent under any of the Credit

Documents to consensual, non-statutory Liens granted after the Closing Date to any other Person, except as currently provided in or contemplated by the Credit Documents (including a subordination in favor of the holders of Permitted Liens that are permitted to have priority over Agent's Liens) and except for Liens granted by a Credit Party to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions, (5) release any Credit Party that is Solvent from liability for any of the Obligations or (6) extend the Term of the Commitments.
(f)    No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Credit Documents to the extent that the agreement of all Lenders to any such waiver or amendment is required, unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata or other mutually agreed upon basis to all Lenders; provided, however, that Borrowers may contract to pay a fee only to those Lenders who actually vote in writing to approve any waiver or amendment of the terms and provisions of this Agreement or any of the other Credit Documents to the extent that such waiver or amendment may be implemented by vote of the Requisite Lenders and such waiver or amendment is in fact approved.
(g)    Any request, authority or consent of any Person who, at the time of making such request or giving such a authority or consent, is a Lender, shall be conclusive and binding upon any successor, assign or participant of such Lender.
(h)    Execution of Amendments, etc. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.
11.6.    Successors and Assigns; Participations.
(d)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(e)    Register. Borrowers, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof as provided in Section 11.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by Agent, if received by 12:00 p.m. (noon) (Atlanta, Georgia Time), and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrowers and a copy of such Assignment Agreement shall be maintained. The date of such recordation of a transfer shall be referred to herein as the "Assignment Effective Date." Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(f)    Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):
(i)    to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Borrower Agent and Agent; and
(ii)    to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and, in the case only of assignments of Revolving Loans or Revolving Commitments to any such Person consented to by each of Borrower Agent and Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower Agent, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section 11.6(c)(ii) shall be in an aggregate amount of not less than (A) $2,500,000 as of trade date, if specified (or such lesser amount as may be agreed to by Borrower Agent and Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans.
(g)    Mechanics
(h)    Effect of Assignment. Subject to the terms and conditions of this Section 11.6, as of the "Assignment Effective Date" (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register, and shall thereafter be a party hereto and a "Lender" for all purposes hereof and shall be bound by the terms of the Intercreditor Agreement as a Lender hereunder; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 11.9) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuer shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon applicable Borrower, at such Borrower's sole expense, shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(i)    Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (each such Person, a "Participant") (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Each Borrower agrees that each participant shall be entitled to the benefits of Section 2.9, 2.11 or 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.11 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the applicable Borrower's prior written consent and (ii) a participant that would be a Non U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless each Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrowers, to comply with Section 2.26 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 9.9 as though it were a Lender.
(j)    Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 11.6, any Lender may, without the consent of Borrowers or Agent, assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank or any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided, no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder, until such time as such Federal Reserve Bank, pledge or trustee has complied with the provisions of this Section 11.6 regarding assignments.
(h)    Each Person that becomes a Lender after the Closing Date shall be deemed to be bound by the Intercreditor Agreement whether or not a signatory thereto, including, without limitation, Section 12 thereof.

(i)    Each Lender that grants a participation pursuant to Section 11.6(f) of this Agreement shall maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant's interest in such Lender's Commitments, Loans or any other Obligations (the "Participant Register"). The entries made in the Participant Register shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Participant Register is provided to any Person, or any Person inspects the Participant Register, at any time or from time to time, then the information contained in the Participant Register shall be conclusive and binding on such Person for all purposes absent manifest error, unless any Person notifies the applicable Lender in writing within thirty (30) days after such Person's receipt of such copy or such Person's inspection of the Participant Register of its intention to dispute the information contained therein. Each Borrower hereby designates each Lender to serve as such Borrower's agent solely for purposes of maintaining the applicable Participant Register as provided in this Section.
11.7.    Replacement of Certain Lenders. If (a) no Event of Default exists and Borrower Agent requests in writing the replacement of the Co-Collateral Agent in its capacity as Co-Collateral Agent and as a Lender hereunder or (b) a Lender shall have (i) become a Defaulting Lender under the terms of this Agreement and its default has not been cured, (ii) requested compensation from Borrowers under Section 2.10, 2.11 or 2.25 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies) or becomes entitled to increased payments under Section 2.25, (iii) delivered a notice pursuant to Section 2.9 claiming that such Lender is unable to extend LIBOR Loans or LIR Loans to Borrowers for reasons not generally applicable to the other Lenders or (iv) failed or refused to give its consent to any amendment, waiver or action for which consent of all of the Lenders is required and in respect of which the Requisite Lenders have consented (any Lender referenced in clauses (a) or (b) above hereinafter referred to as an "Affected Lender"), then, in any such case under either clauses (a) or (b) above, and in addition to any other rights and remedies that Agent, any other Lender or any Borrower may have against such Affected Lender, any Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrowers and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitment and all Loans owing to it) in accordance with Section 11.6. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within five (5) Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment (but excluding any prepayment penalty or termination charge). Upon the replacement of any Affected Lender pursuant to this Section 11.7, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Credit Documents (except as provided in Section 9.6 as to events or transactions which occur prior to the replacement of such Affected Lender), including any Commitment to make Loans or purchase participations in LC Obligations. Agent shall have the right at any time, but shall not be obligated to, upon written notice to any Lender and with the consent of such Lender (which may be granted or withheld in such Lender's discretion), to purchase for Agent's own account all of such Lender's right, title and interest in and to this Agreement, the other Credit Documents and the Obligations

(together with such Lender's interest in the Commitments), for the face amount of the Obligations owed to such Lender (or such greater or lesser amount as Agent and Lender may mutually agree upon).
11.8.    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
11.9.    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.21, 2.22, 2.23, 11.2, 11.3 and 11.4 and the agreements of Lenders set forth in Sections 2.20, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.
11.10.    No Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
11.11.    Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Agent or Lenders (or to Agent, on behalf of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
11.12.    Severability. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.13.    Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
11.14.    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
11.15.    APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).
11.16.    CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (v) AGREES AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
11.17.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/EURAMAX RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A

MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
11.18.    Confidentiality. Each Lender shall hold all non-public information regarding each Credit Party and its Subsidiaries and their businesses identified as such by any Credit Party and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Credit Parties that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents, employees, officers, directors, trustees, attorneys, accountants and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 11.18), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, pledgee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by the provisions of this Section 11.18), (iii) disclosure to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from Agent or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower Agent of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. In the event of any conflict between this Section 11.18 and any other Contractual Obligation entered into with any Credit Party, the terms of this Section 11.18 shall govern.
11.19.    Certification Regarding Senior Secured Notes Indenture. Each Credit Party hereby certifies to Agent and Lenders that neither the execution or performance of this Agreement by such Credit Party nor the incurrence of any Indebtedness pursuant to the terms of this Agreement or any of the other Credit Documents violates any provision of the Senior Secured Notes Indenture. Each Credit Party further certifies to Agent and Lenders that (i) all of the Commitments constitute a "Credit Facility" (or the equivalent term defined in the Senior Secured Notes Indenture) under the Senior Secured Notes Indenture, and (ii) that all Obligations collectively constitute "ABL Obligations" (or the equivalent term defined in the Senior Secured Notes Indenture) under the Senior Secured Notes Indenture.
11.20.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
11.21.    Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Agent of written or telephonic notification of such execution and authorization of delivery thereof.
11.22.    PATRIOT Act. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies Credit Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender or Agent, as applicable, to identify each Credit Party in accordance with the Act.
11.23.    Electronic Transmissions.
(a)    Authorization. Subject to the provisions of Section 11.1, Agent, Borrower, Lender, Issuer and each of their affiliates and sub-agent and each of their respective employees, agents, officers and directors is authorized (but not required) to transmit or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Credit Document and the transactions contemplated therein. Each Credit Party and Agent, each Lender and Issuer hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(b)    LIMITATION OF LIABILITY. ALL ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED "AS IS" AND "AS AVAILABLE". NEITHER AGENT NOR ANY OF ITS SUB-AGENTS, AFFILIATES AND NONE OF THEIR RESPECTIVE EMPLOYEES, AGENT, DIRECTORS OR OFFICERS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY ELECTRONIC TRANSMISSION AND EACH DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY ANY AGENT OR ANY OF ITS AFFILIATES, SUB-AGENTS OR ANY OF ITS EMPLOYEES, AGENT, DIRECTORS OR OFFICERS IN CONNECTION WITH ANY ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Credit Party and each Secured Party agrees that Agent shall have no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission.
11.24.    Public Disclosures. Each Credit Party agrees that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Credit Party) using the name, logo or otherwise referring to Regions or of any of its Affiliates, the Credit Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business

Days' prior notice to Regions and without the prior consent of Regions except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Regions prior thereto.
11.25.    Intercreditor Agreement. Without limiting the generality of Section 9.8(a)(iv), each Lender hereunder: (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, and (c) authorizes and instructs Agent to enter into the Intercreditor Agreement as ABL Agent (as defined in the Intercreditor Agreement) on behalf of such Lender.
11.26.    Amendment and Restatement. This Agreement and the other Credit Documents amend and restate the Existing Credit Agreement and the other "Credit Documents" (as defined in the Existing Credit Agreement). All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Existing Credit Agreement and the agreements, documents and instruments executed and delivered in connection with the Existing Credit Agreement (collectively, the "Existing Credit Documents") are hereby renewed, amended, restated and superseded in their entirety according to the terms and provisions set forth herein and in the other Credit Documents. This Agreement does not constitute, nor shall it result in, a waiver of or release, discharge or forgiveness of any amount payable pursuant to the Existing Credit Documents or any indebtedness, liabilities or obligations of Credit Parties thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Credit Documents. Neither this Agreement nor any other Credit Document extinguishes the indebtedness or liabilities outstanding in connection with the Existing Credit Documents, nor do they constitute a novation with respect thereto. All security interests, pledges, assignments and other Liens previously granted by any Credit Party pursuant to the Existing Credit Documents are hereby renewed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for the Obligations except as otherwise provided by this Agreement or the Pledge and Security Agreement. Amounts in respect of interest, fees and other amounts payable to or for the account of Agent and Lenders shall be calculated (i) in accordance with the provisions of the Existing Credit Agreement with respect to any period (or a portion of any period) ending prior to the Closing Date, and (ii) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Closing Date.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ATTEST: ________________________________ Secretary [CORPORATE SEAL]	BORROWERS: EURAMAX INTERNATIONAL, INC. By: _____________________________ Name: Title:
[Signatures continue on following page.]

GUARANTORS:
ATTEST: ________________________________ Secretary [CORPORATE SEAL]	EURAMAX HOLDINGS, INC. By: _____________________________ Name: Title:
[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

ATTEST: ________________________________ Secretary [CORPORATE SEAL]	AMERIMAX RICHMOND COMPANY By: _____________________________ Name: Title:

[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

LENDERS: REGIONS BANK By: _____________________________ Linda Harris, Senior Vice President
[Signatures continue on following page.]

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

AGENT: REGIONS BANK, as Agent By: _____________________________ Linda Harris, Senior Vice President

Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement

APPENDIX A
TO AMENDED AND RESTATED SENIOR
SECURED REVOLVING CREDIT AND
GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Regions Bank	$70,000,000	100.0%
Total	$70,000,000	100.0%

APPENDIX B
TO AMENDED AND RESTATED SENIOR
SECURED REVOLVING CREDIT AND
GUARANTY AGREEMENT

Notice Addresses

BORROWERS AND GUARANTORS:

EURAMAX INTERNATIONAL, INC. and each Borrower and Guarantor

303 Research Drive, Suite 400
Norcross, Georgia 30092
Attention: Mary S. Cullin

AGENT:

REGIONS BANK, as Agent

1180 West Peachtree Street NW
Suite 1000
Atlanta, Georgia 30309
Attention: Euramax Loan Administration Officer

LENDERS:

REGIONS BANK

1180 West Peachtree Street NW
Suite 1000
Atlanta, Georgia 30309
Attention: Euramax Loan Administration Officer